                                                                                                                              EXHIBIT 10.3

FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT, Note Assumption, Consolidation and Modification Agreement and AMENDMENT TO OTHER LOAN DOCUMENTS

THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT, NOTE ASSUMPTION, CONSOLIDATION AND MODIFICATION AGREEMENT AND AMENDMENT TO OTHER LOAN DOCUMENTS (this “Amendment”), is made as of August 5, 2022, by and among GTJ REALTY, LP, a Delaware limited partnership (“Borrower”), GTJ REIT, INC., a Maryland corporation (“REIT”), GTJ GP, LLC, a Maryland limited liability company (“GP”), GWL 110 OLD COUNTY LLC, a Delaware limited liability company (“Old County”), GWL WINDSOR LAND LLC, a Delaware limited liability company (“Windsor Land”), 23-85 87TH STREET, LLC, a New York limited liability company (“87th Street”), 612 WORTMAN AVENUE, LLC, a New York limited liability company (“Wortman”; and together with 87th Street, collectively, the “Joining NY Guarantors” and each, a “Joining NY Guarantor”), WU/LH 950 BRIDGEPORT L.L.C., a Delaware limited liability company (“Bridgeport”; and together with the Joining NY Guarantors, collectively, the “Joining Guarantors” and each, a “Joining Guarantor”; and REIT, GP, Old County, Windsor Land and the Joining Guarantors are hereinafter referred to individually and collectively as “Guarantor”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), the other lending institutions from time to time a party to the Credit Agreement described below (together with KeyBank, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Agent, KeyBank and the other Lenders are parties to that certain First Amended and Restated Credit Agreement dated as of October 22, 2021 (the “Credit Agreement”), which Credit Agreement amended and restated in its entirety the Existing Credit Agreement (as defined in the Credit Agreement);

WHEREAS, Borrower executed and delivered to the Agent that certain Assignment of Interests dated as of December 2, 2015 (as the same has been varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated prior to the effectiveness of this Amendment, including, without limitation, pursuant to that Omnibus Amendment to Loan Documents dated as of October 22, 2021 among Borrower, certain of the Guarantors and Agent (the “Omnibus Amendment”), the “Assignment of Interests”);

WHEREAS, Guarantor executed and delivered to Lender that certain Unconditional Guaranty of Payment and Performance dated as of December 2, 2015 (as the same has been varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated prior to the effectiveness of this Amendment, including, without limitation, pursuant to the Omnibus Amendment, the “Guaranty”);

WHEREAS, Borrower and Guarantor executed and delivered to the Agent that certain Indemnity Agreement Regarding Hazardous Materials dated as of December 2, 2015 (as the same has been varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or

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restated prior to the effectiveness of this Amendment, including, without limitation, pursuant to the Omnibus Amendment, the “Indemnity Agreement”);

WHEREAS, Borrower, Agent and KeyBank, as “Depository” thereunder, entered into that certain Cash Collateral Agreement dated as of December 2, 2015 (as the same has been varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated prior to the effectiveness of this Amendment, including, without limitation, pursuant to the Omnibus Amendment, the “Cash Collateral Agreement”);

WHEREAS, Borrower and Guarantor entered into that certain Contribution Agreement dated as of December 2, 2015 (as the same has been varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated prior to the effectiveness of this Amendment, including, without limitation, pursuant to the Omnibus Amendment, the “Contribution Agreement”);

WHEREAS, Borrower and Guarantor have requested that the Lenders modify the Credit Agreement and certain of the other Loan Documents in certain respects, including, without limitation, by including that certain Real Estate described on Schedule 2 attached hereto (collectively, the “New York Mortgaged Properties”), each owned by a Joining NY Guarantor, as Mortgaged Properties under the Credit Agreement, which New York Mortgaged Properties are currently encumbered by the mortgages listed and described on Schedule 2 attached hereto (each an “ Assigned Mortgage” and collectively, the “Assigned Mortgages”), each securing indebtedness of the applicable Joining NY Guarantor in the aggregate principal amount set forth on Schedule 2 attached hereto, which indebtedness is evidenced by the corresponding promissory note(s) listed and described on Schedule 2 attached hereto (each, as “Assigned Note” and collectively, whether one or more, the “Assigned Notes”; and such aggregate outstanding indebtedness evidenced by the Assigned Notes, the “Assigned Indebtedness”), which Assigned Notes shall, upon the effectiveness hereof, (i) be irrevocably assigned in full by the holders thereof to the Agent (for the benefit of the Revolving Credit Lenders), (ii) have the Joining NY Guarantors removed as an obligor under such Assigned Notes, (iii) have Borrower added as the primary obligor to the Assigned Notes, and (iv) be consolidated with the indebtedness evidenced by the Revolving Credit Notes (as defined in the Credit Agreement) (the “Original Revolving Credit Notes”; and such aggregate indebtedness evidenced by the Original Revolving Credit Notes, the “Original Indebtedness”) into a consolidated indebtedness in the aggregate original principal amount of up to $40,000,000.00 (the “Consolidated Indebtedness”), and after Borrower shall have been added as an obligor to each Assigned Note, and the Assigned Indebtedness and the Original Indebtedness shall have been consolidated into the Consolidated Indebtedness, the Consolidated Indebtedness be split into new Consolidated, Amended and Restated Revolving Credit Notes for each of the Revolving Credit Lenders in the amounts of each Revolving Credit Lender’s Revolving Credit Commitment (such replacement Revolving Credit Notes evidencing such Consolidated Indebtedness, collectively, the “New Revolving Credit Notes”) in order to provide to each Lender a promissory note representing such Revolving Credit Lender’s portion of the Revolving Credit Commitment under the Credit Agreement (as amended hereby) in replacement of each such Revolving Credit Lender’s respective original Revolving Credit Note (as defined in the Credit Agreement); and

WHEREAS, the Agent and Lenders have agreed to such modifications on the terms and conditions set forth herein.

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NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 ($10.00), the mutual covenants, promises, and agreements set forth hereinbelow, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

1.Definitions.  Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement (as amended hereby).

2.Modifications of the Credit Agreement.  The Borrower, Agent and the Lenders do hereby modify and amend the Credit Agreement by deleting from the Credit Agreement the text that is shown as a deletion or strike-through in the form of the Credit Agreement attached hereto as Schedule 1 and made a part hereof (the “Amended Credit Agreement”), and by inserting in the Credit Agreement the text shown as an insertion or underlined text in the Amended Credit Agreement, such that from and after the Effective Date (as hereinafter defined) the Credit Agreement is amended to read as set forth in the Amended Credit Agreement.   From and after the Effective Date, the Credit Agreement shall be the Credit Agreement, as amended by this Amendment.

3.Joinder.  Each of the Joining Guarantors (each, a “Joining Party”) hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Joining Party hereby becomes a “Subsidiary Guarantor” and a “Guarantor” under the Credit Agreement, the Guaranty, the Indemnity Agreement, and the other Loan Documents with respect to all the Obligations of the Borrower now or hereafter incurred under the Credit Agreement and the other Loan Documents, a “Guarantor” under the Contribution Agreement, and an “Assignor” under the Cash Collateral Agreement.  Each Joining Party agrees that such Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a “Subsidiary Guarantor” and a “Guarantor” under the Credit Agreement, the Guaranty, the Indemnity Agreement, the other Loan Documents and the Contribution Agreement, and an “Assignor” under the Cash Collateral Agreement.  Each Joining Party represents and warrants to the Agent that, as of the Effective Date (as defined below), the representations and warranties contained in the Credit Agreement and the other Loan Documents applicable to a “Subsidiary Guarantor” or “Guarantor”, and an “Assignor” under the Cash Collateral Agreement, are true and correct in all material respects as applied to Joining Party as a Subsidiary Guarantor and a Guarantor on and as of the Effective Date as though made on that date.  As of the Effective Date, all covenants and agreements in the Loan Documents and the Contribution Agreement of the Guarantors apply to Joining Party and no Default or Event of Default shall exist or might exist upon the Effective Date in the event that Joining Party becomes a Guarantor.  Each Joining Party hereby agrees that, as of the Effective Date, the Guaranty, the Contribution Agreement, the Indemnity Agreement and the Cash Collateral Agreement heretofore delivered to the Agent and the Lenders shall be a joint and several obligation of Joining Party to the same extent as if executed and delivered by Joining Party, and upon request by the Agent, will promptly become a party to the Guaranty, the Contribution Agreement, the Indemnity Agreement and the Cash Collateral Agreement to confirm such obligation.

4.Modifications of the Assignment of Interests  The Borrower, Agent and the Lenders do hereby modify and amend the Assignment of Interests by adding the table set forth on Exhibit "A" attached to this Amendment and made a part hereof to the end of Exhibit "A" attached to the

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Assignment of Interests.  Assignor and Agent hereby agree that the term “Company” and “Companies” as used in the Assignment of Interests shall include each of the Companies set forth on Exhibit “A” attached to this Amendment (each, an “Additional Company” and collectively, the “Additional Companies").  As security for the prompt payment and performance by Assignor (as defined in the Assignment of Interests) of the Secured Obligations (as defined in the Assignment of Interests), Assignor does hereby transfer, assign, pledge, convey, and grant to the Agent, and does hereby grant a security interest to the Agent in, all of Assignor’s right, title and interest in and to all “Collateral” referred to in Section 2 of the Assignment of Interests with respect to each of the Additional Companies, and Assignor hereby agrees that from and after the date hereof the Additional Companies shall be deemed part of the “Companies” under the Assignment of Interests.

5.Modification of the Guaranty. Guarantor and Agent do hereby modify and amend the Guaranty by deleting in its entirety paragraph (a) of the preamble to the Guaranty, appearing on the first (1st) page thereof, and inserting in lieu thereof the following:

“(a)the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Credit Notes made by Borrower to the order of the Revolving Credit Lenders (as defined in the Credit Agreement) in the aggregate principal face amount of up to $40,000,000.00, and of the Term Loan Notes made by Borrower to the order of the Term Loan Lenders in the aggregate principal face amount of up to $50,000,000.00, and of the Swing Loan Note made by Borrower to the order of the Swing Loan Lender in the principal face amount of up to $10,000,000.00, together with interest as provided in the Revolving Credit Notes, the Term Loan Notes and the Swing Loan Note, and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof; and”;

6.Reaffirmation of Security Documents; No Impairment.  Borrower hereby reaffirms as of the date hereof the Assignment of Interests and the Cash Collateral Agreement, each as amended hereby, and reaffirms the pledge and grant of the security interest in the respective Collateral therein described (including all Collateral with respect to the Additional Companies).  Without limiting the foregoing, the parties hereto hereby acknowledge and agree that this Amendment ratifies, renews and extends the Assignment of Interests and the Cash Collateral Agreement and the liens and security interests created thereby in their entirety, which liens and security interests continue in full force and effect from the original date such liens and security interests were granted without interruption, novation or discharge. Except as otherwise expressly provided herein, nothing herein contained shall in any way (a) impair or affect the validity and priority of the lien of the Security Documents (including, without limitation, the Assignment of Interests and the Cash Collateral Assignment); (b) alter, waive, annul or affect any provision, condition or covenant in the Loan Documents; or (c) affect or impair any rights, powers or remedies under the Loan Documents.

7.Note Assumption, Consolidation and Modification Agreement.

(a)The Borrower, Guarantors, Agent and the Lenders hereby agree as follows, in the following order:

(1)Release of Joining NY Guarantor as Obligors Under the Assigned Notes.  Borrower represents and warrants that the amount of the Assigned Indebtedness is as set

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forth on Schedule 2 attached hereto.  On or prior to the date hereof, Borrower and Joining NY Guarantors have caused the holders of the Assigned Notes to irrevocably assign in full such Assigned Notes and the Assigned Indebtedness evidenced thereby to the Agent (in Agent’s capacity as the agent for the Revolving Credit Lenders), with payment for such Assigned Notes to the prior holders thereof having been made pursuant to an advance by the Revolving Credit Lenders of a Revolving Credit Loan to Borrower in the amount of the Assigned Indebtedness pursuant to the Amended Credit Agreement (the “Advance”), and such Assigned Notes and the Assigned Indebtedness evidenced thereby are now owned by Agent, for the benefit of the Revolving Credit Lenders.  Each Joining NY Guarantor is hereby released from its obligations arising from and after the Effective Date under the Assigned Note to which it is a party.  Notwithstanding the foregoing, each Joining NY Guarantor understands and acknowledges that, simultaneously herewith, each such Joining NY Guarantor is becoming a Guarantor under the Credit Agreement, the Guaranty and certain other Loan Documents and shall guarantee, inter alia, the payment in full of the Consolidated Indebtedness pursuant to the terms and conditions of the Guaranty.

(2)Assumption of Assigned Notes by  Borrower.  Borrower is hereby made a party to each of the Assigned Notes, not as a surety but as a primary obligor, and Borrower agrees to pay the indebtedness and interest thereon at the rate of interest and on the terms set forth in the Assigned Notes.  In furtherance, and not in limitation, of the foregoing, Borrower hereby expressly assumes the unpaid balance due and owing on the Assigned Notes as set forth on Schedule 2, together with interest thereon as provided in the Assigned Notes, and together with all other monetary and non-monetary covenants, agreements and other obligations under such Assigned Notes, all with the same force and effect as if Borrower had been specifically named in the Assigned Notes as the original maker or borrower, as applicable.  The foregoing assumption by Borrower is absolute and unconditional and is not subject to any defenses, waivers, claims or offsets, nor may such assumption be affected or impaired by any agreement, condition, statement or representation of any Joining NY Guarantor or other borrower or any failure to perform the same, and Borrower hereby relinquishes, waives and releases any and all such defenses, claims, offsets, and causes of action.  Borrower hereby represents and warrants to the Agent and each Lender that there exists no defense, offset or counterclaim with respect to Borrower’s obligations under and of the Assigned Notes as set forth herein.

(3)Consolidation.  The Original Indebtedness and the Assigned Indebtedness are hereby consolidated into the Consolidated Indebtedness.  This Amendment shall not operate to discharge, satisfy, cancel, release or repay, or be deemed to be a substitution or novation of the Original Indebtedness or the Assigned Indebtedness heretofore evidenced by the Original Revolving Credit Notes and the Assigned Notes, respectively, and the Original Indebtedness and the Assigned Indebtedness, as consolidated into the Consolidated Indebtedness hereby, are hereby preserved, ratified and confirmed by the Borrower and Guarantors.

(4)New Revolving Credit Notes.  Borrower hereby acknowledges that it is indebted to each Revolving Credit Lender that is a payee under the Original Revolving Credit Notes in accordance with each such Revolving Credit Lender’s Original Revolving Credit Note, as same may be consolidated and modified hereby, and pursuant to the Credit Agreement.  The Original Revolving Credit Notes and the Assigned Notes, as consolidated and modified hereby, shall be, and hereby are, severed, split and divided into the New Revolving Credit Notes for each of the Revolving Credit Lenders in the amount of such Revolving Credit Lender’s Revolving

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Credit Commitment. The Consolidated Indebtedness evidenced by the New Revolving Credit Notes constitutes the same outstanding principal indebtedness heretofore evidenced by the Original Revolving Credit Notes (which indebtedness includes the Advance made to finance the assignment of the Assigned Notes and the Assigned Indebtedness evidenced thereby to the Agent as provided in Section 7(a)(1) above), and the Assigned Notes and the New Revolving Credit Notes do not create or secure any new or further indebtedness.  The New Revolving Credit Notes consolidate, amend, restate, supersede and replace in all respects the Original Revolving Credit Notes and the Assigned Notes; however, such New Revolving Credit Notes are not intended to, and shall not be construed to, constitute a novation of indebtedness originally evidenced by the Original Revolving Credit Notes, the Credit Agreement or the other Loan Documents, or any of the obligations evidenced thereby. The Parties agree that nothing contained herein or in the instruments to be executed as herein provided shall be deemed to extinguish in any respect the indebtedness evidenced by the Original Revolving Credit Notes and the Assigned Notes.   For the avoidance of doubt, the parties hereby acknowledge and agree that the New Revolving Credit Notes shall be the “Revolving Credit Notes” referred to in the Credit Agreement, and Borrower shall pay the Consolidated Indebtedness evidenced thereby, together with all interest thereon, pursuant to and in accordance with the terms of such New Revolving Credit Notes, the Credit Agreement and the other Loan Documents.

(b)The Borrower, Guarantors, Agent and the Lenders hereby further agree as follows:

(1)Mortgages. On the date hereof, Borrower and the Joining NY Guarantors have caused the holders of the Assigned Mortgages to irrevocably assign in full such Assigned Mortgages to the Agent and such Assigned Mortgages are now owned by Agent for the benefit of the Lenders. Each Joining NY Guarantor shall concurrently herewith execute and deliver to the Agent, for the benefit of the Lenders, an Amended and Restated Mortgage, Assignment of Leases and Rent, Security Agreement and Fixture Filing dated as of even date herewith (each, an “Amended and Restated Mortgage”, and collectively, the “Amended and Restated Mortgages”) in form and substance acceptable to the Agent, which Amended and Restated Mortgages shall amend, restate and supersede the Assigned Mortgages with respect to each of the New York Mortgaged Properties and shall be “Mortgages” under the Credit Agreement. Notwithstanding anything to the contrary contained herein or in the Amended and Restated Mortgages, it is the express intent of the parties that the Assigned Indebtedness evidenced by the Assigned Notes as secured by the Assigned Mortgages and the liens of said Assigned Mortgages shall continue in full force and effect and unimpaired by the consolidation and modifications set forth in this Amendment, the New Revolving Credit Notes and/or the Amended and Restated Mortgages, and the Amended and Restated Mortgages shall continue as security for such continuing obligations hereafter evidenced by the New Revolving Credit Notes.

(2)Possible Future Severance and Assignment.  In connection with the release of any of the New York Mortgaged Properties pursuant to, and in accordance with, Sections 5.5 of the Credit Agreement (a “Released NY Property”), Agent shall, at the sole cost and expense of the Borrower and upon at least fifteen (15) business days’ prior written notice, agree to execute, for itself and on behalf of the Lenders, (i) any note severance agreement or similar instrument which is reasonably necessary to sever the outstanding principal balance of the Consolidated Indebtedness then secured by the Amended and Restated Mortgage attributable to such Released NY Property into a separate severed note in the same face principal amount, and an assignment of

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such severed note to a person refinancing such indebtedness (an “Assignee Lender”), provided that (x) each Revolving Credit Lender’s New Revolving Credit Note shall continue in full force and effect unimpaired by any such severance and/or assignment, (y) Borrower and Guarantors shall execute and deliver to the Agent and the Lenders any additional agreements, instruments, notes or other documents reasonably required by the Agent to ratify and confirm the foregoing, and (z) Lenders shall, to the extent deemed reasonably necessary by Agent, join in the execution of any such note severance agreement or similar instrument contemplated by this clause (i), (ii) an assignment of the Amended and Restated Mortgage encumbering such Released NY Property to such Assignee Lender, and/or (iii) a release of the Amended and Restated Mortgage encumbering such Released NY Property; provided, in each case, that any such agreements, assignments, releases or other instruments executed by Agent pursuant to this Section 7(b)(2) shall be in form and substance reasonably acceptable to the Agent.

(3)Mortgage Taxes.  Without limiting Borrower’s obligations under any of the Loan Documents, including, without limitation, Section 15 of the Credit Agreement, Borrower shall be solely responsible for paying any mortgage, recording, intangible, documentary stamp or other similar taxes, assessments or charges which are incurred or which the Agent otherwise reasonably determines to be payable with respect to any of the transactions contemplated by this Amendment, including, without limitation, the assignment of the Assigned Notes and/or the Assigned Mortgages to the Agent, the execution and delivery of this Amendment, the Amended and Restated Mortgages or the New Revolving Credit Notes, and/or any future severance, assignment, release or other modification of the Amended and Restated Mortgages, the New Revolving Credit Notes or any of the other Loan Documents. For the avoidance of any doubt, the provisions of Article 16 of the Credit Agreement (Indemnification) shall apply to this Amendment and the transactions contemplated hereby, including, without limitation, the assignment of the Assigned Notes and/or the Assigned Mortgages to the Agent, the execution and delivery of this Amendment, the Amended and Restated Mortgages or the New Revolving Credit Notes, and/or any future severance, assignment, release or other modification of the Amended and Restated Mortgages, the New Revolving Credit Notes or any of the other Loan Documents. The Agent and the Lenders are undertaking the transactions contemplated by this Section 7 solely as an accommodation to Borrower and Guarantor and it is expressly understood, acknowledged and agreed that the Agent and the Lenders are not making, and have not made or given, any representations, warranties, assurances or assertions, express or implied, with respect to any such taxes, assessments or other charges which are or may be incurred (or not incurred) in connection with any of the transactions contemplated by this Agreement.

8.Revolving Credit Commitments.  Borrower and Guarantors hereby acknowledge and agree that as of the Effective Date and following satisfaction of all conditions thereto as provided herein, the amount of each Lender’s Revolving Credit Commitment shall be the amount set forth on Schedule 1.1 attached hereto.  On the Effective Date, the outstanding principal balance of the Revolving Credit Loans shall be reallocated among the Revolving Credit Lenders such that the outstanding principal amount of Revolving Credit Loans owed to each Revolving Credit Lender shall be equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the outstanding principal amount of all Revolving Credit Loans.  The participation interests of the Revolving Credit Lenders in Swing Loans and Letters of Credit shall be similarly adjusted.  Each of those Revolving Credit Lenders whose Revolving Credit Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed among the Revolving Credit Lenders whose Revolving Credit Commitment Percentage

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is decreasing as necessary to accomplish the required reallocation of the outstanding Revolving Credit Loans.

9.References to Loan Documents.  All references in the Loan Documents to the Credit Agreement, the Assignment of Interests, the Guaranty, the Contribution Agreement, the Indemnity Agreement and the Cash Collateral Agreement shall be deemed a reference to the Assignment of Interests, the Guaranty, the Contribution Agreement, the Indemnity Agreement and the Cash Collateral Agreement as modified and amended herein or pursuant hereto.

10.Consent of Borrower and Guarantor.  By execution of this Amendment, Borrower and the Guarantor hereby expressly consent to the modifications and amendments relating to the Credit Agreement, the Assignment of Interests, the Guaranty, the Contribution Agreement, the Indemnity Agreement and the Cash Collateral Agreement as set forth herein or contemplated hereby and each and every modification or amendment of the Credit Agreement, the Assignment of Interests, the Guaranty, the Contribution Agreement, the Indemnity Agreement and the Cash Collateral Agreement prior to the date hereof, and Borrower and Guarantor hereby acknowledge, represent and agree that the Loan Documents, as expressly modified hereby and heretofore modified, and including without limitation the Guaranty, remain in full force and effect and constitute the valid and legally binding obligations of the Borrower and the Guarantor, respectively, enforceable against such Persons in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’  rights and general principles of equity, and that the Guaranty (as defined in the Credit Agreement) extends to and applies to the foregoing documents as modified and amended.

11.Representations.  Borrower and Guarantor represent and warrant to the Agent and the Lenders as follows:

(a)Authorization.  The execution, delivery and performance of this Amendment, the Revolving Credit Notes and each of the other agreements or instruments executed in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of such Borrower and Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of such Borrower and Guarantor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower or Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower or Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of formation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, such Borrower or Guarantor or any of its properties or to which such Borrower or Guarantor is subject, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Borrower or Guarantor other than the liens and encumbrances created by the Loan Documents as amended hereby.

(b)Enforceability.  This Amendment, the Revolving Credit Notes and each of the other agreements or instruments executed in connection herewith to which Borrower or Guarantor is a party are the valid and legally binding obligations of Borrower and Guarantor

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enforceable in accordance with the terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c)Approvals.  The execution, delivery and performance of this Amendment, the Revolving Credit Notes and each of the other agreements or instruments executed in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and the filing of UCC financing statements in the appropriate records office with respect hereto.

(d)Reaffirmation.  Borrower and Guarantor hereby repeat and reaffirm all representations and warranties made by Borrower and Guarantor to the Agent in the Loan Documents on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.  Borrower and Guarantor further reaffirm, represent and agree that, as of the date hereof, each and every representation and warranty made by the Borrower and Guarantor in the Loan Documents is true and correct in all material respects as of the date hereof, except to the extent of changes in factual circumstances which are expressly and specifically permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made by Borrower as of a specified date shall be required to be true and correct only as of such specified date).

12.No Default.  By execution hereof, Borrower and Guarantor certify that Borrower and Guarantor are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.

13.Waiver of Claims.  Each of the Borrower and each Guarantor acknowledges, represents and agrees that it has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of the Agent or any Lender, or any past or present officers, agents or employees of the Agent or any Lender, and the Borrower and each Guarantor does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any. Without limiting the foregoing, Borrower and Guarantors further acknowledge that neither the Agent nor any of the Lenders has assumed any obligations or liabilities under the Assigned Notes, the Assigned Mortgages or any of the other loan documents relating thereto (collectively, the “Assigned Loan Documents”). Each of Borrower and Guarantors represents, warrants, covenants and agrees that such Person has no defenses or offsets against any of the Assigned Indebtedness or any of the Assigned Loan Documents, hereby waives any right to claim any defenses or offsets against the Loans or any of the Loan Documents as a result thereof, and waives, releases, relinquishes and discharges the Agent and the Lenders from any and all claims, counterclaims, defenses, set-offs and causes of action, if any, relating to the Assigned Indebtedness and the Assigned Loan Documents.

14.Ratification.  Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement, Assignment of Interests, the Guaranty, the Contribution Agreement, the

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Indemnity Agreement and the Cash Collateral Agreement remain unaltered and in full force and effect, and such Loan Documents as amended by this Amendment and the other documents executed and delivered in connection herewith, constitute the valid and legally binding obligation of the Borrower and Guarantor enforceable against Borrower and Guarantor in accordance with its respective terms.  The execution and delivery of this Amendment and the other documents executed in connection herewith does not constitute, and shall not be deemed to constitute, and there has not otherwise occurred or deemed to have occurred, a release, waiver, impairment or satisfaction of any Borrower’s or Guarantor’s obligations under the Loan Documents, and the parties hereto do hereby expressly ratify and confirm the Loan Documents and their respective obligations thereunder as modified and amended herein.  Nothing in this Amendment or in the other documents executed in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, impairment, extinguishment or substitution of the Obligations or the obligations of Borrower or any Guarantor under the Loan Documents.

15.Amendment as Loan Document.  This Amendment shall constitute a Loan Document.

16.Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

17.Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18.Final Agreement.  This Amendment REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

19.Effective Date.  This Amendment shall be deemed effective and in full force and effect (the “Effective Date”) upon confirmation by the Agent of the satisfaction of the following conditions:

(a)the execution and delivery of this Amendment by Borrower, Guarantor, the Agent and the Lenders;

(b)the delivery to the Agent of the Assigned Notes and the Assigned Mortgages, together with such assignments, allonges and endorsements necessary to assign the same to the Agent as contemplated hereby, in each case, in form and substance reasonably acceptable to the Agent;

(c)the execution and delivery to the Agent of the New Revolving Credit Notes and the Amended and Restated Mortgages;

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(d)receipt by the Agent and the Lenders of any documentation and other information requested by the Agent or any Lender to comply with its “know your customer” requirements and to confirm compliance with all applicable Sanctions Laws and Regulations, the United States Foreign Corrupt Practices Act and other Applicable Law, and if the Borrower qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, the Borrower shall have provided to the Agent (for further delivery by the Agent to the Lenders in accordance with its customary practice) a Beneficial Ownership Certification for the Borrower; in each case delivered at least five (5) Business Days prior to the Effective Date;

(e)the delivery to the Agent of a Compliance Certificate dated as of the Effective Date demonstrating compliance with each of the covenants calculated therein as of the most recent calendar quarter for which the Borrower has provided financial statements under §6.4 of the Amended Credit Agreement;

(f)the delivery to the Agent of an opinion of counsel to the Borrower and the Guarantor addressed to the Agent and the Lenders covering such matters as the Agent may reasonably request;

(g)receipt by the Agent of such other resolutions, certificates, documents, instruments and agreements as the Agent may reasonably request; and

(h)the Borrower shall have paid the fees and expenses of the Agent in connection with this Amendment and the matters addressed herein.

20.Interest.

  All interest accrued under the Credit Agreement prior to the Effective Date shall be due and payable upon the next Interest Payment Date at the rate provided in the Credit Agreement prior to the Effective Date.

21.Electronic Signatures.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or as an attachment to an electronic mail message in .pdf, .jpeg, .TIFF or similar electronic format shall be effective as delivery of a manually executed counterpart of this Amendment for all purposes.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and any other Loan Document to be signed in connection with this Amendment, the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior written consent.  For the purposes hereof, “Electronic Signatures” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.  Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute the Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents.  Without limiting the generality of the foregoing, each of Borrower and

11

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Guarantor hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among any of the Agent or the Lenders and any of Borrower or Guarantor, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of any Loan Document based solely on the lack of paper original copies of such Loan Document, including with respect to any signature pages thereto.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment, under seal, as of the day and year first above written.

BORROWER:

GTJ REALTY, LP, a Delaware limited partnership

By:GTJ GP, LLC, a Maryland limited liability company, its general partner

By:GTJ REIT, Inc., a Maryland corporation, its sole member

By: /s/ Paul A. Cooper
Name: Paul A. Cooper
Title: CEO

GUARANTOR:

GTJ GP, LLC, a Maryland limited liability company

By:	GTJ REIT, Inc., a Maryland corporation, its sole member

By: /s/ Paul A. Cooper
Name: Paul A. Cooper
Title: CEO

GTJ REIT, INC., a Maryland corporation

By:/s/ Paul A. Cooper
Name:Paul A. Cooper
Title:CEO

[Signatures Continued on Next Page]

Signature Page to First Amendment to First Amended and Restated Credit Agreement

and Amendment to Other Loan Documents – KeyBank/GTJ

GWL 110 OLD COUNTY LLC, a Delaware limited liability company

By:GTJ REALTY, LP, a Delaware limited partnership, its sole member and manager

By:GTJ GP, LLC, a Maryland limited liability company, its general partner

By:GTJ REIT, Inc., a Maryland corporation, its sole member

By: /s/ Paul A. Cooper

Name: Paul A. Cooper

Title: CEO

(SEAL)

GWL WINDSOR LAND LLC, a Delaware limited liability company

By:GTJ REALTY, LP, a Delaware limited partnership, its sole member and manager

By:GTJ GP, LLC, a Maryland limited liability company, its general partner

By:GTJ REIT, Inc., a Maryland corporation, its sole member

By: /s/ Paul A. Cooper

Name: Paul A. Cooper

Title: CEO

(SEAL)

[Signatures Continued on Next Page]

Signature Page to First Amendment to First Amended and Restated Credit Agreement

and Amendment to Other Loan Documents – KeyBank/GTJ

23-85 87TH STREET, LLC, a New York limited liability company

By:GTJ REALTY, LP, a Delaware limited partnership, its sole member and manager

By:GTJ GP, LLC, a Maryland limited liability company, its general partner

By:GTJ REIT, Inc., a Maryland corporation, its sole member

By: /s/ Paul A. Cooper

Name: Paul A. Cooper

Title: CEO

(SEAL)

612 WORTMAN AVENUE, LLC, a New York limited liability company

By:GTJ REALTY, LP, a Delaware limited partnership, its sole member and manager

By:GTJ GP, LLC, a Maryland limited liability company, its general partner

By:GTJ REIT, Inc., a Maryland corporation, its sole member

By: /s/ Paul A. Cooper

Name: Paul A. Cooper

Title: CEO

(SEAL)

[Signatures Continued on Next Page]

Signature Page to First Amendment to First Amended and Restated Credit Agreement

and Amendment to Other Loan Documents – KeyBank/GTJ

WU/LH 950 BRIDGEPORT L.L.C., a Delaware limited liability company

By:GTJ REALTY, LP, a Delaware limited partnership, its sole member and manager

By:GTJ GP, LLC, a Maryland limited liability company, its general partner

By:GTJ REIT, Inc., a Maryland corporation, its sole member

By: /s/ Paul A. Cooper

Name: Paul A. Cooper

Title: CEO

(SEAL)

[Signatures Continued on Next Page]

Signature Page to First Amendment to First Amended and Restated Credit Agreement

and Amendment to Other Loan Documents – KeyBank/GTJ

Conformed copy reflecting

First Amendment Dated August 5, 2022

AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent and as a Lender

By: /s/ Tayven Hike

Name:  Tayven Hike

Title:  Senior Vice President

FIRST FINANCIAL BANK, as a Lender

By: /s/ John Wilgus
Name:  John Wilgus
Title:  Senior Vice President

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Schedule 1

AMENDED CREDIT AGREEMENT

(See Attached)

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FIRST AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF OCTOBER 22, 2021

by and among

GTJ REALTY, LP,

as THE Borrower,

KEYBANK NATIONAL ASSOCIATION,

THE OTHER LENDERS WHICH ARE PARTIES TO THIS AGREEMENT

AND

OTHER LENDERS THAT MAY BECOME

PARTIES TO THIS AGREEMENT,

KEYBANK NATIONAL ASSOCIATION,

AS THE AGENT,

AND

KEYBANC CAPITAL MARKETS INC.,

AS LEAD ARRANGER

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FIRST AMENDED AND RESTATED Credit Agreement

THIS FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made as of October 22, 2021, by and among GTJ REALTY, LP, a Delaware limited partnership (the “Borrower”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), the other lending institutions which are parties to this Agreement as “Lenders”, and the other lending institutions that may become parties hereto as “Lenders” pursuant to §18, KEYBANK NATIONAL ASSOCIATION, as Agent for the Lenders (the “Agent”), and KEYBANC CAPITAL MARKETS INC., as Lead Arranger (the “Arranger”).

R E C I T A L S

WHEREAS, the Borrower, Agent and KeyBank entered into that certain Credit Agreement dated as of December 2, 2015, as amended by that certain First Amendment to Credit Agreement dated as of June 30, 2016, that certain Second Amendment to Credit Agreement and Other Loan Documents dated as of July 27, 2017, that certain Third Amendment to Credit Agreement and Other Loan Documents dated as of February 27, 2018, that certain Fourth Amendment to Credit Agreement and Other Loan Documents dated as of July 31, 2018, and that certain Fifth Amendment to Credit Agreement dated as of September 11, 2019 (the “Existing Credit Agreement”); and

WHEREAS, the parties hereto desire to amend and restate the Existing Credit Agreement in its entirety;

NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby amend and restate the Existing Credit Agreement in its entirety and covenant and agree as follows:

§1.	DEFINITIONS AND RULES OF INTERPRETATION

.

§1.1	Definitions

.  The following terms shall have the meanings set forth in this §l or elsewhere in the provisions of this Agreement referred to below:

23-85 87th Street.  The Real Estate located at 23-85 87th Street, East Elmhurst, New York and owned by 23-85 87th Street, LLC, a New York limited liability company.

612 Wortman.  The Real Estate located at 612 Wortman Avenue, Brooklyn, New York and owned by 612 Wortman Avenue, LLC, a New York limited liability company.

950 Bridgeport.  The Real Estate located at 950 Bridgeport Avenue, Milford, Connecticut and owned by WU/LH 950 Bridgeport L.L.C., a Delaware limited liability company.

Acknowledgments.  The Acknowledgments executed by a Guarantor or another Person in which Equity Interests have been pledged pursuant to the Loan Documents in favor of the Agent, acknowledging the pledge of Equity Interests in such Guarantor or other Person to the Agent, such Acknowledgments to be in form and substance satisfactory to the Agent, as the same may be modified, amended, restated or ratified.

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Additional Commitment Request Notice.  See §2.11(a).

Additional Guarantor.  Each additional Subsidiary of the Borrower which becomes a Subsidiary Guarantor pursuant to §5.4.

Adjusted Consolidated EBITDA.  With respect to any period of determination, the sum of (a) Consolidated EBITDA for the applicable period, less (b) the amount equal to Capital Reserves for such period.

Adjusted Daily Simple SOFR. With respect to a Daily Simple SOFR Loan, the greater of (1) the sum of (a) Daily Simple SOFR and (b) the applicable SOFR Index Adjustment and (2) the Floor.

Adjusted Term SOFR. For any Available Tenor and Interest Period with respect to a Term SOFR Loan, an interest rate per annum equal to (a) Term SOFR for such Interest Period, plus (b) the applicable SOFR Index Adjustment; provided that if Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor  for the purposes of this Agreement.

Adjusted Net Operating Income.  On any date of determination for the applicable Real Estate and with respect to any period, the sum of (i) Net Operating Income from such Real Estate for the trailing four (4) calendar quarter period, less (ii) the Capital Reserves for such period.  Notwithstanding the foregoing, for the calculation above for assets that have been owned by Borrower or a Subsidiary of Borrower for less than four (4) quarters, the calculation of Net Operating Income shall be calculated for the first (1st) calendar quarter after acquisition by multiplying the pro forma Net Operating Income for such Real Estate (as approved by Agent) for the first (1st) calendar quarter after such Real Estate is acquired by four (4), and thereafter by annualizing the most recent actual quarterly Net Operating Income for such Real Estate since it was acquired until there are four (4) calendar quarters of actual results.

Affected Financial Institution. Any (a) EEA Financial Institution or (b) UK Financial Institution.

Affected Lender.  See §4.14.

Affiliate.  An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s or manager’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

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Agent.  KeyBank National Association, acting as administrative agent for the Lenders, and its successors and assigns.

Agent Appraisal.  An MAI appraisal of the value of a parcel of Real Estate that is or is to become a Mortgaged Property (or as provided in §5.2(c), any other Real Estate), determined on an “as-is” value basis, performed by an independent appraiser selected by the Agent who is not an employee of REIT, the Borrower, any of their respective Subsidiaries, the Agent or a Lender, the form and substance of such appraisal and the identity of the appraiser to be in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto and all other regulatory laws and policies (both regulatory and internal) applicable to the Lenders and otherwise acceptable to the Agent.

Agent’s Head Office.  The Agent’s head office located at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Lenders.

Agent’s Special Counsel.  Dentons US LLP or such other counsel as selected by the Agent.

Agreement.  This First Amended and Restated Credit Agreement, including the Schedules and Exhibits hereto.

Agreement Regarding Fees.  See §4.2.

Applicable Law.  All applicable provisions of constitutions, statutes, rules, regulations, guidelines and orders of all Governmental Authorities and all orders and decrees of all courts, tribunals and arbitrators.

Applicable Lending Office.  With respect to each Lender, the office designated by such Lender to the Agent as such Lender’s lending office for all purposes of this Agreement.  A Lender may have a different Applicable Lending Office for Base Rate Loans and SOFR Rate Loans.

Applicable Margin.  On any date, the Applicable Margin for SOFR Rate Revolving Credit Loans, Base Rate Revolving Credit Loans, SOFR Rate Term Loans and Base Rate Term Loans shall be a percentage per annum as set forth below based on the ratio of the Consolidated Total Indebtedness to Borrower’s Gross Asset Value:

Pricing Level	Ratio	Applicable Margin for SOFR Rate Revolving Credit Loans	Applicable Margin for Revolving Credit Base Rate Loans	Applicable Margin for SOFR Rate Term Loans	Applicable Margin for Term Base Rate Loans
Pricing Level 1	Less than 55%	2.40%	1.40%	2.35%	1.35%
Pricing Level 2	Equal to or greater than 55% but less than 60%	2.65%	1.65%	2.60%	1.60%

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Pricing Level	Ratio	Applicable Margin for SOFR Rate Revolving Credit Loans	Applicable Margin for Revolving Credit Base Rate Loans	Applicable Margin for SOFR Rate Term Loans	Applicable Margin for Term Base Rate Loans
Pricing Level 3	Equal to or greater than 60%	2.90%	1.90%	2.85%	1.85%

The Applicable Margin as of the First Amendment Date shall be at Pricing Level 1.  The Applicable Margin for each Base Rate Loan shall be determined by reference to the ratio of Consolidated Total Indebtedness to Gross Asset Value in effect from time to time, and the Applicable Margin for any Interest Period for all SOFR Rate Loans comprising part of the same borrowing shall be determined by reference to the ratio of Consolidated Total Indebtedness to Gross Asset Value in effect on the first (1st) day of such Interest Period.  The Applicable Margin shall not be adjusted based upon such ratio, if at all, until the first (1st) day of the first (1st) month following the delivery by REIT to the Agent of the Compliance Certificate after the end of a calendar quarter.  In the event that REIT shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by §7.4(c), then without limiting any other rights of the Agent and the Lenders under this Agreement, the Applicable Margin for Loans shall be at Pricing Level 3 until such failure is cured within any applicable cure period, or waived in writing by the Required Lenders in which event the Applicable Margin shall adjust, if necessary, on the first (1st) day of the first (1st) month following receipt of such Compliance Certificate.

In the event that the Agent, REIT or the Borrower determine that any financial statements previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (a) the Borrower shall as soon as practicable deliver to the Agent the corrected financial statements for such Applicable Period, (b) the Applicable Margin shall be determined as if the Pricing Level for such higher Applicable Margin were applicable for such Applicable Period, and (c) the Borrower shall within three (3) Business Days of demand thereof by the Agent pay to the Agent the accrued additional amount owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Agent in accordance with this Agreement.

Appraisal.  An Agent Appraisal or Borrower Appraisal, as applicable.

Appraised Value.  The “as-is” value of a parcel of Real Estate determined by the most recent Appraisal of such Real Estate applicable to such Real Estate obtained pursuant to this Agreement.

Arranger.  As defined in the preamble hereto.

Assignment and Acceptance Agreement.  See §18.1.

Assignment of Interests.  Collectively, each of the Assignments of Interests executed by the Borrower or a Subsidiary Guarantor in favor of the Agent, each such agreement

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to be substantially in the form of Exhibit L attached hereto, with such changes thereto as Agent may reasonably require, as any of the same may be modified, amended, restated or ratified.

Assignment of Leases and Rents.  Each of the assignments of leases and rents from the Borrower or a Subsidiary Guarantor that is an owner of a Mortgaged Property to the Agent, as it may be modified or amended, pursuant to which there shall be assigned to the Agent for the benefit of the Lenders a security interest in the interest of the Borrower or such Subsidiary Guarantor, as lessor with respect to all Leases of all or any part of such Mortgaged Property, each such assignment to be substantially in the form of Exhibit K hereto, with such changes thereto as Agent may reasonably require as a result of state law or practice or type of asset, as any of the same may be modified, amended, restated or ratified.

Authorized Officer.  Any of the following Persons:  Paul Cooper, Louis Sheinker, Ben Zimmerman and such other Persons as the Borrower shall designate in a written notice to the Agent.

Available Tenor. As of any date of determination and with respect to the then-current Benchmark, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to §4.15(d).

Bail-In Action.  The exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Bail-In Legislation.  (a) With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Balance Sheet Date.  March 31, 2022.

Bankruptcy Code.  Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.

Base Rate.  The greatest of (i) the fluctuating annual rate of interest established from time to time by the Agent at the Agent’s Head Office as its “prime rate”, (ii) one half of one percent (0.5%) above the Federal Funds Effective Rate, (iii) Adjusted Term SOFR for a one month tenor in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1.0%), and (iv) one percent (1.0%) per annum.  The Base Rate is a reference rate used by the lender acting as Agent in determining interest rates on certain loans

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and is not intended to be the lowest rate of interest charged by the lender acting as the Agent or any other lender on any extension of credit to any debtor.  Any change in the Base Rate due to a change in the prime rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the prime rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively, without notice or demand of any kind.

Base Rate Loans.  Collectively, (a) the Revolving Credit Base Rate Loans, (b) the Term Base Rate Loans, and (c) the Swing Loans, in each case, bearing interest calculated by reference to the Base Rate.

Benchmark.  Initially, with respect to (a) any Daily Simple SOFR Loan, Daily Simple SOFR, and (b) any Term SOFR Loan, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to §4.15.

Benchmark Replacement.  With respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (i) the alternate benchmark rate that has been selected by the Agent as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in U.S. Dollars at such time and (ii) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

Benchmark Replacement Adjustment.  With respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), if any, that has been selected by the Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated syndicated credit facilities.

Benchmark Replacement Date. The earlier to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

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(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

Benchmark Transition Event. With respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York,  an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

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Benchmark Transition Start Date. With respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

Benchmark Unavailability Period. With respect to any then-current Benchmark, the period (if any) (i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with §4.15 and (ii) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with §4.15.

BHC Act Affiliate. With respect to any Person, means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

Beneficial Ownership Certification. As to each Borrower, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation which is otherwise in form and substance satisfactory to the Agent or any Lender requesting the same.

Beneficial Ownership Regulation. 31 C.F.R. § 1010.230.

Borrower.  As defined in the preamble hereto.

Borrower Appraisal.  An MAI appraisal reasonably acceptable to the Agent of the value of Real Estate that is not a Mortgaged Property, determined on an “as-is” value basis, performed by an independent appraiser.

Breakage Costs.  See §4.7.

Building.  With respect to any Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.

Business Day.  (i) any day other than Saturday, Sunday or any other day on which commercial banks in Cleveland, Ohio or New York, New York are authorized or required by law to close and (ii) with respect to any matters relating to SOFR Rate Loans, SOFR Business Day.

Capital Reserve.  With respect to any Person or property, a reserve for replacements and capital expenditures equal to $0.15 per square foot of space in any Building located on any of the Real Estate.

Capitalized Lease.  A lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.

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Capitalized Value.  With respect to any Stabilized Property owned by Borrower or any of its Subsidiaries or Unconsolidated Affiliates, an amount equal to (a) the Adjusted Net Operating Income from such Stabilized Property for the preceding four (4) calendar quarter period, divided by (b) six percent (6.00%).

Cash Collateral Agreement.  The Cash Collateral Account and Control Agreement among Agent, KeyBank as depository, Borrower and the Subsidiary Guarantors which own Mortgaged Properties, as any of the same may be modified, amended, restated or ratified.

Cash Equivalents.  As of any date, (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from such date, (b) time deposits and certificates of deposits having maturities of not more than one (1) year from such date and issued by any domestic commercial bank having (i) senior long term unsecured debt rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody’s and (ii) capital and surplus in excess of $100,000,000.00, (c) commercial paper rated at least A‑1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within one hundred twenty (120) days from such date, and (d) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s.

CERCLA.  The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder.

Change of Control.  A Change of Control shall exist upon the occurrence of any of the following:

(a)any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock or interests shall have different voting powers) of the voting stock or voting interests of REIT equal to at least thirty-five percent (35%);

(b)as of any date a majority of the Board of Directors or Trustees or similar body (the “Board”) of REIT consists of individuals who were not either (i) directors or trustees of REIT as of the corresponding date of the previous year, or (ii) selected or nominated to become directors or trustees by the Board of REIT of which a majority consisted of individuals described in clause (i) above, or (iii) selected or nominated to become directors or trustees by the Board of REIT which majority consisted of individuals described in clause (i) above and individuals described in clause (ii) above;

(c)the REIT, the Paul Cooper 2020 Dynasty Trust, the By-Pass Trust under Article THIRD of the Last Will and Testament of Jerome Cooper, Jeffrey Ravetz, the Estate of Sarah Ravetz, the Louis Sheinker 2020 Dynasty Trust,   VWU888, LLC, the Wu Family 2012 Gift Trust, and Lighthouse 100 William Operating LLC fail to own, directly or indirectly, at least fifty-one percent (51%) of the ownership interests of Borrower;

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(d)any of Paul Cooper, Chief Executive Officer, or Louis Sheinker, Chief Operating Officer, shall cease to be an executive officer of the REIT holding the position described above and a competent and experienced officer shall not be approved by the Required Lenders within ninety (90) days of such event, which approval the Required Lenders shall not unreasonably withhold, condition or delay;

(e)REIT, General Partner or the Borrower consolidates with, is acquired by, or merges into or with any Person (other than a merger permitted by §8.4);

(f)General Partner fails to (i) be the sole general partner of Borrower, (ii) own, directly or indirectly, free of any lien, encumbrance or other adverse claim, at least one percent (1%) of the economic, voting and beneficial interest of the Borrower, or (iii) control the Borrower;

(g)the Borrower fails to own, directly or indirectly, free of any lien, encumbrance or other adverse claim (other than any Lien of the Agent granted pursuant to the Loan Documents), at least one hundred percent (100%) of the economic, voting and beneficial interest of each Subsidiary Guarantor; or

(h)the REIT fails to (i) own directly, free of any lien, encumbrance or other adverse claim, at least one hundred percent (100%) of the economic, voting and beneficial interest of General Partner and at least twenty-five percent (25%) of the economic, voting and beneficial interest of Borrower or (ii) control the General Partner.

Closing Date.  The date of this Agreement.

CME.  CME Group Benchmark Administration Ltd.

Code.  The Internal Revenue Code of 1986, as amended, and all regulations and formal guidance issued thereunder.

Collateral.  All of the property, rights and interests of the Borrower, the Guarantor or any of their Subsidiaries which are or are intended to be subject to the security interests, liens and mortgages created by the Security Documents, including, without limitation, the Mortgaged Property and the Guaranty.

Collateral Account.  A special deposit account established by the Agent pursuant to §12.6 and under its sole dominion and control.

Commitment.  With respect to each Lender, the aggregate of (a) the Revolving Credit Commitment of such Lender, and (b) the Term Loan Commitment of such Lender.

Commitment Increase.  An increase in the Total Revolving Credit Commitment and/or the Total Term Loan Commitment pursuant to §2.11.

Commitment Increase Date.  See §2.11(a).

Commitment Percentage.  With respect to each Lender, the percentage set forth on Schedule 1.1 hereto as such Lender’s percentage of the Total Commitment, as the same may be

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changed from time to time in accordance with the terms of this Agreement; provided that if any of the Commitments of the Lenders have been terminated as provided in this Agreement, then the Commitment of each Lender shall be determined based on the Commitment Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof; provided, further, that with respect to any class of Term Loans, upon the funding of the Commitments of such class of Term Loans, the Commitment Percentage of such Term Loans with respect to each Lender shall be the percentage that each Lender’s aggregate Outstanding Term Loans of such class represent with respect to the aggregate Outstanding Term Loans of such class.

Commodity Exchange Act.  The Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

Communications.  See §7.4.

Compliance Certificate.  See §7.4(c).

Conforming Changes.  With respect to either the use or administration of Daily Simple SOFR or Term SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

Condemnation Proceeds.  All compensation, awards, damages, judgments and proceeds awarded to the Borrower or a Subsidiary Guarantor by reason of any Taking, net of all reasonable and customary amounts actually expended to collect the same, including, without limitation, reasonable and customary amounts expended in negotiating, litigating, if appropriate, or investigating the amount of such compensation, awards, damages, judgments and proceeds.

Connection Income Taxes.  Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated.  With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

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Consolidated Debt Yield. The ratio (expressed as a percentage) of (a) the Adjusted Net Operating Income of all of the Real Estate of REIT and its Subsidiaries determined on a Consolidated basis plus (without duplication) such Person’s Equity Percentage of Adjusted Net Operating Income of all of the Real Estate of its Unconsolidated Affiliates to (b) Consolidated Total Indebtedness.

Consolidated EBITDA.  With respect to any period, an amount equal to the EBITDA of REIT and its Subsidiaries for such period determined on a Consolidated basis plus (without duplication) such Person’s Equity Percentage of EBITDA of its Unconsolidated Affiliates.

Consolidated Fixed Charges.  With respect to any period, the sum of (a) Consolidated Interest Expense for such period, plus (b) all of the principal due and payable and principal paid with respect to Indebtedness of the REIT, the Borrower and their respective Subsidiaries during such period (and without double counting amounts funded with reserve accounts if payment to such reserve accounts has already been taken into account in determining Consolidated Fixed Charges), other than any balloon, bullet or similar principal payment which repays such Indebtedness in full and any voluntary prepayments, plus (c) all Preferred Distributions paid during such period.  Such Person’s Equity Percentage in the fixed charges referred to above of its Unconsolidated Affiliates shall be included (without duplication) in the determination of Consolidated Fixed Charges.

Consolidated Interest Expense.  With respect to any period, without duplication, (a) total Interest Expense of REIT and its Subsidiaries determined on a Consolidated basis in accordance with GAAP for such period, plus (b) such Person’s Equity Percentage of Interest Expense of its Unconsolidated Affiliates for such period.

Consolidated Tangible Net Worth.  As of any date of determination, for the REIT and its Subsidiaries, an amount determined by subtracting the Consolidated Total Indebtedness from the Gross Asset Value.

Consolidated Total Indebtedness.  As of any date of determination, all Indebtedness of REIT and its Subsidiaries determined on a Consolidated basis and shall include (without duplication), such Person’s Equity Percentage of the Indebtedness of its Unconsolidated Affiliates.

Contribution Agreement.  The Contribution Agreement dated as of December 2, 2015, among the Borrower, REIT, General Partner and the Subsidiary Guarantors that are a party thereto as of the Closing Date, and each Additional Guarantor which may hereafter become a party thereto, as the same may be modified, amended, restated or ratified from time to time.

Continue, Continuation and Continued. Refers to a continuation of a SOFR Rate Loan for an additional Interest Period as provided in §4.1.

Conversion/Continuation Request.  A written notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with §4.1, which notice shall specify (A) the Loan (or portion thereof) to be continued or converted, (B) the requested effective date of the continuation or conversion (which shall be a Business Day), (C) whether the resulting Loan is to be a Base Rate Loan, a Daily Simple SOFR Loan or a Term SOFR Loan, and (D) in the

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case of a continuation or conversion resulting in a Term SOFR Loan, the Interest Period applicable thereto.

Covered Entity.  Any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

Covered Party.  See §35.

Daily Simple SOFR. For any day (a “SOFR Rate Day”), a rate per annum (rounded in accordance with the Agent’s customary practice) equal to SOFR for the day (such day, the “SOFR Determination Day”) that is five (5) SOFR Business Days (or such other period as determined by the Agent based on then prevailing market conventions) prior to (i) if such SOFR Rate Day is a SOFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a SOFR Business Day, the SOFR Business Day immediately preceding such SOFR Rate Day, in each case, as and when SOFR for such SOFR Rate Day is published by the Daily Simple SOFR Administrator on the SOFR Administrator’s Website.  If by 5:00 pm (New York City time) on the second (2nd) SOFR Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding SOFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days.  Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

Daily Simple SOFR Loan. Each Loan bearing interest at a rate based upon Daily Simple SOFR.

Default.  See §12.1.

Default Rate.  See §4.11.

Default Right. Default Right shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

Defaulting Lender.  Any Lender that, as reasonably determined by the Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Loans, within two (2) Business Days of the date required to be funded by it hereunder and such failure is continuing, unless such failure arises out of such Lender’s good faith determination that a condition precedent to funding (specifically identified) has not been satisfied, (b) (i) has notified the Borrower or the Agent that it does not intend to comply with its funding obligations hereunder or (ii) has made a public statement to that effect with respect to its funding obligations under other agreements generally in which it commits to extend credit, unless with respect to this clause (b), such failure arises from such Lender’s good faith determination that a condition precedent to funding (specifically identified) has not been

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satisfied, (c) has failed, within two (2) Business Days after request by the Agent, to confirm in a manner reasonably satisfactory to the Agent that it will comply with its funding obligations; provided that, notwithstanding the provisions of §2.13, such Lender shall cease to be a Defaulting Lender upon the Agent’s receipt of confirmation that such Defaulting Lender will comply with its funding obligations, (d) is subject to any Bail-In Action, or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency, reorganization, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, receivership, rearrangement or similar debtor relief law of the United States or other applicable jurisdictions from time to time in effect, including any law for the appointment of the Federal Deposit Insurance Corporation or any other state or federal regulatory authority as receiver, conservator, trustee, administrator or any similar capacity, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts of the United States or from the enforcement of judgments or writs of attachment of its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Person.  Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to §2.13(g)) upon delivery of written notice of such determination to the Borrower and each Lender.

Derivatives Contract.  Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.  Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement of similar type, including any such obligations or liabilities under any such master agreement.

Derivatives Termination Value.  In respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) above, the amount(s)

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determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Agent or any Lender).

Designated Person.  See §6.31.

Development Property.  Any Real Estate owned or acquired by the Borrower or its Subsidiaries or Unconsolidated Affiliates and on which construction, redevelopment or material rehabilitation of material improvements for use as an Industrial Property has commenced and is proceeding to completion without undue delay from permit denial, construction delays or otherwise, all pursuant to the ordinary course of business of Borrower and its Subsidiaries; provided that any Real Estate will no longer be considered a Development Property upon the earlier of (a) such property reaching an occupancy of at least 85% for the most recent completed calendar quarter or (b) four (4) complete fiscal quarters after issuance of the certificate of occupancy for such Real Estate.  Upon meeting the defined thresholds above, the asset will be considered to be a “Stabilized Property”.  As of the First Amendment Date, the Real Estate owned by GWL 110 Old County LLC located at 120 Old County Circle, Windsor Locks, CT and the Real Estate owned by GWL Windsor Land LLC located at 120 Old County Circle, Windsor Locks, CT are Development Properties.

Directions.  See §14.14.

Distribution.  Any (a) dividend or other distribution, direct or indirect, on account of any Equity Interest of REIT or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of REIT or any of its Subsidiaries now or hereafter outstanding; and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of REIT or any of its Subsidiaries now or hereafter outstanding.  Distributions from any Subsidiary of the Borrower to, directly or indirectly, the Borrower shall be excluded from this definition.

Dividing Person.  See the definition of “Division” in §1.1.

Division.  The division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

Division Successor.  Any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division.  A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

Dollars or $.  Dollars in lawful currency of the United States of America.

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Drawdown Date.  The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, is converted in accordance with §4.1.

EBITDA.  With respect to a Person any period, without duplication, the Consolidated Net Income (or Loss) of such Person and its Subsidiaries for such period (before deduction for minority interests in any of the Subsidiaries and excluding any adjustments for “straight-line rent accounting”); plus (A) the following items to the extent deducted in computing such Consolidated Net Income for such period:  (i) Consolidated Interest Expense for such period, (ii) Consolidated income tax expense for such period, (iii) Consolidated expenses associated with the upfront costs of acquisitions and not otherwise capitalized, (iv) Consolidated real estate depreciation, amortization, and other extraordinary and non-cash items for such period (except, in the case of such other non-cash items, to the extent that a cash payment will be required to be made in respect thereof in a future period), and (v) losses from discontinued operations; minus (B) the following items to the extent included in computing such Consolidated Net Income for such period: (i) all Consolidated gains (or plus all Consolidated losses) attributable to any sales or other dispositions of assets, debt restructurings or early retirement of debt in such period, and (ii) all income (or plus all losses) from all Unconsolidated Affiliates of such Person for such period; plus (or minus, as applicable), plus (C) the pro-rata share of any of the items described above in this definition that are attributable to any Unconsolidated Affiliates of such Person for such period.

EEA Financial Institution. (a) Any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country.  Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority.  Any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Electronic System.  See §7.4.

Eligible Real Estate.  Real Estate which at all times satisfies the following requirements:

(a)which is wholly owned in fee by the Borrower or a Wholly Owned Subsidiary of Borrower that is a Subsidiary Guarantor;

(b)which is located within the contiguous forty-eight (48) States of the continental United States or the District of Columbia;

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(c)which is improved by an income producing Industrial Property, as to which all improvements related to the development of the Industrial Property have been completed and for which a certificate of occupancy or equivalent has been issued;

(d)as to which all of the representations set forth in §6 of this Agreement and in the other Loan Documents concerning such Real Estate are true and correct;

(e)such Real Estate is in compliance with all of the covenants in this Agreement and the other Loan Documents;

(f)as to which the Agent has received and approved all Guarantor Qualification Documents required by the Agent, or will receive, and approve them prior to the acquisition of such Real Estate and inclusion of such property as a Mortgaged Property; and

(g)none of the Real Estate shall have any material title, survey, environmental, structural or other defects that would give rise to a materially adverse effect as to the value, use of, operation of or ability to sell or finance such property.

Eligible Real Estate Qualification Documents.  See Schedule 5.3B attached hereto.

Employee Benefit Plan.  Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by REIT or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Engineer.  Any firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and acceptable to the Agent in its reasonable discretion.

Environmental Laws.  As defined in the Indemnity Agreement.

Environmental Reports.  See §6.19.

EPA.  See §6.19(b).

Equity Interests.  With respect to any Person, (a) any share of capital stock of (or other ownership or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of (i) any share of capital stock of (or other ownership or profit interests in) such Person, or (ii) any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests) and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination, and (c) any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting.

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Equity Offering.  The issuance and sale after the Closing Date by REIT or any of its Subsidiaries of any equity securities of such Person (other than equity securities issued to REIT or any one or more of its Subsidiaries in their respective Subsidiaries).

Equity Percentage.  The aggregate ownership percentage of REIT or its Subsidiaries in each Unconsolidated Affiliate or Subsidiary that is not a Wholly-Owned Subsidiary, which shall be calculated as the greater of (a) such Person’s direct or indirect nominal capital ownership interest in the Unconsolidated Affiliate or Subsidiary that is not a Wholly-Owned Subsidiary as set forth in the Unconsolidated Affiliate’s or Subsidiaries’ organizational documents, and (b) such Person’s direct or indirect economic ownership interest in the Unconsolidated Affiliate or Subsidiary that is not a Wholly-Owned Subsidiary reflecting such Person’s current allocable share of income and expenses of the Unconsolidated Affiliate or Subsidiary that is not a Wholly-Owned Subsidiary.

ERISA.  The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time and all regulations and formal guidelines issued thereunder.

ERISA Affiliate.  Any Person which is treated as a single employer with REIT or its Subsidiaries under Section 414 of the Code or Section 4001 of ERISA and any predecessor entity of any of them.

ERISA Reportable Event.  A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived or any other event with respect to which the Borrower, a Guarantor or an ERISA Affiliate could have liability under Section 4062(e) or Section 4063 of ERISA.

Erroneous Payment.  See §14.17(a).

Erroneous Payment Deficiency Assignment.  See §14.17(d).

Erroneous Payment Impacted Class.  See §14.17(d).

Erroneous Payment Return Deficiency.  See §14.17(d).

Erroneous Payment Subrogation Rights.  See §14.17(d).

EU Bail-In Legislation Schedule.  The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Event of Default.  See §12.1.

Excluded Hedge Obligation.  With respect to any Guarantor, any Hedge Obligation, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Hedge Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract

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participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Hedge Obligation.  If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

Excluded Subsidiary.  Any Subsidiary of the Borrower which is prohibited from guaranteeing the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing Secured Indebtedness permitted by this Agreement, (ii) a provision of such Subsidiary’s organizational documents, which provision is included as a condition to the extension of such Secured Indebtedness, or (iii) any joint venture agreement with an unaffiliated third Person.

Excluded Taxes.  Any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or its Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or its Commitment (other than pursuant to an assignment request by the Borrower under §4.14 as a result of costs sought to be reimbursed pursuant to §4.3 or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to §4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with §4.3(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

Existing Credit Agreement.  As defined in the recitals to this Agreement.

FATCA.  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Effective Rate.  For any day, the rate per annum (rounded upward to the nearest one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.” Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed zero for the purposes of this Agreement.

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First Amendment Date.  August 5, 2022.

First Extension Option.  See §2.12(a).

Floor. A rate of interest equal to zero percent (0.0%) per annum.

Foreign Lender.  If the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

Fronting Exposure.  At any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or cash collateral or other credit support acceptable to the Issuing Lender shall have been provided in accordance with the terms hereof and (b) with respect to the Swing Loan Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of Swing Loans other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swing Loan Lender shall have been provided in accordance with the terms hereof.

Funds from Operations.  With respect to REIT and its Subsidiaries on a consolidated basis, Consolidated Net Income (or Loss) calculated in accordance with GAAP, excluding gains or losses from debt restructuring and sales of depreciable property, plus depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures (with adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis) and the payment of dividends on preferred stock, as interpreted by the National Association of Real Estate Investment Trusts in its April 1,2002, White Paper; provided, however, the following shall be excluded when calculating “Funds From Operations”: (i) non-cash adjustments for preferred stock issuance costs, (ii) non-cash adjustments for loan amortization costs, (iii) non-cash adjustments for impairment losses on real estate development assets, net of any tax benefit, and (iv) losses from discontinued operations.

GAAP.  Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles.

General Partner.  GTJ GP, LLC, a Maryland limited liability company.

Governmental Authority.  Any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi‑governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central

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bank or any comparable authority) or any arbitrator with authority to bind a party at law, and including any supra-national bodies such as the European Union or the European Central Bank.

Gross Asset Value.  On a Consolidated basis for REIT and its Subsidiaries, the sum of (without duplication with respect to any Real Estate):

(h)With respect to any Real Estate owned by Borrower and its Subsidiaries that is a Stabilized Property and which is either owned (i) as of the Closing Date or (ii) for not less than the prior twelve (12) consecutive month period most recently ended, the Capitalized Value of such Real Estate;

(i)with respect to any Real Estate owned by Borrower and its Subsidiaries that is a Stabilized Property and which is not included in clause (a) above, the lesser of (i) Capitalized Value of such Real Estate and (ii) the Appraised Value of such Real Estate; provided that if pursuant to §5.3 Agent has not obtained an Appraisal of any Real Estate, such Real Estate shall, until such Appraisal is obtained and approved, be valued at the lesser of (x) Capitalized Value of such Real Estate and (y) the undepreciated book value determined in accordance with GAAP of such Real Estate; plus

(j)with respect to all Development Properties owned by Borrower and its Subsidiaries, the undepreciated book value determined in accordance with GAAP of such Development Properties; plus

(k)with respect to all Land Assets owned by Borrower and its Subsidiaries, the undepreciated book value determined in accordance with GAAP of such Land Assets; plus

(l)the GAAP book value of all Unrestricted Cash and Cash Equivalents of REIT and its Subsidiaries as of the date of determination.

Gross Asset Value will be adjusted, as appropriate, for acquisitions, dispositions and other changes to the portfolio during the calendar quarter most recently ended prior to a date of determination.  Additionally, without limiting or affecting any other provision hereof, Gross Asset Value shall not include any income or value associated with Real Estate which is not operated or intended to be operated principally as an Industrial Property.  All income, expense and value associated with assets included in Gross Asset Value disposed of during the calendar quarter period most recently ended prior to a date of determination will be eliminated from calculations.  Gross Asset Value will be adjusted to only include an amount equal to REIT's or any of its Subsidiaries’ Equity Percentage of the Gross Asset Value attributable to any of the items listed above in this definition owned by an Unconsolidated Affiliate.

Guaranteed Pension Plan.  Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by REIT or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantor.  Collectively, REIT, General Partner, each Subsidiary Guarantor and each Additional Guarantor, and individually any one of them.

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Guarantor Qualification Documents.  See Schedule 5.3A attached hereto.

Guaranty.  The Unconditional Guaranty of Payment and Performance dated as of December 2, 2015 made by REIT, General Partner, the Subsidiary Guarantors that are a party thereto as of the Closing Date, and each Additional Guarantor in favor of the Agent and the Lenders, as the same may be modified, amended, restated or ratified, such Guaranty to be in form and substance satisfactory to the Agent.

Hazardous Substances.  As defined in the Indemnity Agreement.

Hedge Obligations.  All obligations of Borrower to any Lender Hedge Provider to make any payments under any agreement with respect to an interest rate swap, collar, cap or floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure relating to the Obligations, and any confirming letter executed pursuant to such hedging agreement, and which shall include, without limitation, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, all as amended, restated or otherwise modified.  Under no circumstances shall any of the Hedge Obligations secured or guaranteed by any Loan Document as to a Guarantor include any obligation that constitutes an Excluded Hedge Obligation of such Guarantor.

Increase Notice.  See §2.11(a).

Indebtedness.  With respect to a Person, at the time of computation thereof, all of the following (without duplication):  (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business which is not more than sixty (60) days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) obligations of such Person as a lessee or obligor under a Capitalized Lease; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied solely by the issuance of Equity Interests); (g) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (h) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violations of “special purpose entity” covenants and other similar exceptions to recourse liability until a claim is made with respect thereto, and then shall be included only to the extent of the amount of such claim, including liability of a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute “Indebtedness” hereunder, any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or

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equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, including, without limitation, through an agreement to purchase property, securities, goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (k) such Person’s pro rata share of the Indebtedness (based upon its Equity Percentage) of any Unconsolidated Affiliate of such Person.  For the avoidance of doubt, if a Person has guaranteed Indebtedness of an Unconsolidated Affiliate, the greater of the Indebtedness guaranteed or the Equity Percentage of such Indebtedness shall be included in Indebtedness.  Indebtedness shall be adjusted to remove any impact of intangibles pursuant to FAS 141, as issued by the Financial Accounting Standards Board in June of 2001.

Indemnified Taxes.  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

Indemnity Agreement.  The Indemnity Agreement Regarding Hazardous Materials dated as of December 2, 2015 made by the Borrower and Guarantors, in favor of the Agent and the Lenders, as the same may be modified, amended, restated or ratified, pursuant to which each of the Borrower and the Guarantors agrees to indemnify the Agent and the Lenders with respect to Hazardous Substances and Environmental Laws.

Industrial Property.  Any Real Estate that is an industrial property designed to be used primarily for one of the following purposes: warehouse, distribution, office flex (light manufacturing or research and development), or trans-shipment.  With respect to Real Estate owned by REIT and its Subsidiaries as of the Closing Date, an Industrial Property shall also include the uses of such Real Estate as of the Closing Date; provided, however, that any Real Estate that is used as a bank branch or for any retail purpose shall not be considered to be an Industrial Property.

Information Materials.  See §7.4.

Insurance Proceeds.  All insurance proceeds, damages and claims and the right thereto under any insurance policies relating to any portion of any Mortgaged Property, net of all reasonable and customary amounts actually expended to collect the same, including, without limitation, reasonable and customary amounts expended in negotiating, litigating, if appropriate, or investigating the amount of such insurance, proceeds, damages and claims.

Interest Expense.  With respect to any period, with respect to REIT and its Subsidiaries, without duplication, the sum of (x) total interest expense paid, incurred, capitalized

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or accrued on Indebtedness (whether direct, indirect or contingent, and including without limitation, interest expense attributable to Capitalized Leases, amounts attributable to interest incurred under Derivatives Contracts, interest on all convertible debt, and commissions, discount fees and other charges in connection with standby letters of credit and similar instruments, but excluding amortization of financing costs) of REIT and its Subsidiaries, on a consolidated basis, during such period, determined in accordance with GAAP, plus (y) the portion of the upfront costs and expenses for Derivatives Contracts relating to interest rate hedges entered into (to the extent not included in Interest Expense) fairly allocated to such Derivatives Contracts as expenses for such period, as determined in accordance with GAAP; provided, that, included in Interest Expense will be all interest expense accrued by REIT and its Subsidiaries during such period, even if not payable on or before the Maturity Date, and excluded from Interest Expense will be all amortization of costs for the issuance of debt and interest accrued under any intracompany debt that is subordinated to the Indebtedness pursuant to a subordination agreement reasonably satisfactory to Agent and all upfront fees, arrangement fees, commitment fees, commissions and similar charges associated with the issuance of Indebtedness.  Interest Expense shall include (without duplication) the Equity Percentage of Interest Expense for the Unconsolidated Affiliates of REIT and its Subsidiaries.

Interest Hedge.  See §7.22.

Interest Payment Date.  As to each Base Rate Loan and each Daily Simple SOFR Loan, the first day of each calendar month during the term of such Loan.  As to each Term SOFR Loan, the last day of each Interest Period relating thereto; provided that in the event that the Interest Period for a Term SOFR Loan shall be for a period in excess of one (1) month, then interest shall also be payable on the monthly anniversary of the commencement of such Interest Period.

Interest Period.  With respect to each Term SOFR Loan, a period of one, three or six months as selected by the Borrower; provided, however, that (i) the initial Interest Period for any borrowing of a Term SOFR Loan shall commence on the date of such borrowing (the date of a borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such borrowing shall commence on the first day after the last day of the next preceding Interest Period; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period for any Term SOFR Loan may be selected that would end after the Revolving Credit Maturity Date or the Term Loan Maturity Date, as the case may be; and (v) if, upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective borrowing of Term SOFR Loans as provided above, the Borrower shall be deemed to have elected to convert such borrowing to Base Rate Loans effective as of the expiration date of such current Interest Period.

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Investments.  With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (x) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (y) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms.  In determining the aggregate amount of Investments outstanding at any particular time:  (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each Investment any amount received as a return of capital; (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) shall be deducted when paid; and (d) there shall not be deducted in respect of any Investment any decrease in the value thereof.

Issuing Lender.  KeyBank, in its capacity as the Revolving Credit Lender issuing the Letters of Credit and any successor thereto.

Joinder Agreement.  The Joinder Agreement with respect to the Guaranty, the Contribution Agreement, the Cash Collateral Agreement, and the Indemnity Agreement to be executed and delivered pursuant to §5.4 by any Additional Guarantor, such Joinder Agreement to be substantially in the form of Exhibit A hereto.

KCM.  KeyBanc Capital Markets Inc.

KeyBank.  As defined in the preamble hereto.

Land Assets  Land to be developed as an Industrial Property with respect to which the commencement of grading, construction of improvements (other than improvements that are not material and are temporary in nature) or infrastructure has not yet commenced and for which no such work is reasonably scheduled to commence within the following twelve (12) months.

Leases.  Leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in any Building or of any Real Estate.

Lender Hedge Provider.  With respect to any Hedge Obligations, any counterparty thereto that, at the time the applicable hedge agreement was entered into, was a Lender or an Affiliate of a Lender.

Lenders.  KeyBank, the other lending institutions which are party hereto and any other Person which becomes an assignee of any rights of a Lender pursuant to this Agreement (but not including any participant as described in §18).  The Issuing Lender shall be a Lender, as applicable.  The Swing Loan Lender shall be a Lender.

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Letter of Credit.  Any standby letter of credit issued at the request of the Borrower and for the account of the Borrower in accordance with §2.10.

Letter of Credit Commitment.  An amount equal to Ten Million and No/100 Dollars ($10,000,000.00), as the same may be changed from time to time in accordance with the terms of this Agreement.

Letter of Credit Liabilities.  At any time and in respect of any Letter of Credit, the sum of (a) the maximum undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all drawings made under such Letter of Credit which have not been repaid (including repayment by a Revolving Credit Loan).  For purposes of this Agreement, a Revolving Credit Lender (other than the Revolving Credit Lender acting as the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under §2.10, and the Revolving Credit Lender acting as the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Credit Lenders other than the Revolving Credit Lender acting as the Issuing Lender of their participation interests under §2.10.

Letter of Credit Request.  See §2.10(a).

Lien.  See §8.2.

Liquidity.  As of any date of determination, the sum of (a) Borrower’s Unrestricted Cash and Cash Equivalents plus (b) the amount of the Revolving Credit Loans then available to be borrowed by Borrower pursuant to the terms of this Agreement.

Loan Documents.  This Agreement, the Notes, the Guaranty, each Letter of Credit Request, the Security Documents, the Subordination of Management Agreement, the Agreement Regarding Fees and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or any Guarantor in connection with the Loans.

Loan Request.  See §2.7.

Loan and Loans.  An individual loan or the aggregate loans (including a Revolving Credit Loan (or Revolving Credit Loans) and a Term Loan (or Term Loans)), as the case may be, in the maximum principal amount of the Total Commitment (subject to increase as provided in §2.11) to be made by the Lenders hereunder as more particularly described in §2.  All Loans shall be made in Dollars.  Amounts drawn under a Letter of Credit shall also be considered Revolving Credit Loans as provided in §2.10(f).

Management Agreements.  Agreements to which any Person that owns a Mortgaged Property is a party, whether written or oral, providing for the management of any of the Mortgaged Property.

Mandatorily Redeemable Stock.  With respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event

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or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests).

Material Adverse Effect.  A material adverse effect on (a) the business, properties, assets, condition (financial or otherwise), prospects or results of operations of REIT and its Subsidiaries, taken as a whole; (b) the ability of the Borrower or any Guarantor to perform any of its material obligations under the Loan Documents; or (c) the validity or enforceability of any of the Loan Documents or the creation, perfection and priority of any Liens of the Agent in the Collateral; or (d) the rights or remedies of the Agent or the Lenders thereunder.

Material Subsidiary.  Any Subsidiary of Borrower that is not an Excluded Subsidiary.

Maturity Date.  Either the Revolving Credit Maturity Date or the Term Loan Maturity Date, as the context may require.

Minimum Loan Amounts. An amount (i) with respect to any Base Rate Loan or Daily Simple SOFR Loan, of at least $1,000,000, with minimum increments thereafter of $250,000, (ii) with respect to any Term SOFR Loan, of at least $1,000,000, with minimum increments thereafter of $1,000,000, and (iii) with respect to Swing Loans, of at least $1,000,000, with minimum increments thereafter of $250,000, or, in each case, such lesser amounts as agreed to by the Agent.

Moody’s.  Moody’s Investor Service, Inc., and any successor thereto.

Mortgages.  The Mortgages, Deeds to Secure Debt and/or Deeds of Trust from the Borrower or a Subsidiary Guarantor to the Agent for the benefit of the Agent and the Lenders (or to trustees named therein acting on behalf of the Agent for the benefit of the Agent and the Lenders), as the same may be modified, amended, restated or ratified, pursuant to which a Borrower or a Guarantor has conveyed or granted a mortgage lien upon or a conveyance in fee simple (or of a leasehold, if applicable) of any Mortgaged Property, as security for the Obligations, each such Mortgage to be substantially in the form of Exhibit J, with such changes as Agent may reasonably require as a result of state law or practice or type of asset.

Mortgaged Property or Mortgaged Properties.  The Real Estate owned by a Borrower or a Subsidiary Guarantor that is security for the Obligations pursuant to the Mortgages.  Notwithstanding anything in the Loan Documents to the contrary, in the event that proceeds of the Loan or a Letter of Credit are used, in whole or in part, to acquire such Real Estate or to refinance indebtedness secured by such Real Estate, and the Mortgage is not delivered until after acquisition or refinance of the applicable Real Estate as provided in §5.3, such Real Estate shall for all purposes of the Loan Documents be deemed to be a Mortgaged Property as of the date of the acquisition or refinance of such Real Estate by Borrower or such Subsidiary. As of the First

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Amendment Date, 23-85 87th Street, 612 Wortman and 950 Bridgeport shall each be included as Mortgaged Properties, subject to the release thereof pursuant to §5.5.

Multiemployer Plan.  Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by REIT or any ERISA Affiliate.

Negative Pledge.  See §7.19(a)(i).

Net Disposition Proceeds.  See §5.5(e).

Net Income (or Loss).  With respect to any Person (or any asset of any Person) with respect to any period, the net income (or loss) of such Person (or attributable to such asset), determined in accordance with GAAP.

Net Offering Proceeds.  The total gross cash proceeds received by REIT or any of its Subsidiaries as a result of an Equity Offering or as a result of receipt of any contribution of capital less the customary and reasonable costs, expenses and discounts paid by REIT or such Subsidiary in connection therewith.

Net Operating Income.  For any Real Estate and for a given period, an amount equal to the sum of (a) the gross revenues from such Real Estate for such Real Estate for such period received in the ordinary course of business from tenants (excluding (i) pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent and (ii) all rents common area reimbursements and other income for such Real Estate received from tenants in default of obligations under their Lease or with respect to Leases as to which the tenant or any guarantor thereunder is subject to any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar debtor relief proceeding), minus (b) all expenses paid or accrued and related to the ownership, operation or maintenance of such Real Estate for such period, including, but not limited to, taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Real Estate, but specifically excluding general overhead expenses of REIT and its Subsidiaries, any property management fees, debt service charges, income taxes, depreciation, amortization, other non-cash expenses, and any extraordinary, non-recurring expense associated with any financing, merger, acquisition, divestiture or other capital transaction) in each case, in connection with such Real Estate), minus (c) actual property management expenses of such Real Estate.

Non-Consenting Lender.  See §18.8.

Non-Defaulting Lender.  At any time, any Lender that is not a Defaulting Lender at such time.

Non-Recourse Exclusions.  With respect to any Non-Recourse Indebtedness of any Person, any usual and customary exclusions from the non‑recourse limitations governing such Indebtedness, including, without limitation, exclusions for claims that (a) are based on fraud, intentional or material misrepresentation, misapplication of funds, gross negligence or willful misconduct, (b) result from intentional mismanagement of or waste at the Real Property securing

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such Non-Recourse Indebtedness, (c) arise from the presence of Hazardous Substances on the Real Property securing such Non-Recourse Indebtedness, (d) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document) or (e) result from the borrowing Subsidiary and/or its assets becoming the subject of a voluntary or involuntary bankruptcy, insolvency or similar proceeding.

Non-Recourse Indebtedness.  With respect to a Person, (a) Indebtedness for borrowed money in respect of which recourse for payment (except for Non‑Recourse Exclusions until a claim is made with respect thereto, and then such Indebtedness shall not constitute Non‑Recourse Indebtedness only to the extent of the amount of such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness solely of such Person. A loan secured by multiple properties owned by Single Asset Entities shall be considered Non-Recourse Indebtedness of such Single Asset Entities even if such Indebtedness is cross defaulted and cross collateralized with the loans to such other Single Asset Entities.

Notes.  Collectively, the Revolving Credit Notes, the Term Loan Notes and the Swing Loan Note.

Notice.  See §19.

Obligations.  All indebtedness, obligations and liabilities of the Borrower or any Guarantor to any of the Lenders or the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Notes or the Letters of Credit, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, or whether arising before or after any bankruptcy or insolvency proceeding, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise. Without limiting any of the foregoing, the Obligations shall include the Borrower’s or any Guarantor’s obligations to pay, discharge and satisfy any Erroneous Payment Subrogation Rights.

OFAC.  Office of Foreign Asset Control of the Department of the Treasury of the United States of America, or any successor thereto carrying out similar functions.

Off-Balance Sheet Obligations.  Liabilities and obligations of REIT or any of its Subsidiaries or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act, which REIT would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of REIT's report on Form 10-Q or Form 10-K (or their equivalents) which REIT is required to file with the SEC or would be required to file if it were subject to the jurisdiction of the SEC (or any Governmental Authority substituted therefor).

Other Connection Taxes.  With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security

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interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Taxes.  All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to §4.14 as a result of costs sought to be reimbursed pursuant to §4.3).

Outstanding.  With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.  With respect to Letters of Credit, the aggregate undrawn face amount of issued Letters of Credit.

Participant Register.  See §18.4.

Patriot Act.  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

PBGC.  The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

Permits.  With respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

Permitted Liens.  Liens, security interests and other encumbrances permitted by §8.2.

Person.  Any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Plan Assets.  Assets of any employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA.

Preferred Distributions.  With respect to any period and without duplication, all Distributions paid, declared but not yet paid or otherwise due and payable during such period on Preferred Securities issued by REIT or any of its Subsidiaries.  Preferred Distributions shall not include dividends or distributions:  (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) of identical class payable to holders of such class of Equity Interests; (b) paid or payable to the Borrower or any of its Subsidiaries; or (c) constituting or resulting in the redemption of Preferred Securities, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

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Preferred Securities.  With respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation, or both.

Public Lender.  See §7.4.

QFC. QFC shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

QFC Credit Support. See §35.

Real Estate.  All real property, including, without limitation, the Mortgaged Properties, at the time of determination then owned or leased (as lessee or sublessee) in whole or in part or operated by REIT or any of its Subsidiaries, or an Unconsolidated Affiliate of the Borrower and which is located in the United States of America or the District of Columbia.

Recipient.  The Agent and any Lender.

Record.  The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Agent with respect to any Loan referred to in such Note.

Recourse Indebtedness.  As of any date of determination, any Indebtedness (whether secured or unsecured) which is recourse to REIT or any of its Subsidiaries.  Recourse Indebtedness shall not include Non‑Recourse Indebtedness, but shall include any Non-Recourse Exclusions at such time a written claim is made with respect thereto.

Register.  See §18.2.

REIT.  GTJ REIT, Inc., a Maryland  corporation.

REIT Status.  With respect to a Person, its status as a real estate investment trust as defined in Section 856(a) of the Code.

Related Fund.  With respect to any Lender which is a fund that invests in loans, any Affiliate of such Lender or any other fund that invests in loans that is managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such investment advisor.

Release.  Any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (other than the storing of materials in reasonable quantities to the extent necessary for the operation of property in the ordinary course of business, and in any event in compliance with all Environmental Laws) of Hazardous Substances.

Relevant Governmental Body. The Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

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Rent Roll.  A report prepared by the Borrower showing for all Real Estate, owned or leased by the Borrower or its Subsidiaries, its occupancy, lease expiration dates, lease rent and other information, including, without limitation, identification of vacant units and market rents, in substantially the form presented to the Agent prior to the date hereof or in such other form as may be reasonably acceptable to the Agent.

Representative.  See §14.16.

Required Lenders.  As of any date, the Lender or Lenders whose aggregate Commitment Percentage is equal to or greater than sixty-six and 7/10 percent (66.7%) of the Total Commitment; provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Commitment Percentages of the Lenders shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Defaulting Lenders; provided that if there are three (3) or fewer Lenders, then Required Lenders shall mean two (2) Lenders that are Non-Defaulting Lenders (or if there shall not be two (2) Lenders that are Non-Defaulting Lenders, then such fewer number of Lenders that are Non-Defaulting Lenders.

Required Revolving Credit Lenders.  As of any date, the Revolving Credit Lender or Revolving Credit Lenders whose aggregate Revolving Credit Commitment Percentage is equal to or greater than sixty-six and 7/10 percent (66.7%) of the Total Revolving Credit Commitment; provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Revolving Credit Commitment Percentages of the Revolving Credit Lenders shall be redetermined for voting purposes only to exclude the Revolving Credit Commitment Percentages of such Defaulting Lenders; provided that if there are three (3) or fewer Revolving Credit Lenders, then Required Revolving Credit Lenders shall mean two (2) Revolving Credit Lenders that are Non-Defaulting Lenders (or if there shall not be two (2) Revolving Credit Lenders that are Non-Defaulting Lenders, then such fewer number of Revolving Credit Lenders that are Non-Defaulting Lenders.

Required Term Loan Lenders.  As of any date, the Term Loan Lender or Term Loan Lenders whose aggregate Term Loan Commitment Percentage is equal to or greater than sixty-six and 7/10 percent (66.7%) of the Total Term Loan Credit Commitment; provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Term Loan Commitment Percentages of the Term Loan Lenders shall be redetermined for voting purposes only to exclude the Term Loan Commitment Percentages of such Defaulting Lenders; provided that if there are three (3) or fewer Term Loan Lenders, then Required Term Loan Lenders shall mean two (2) Term Loan Lenders that are Non-Defaulting Lenders (or if there shall not be two (2) Term Loan Lenders that are Non-Defaulting Lenders, then such fewer number of Term Loan Lenders that are Non-Defaulting Lenders.

Reserve Percentage.  For any Interest Period, that percentage which is specified three (3) Business Days before the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other Governmental Authority with jurisdiction over the Agent or any Lender for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for the Agent or any Lender with respect to liabilities constituting of or including (among other liabilities) Eurocurrency liabilities

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in an amount equal to that portion of the Loan affected by such Interest Period and with a maturity equal to such Interest Period.

Resolution Authority. An EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Revolving Credit Base Rate Loans.  Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

Revolving Credit Commitment.  With respect to each Revolving Credit Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Revolving Credit Lender’s Revolving Credit Commitment to make or maintain Revolving Credit Loans to the Borrower, and to participate in Letters of Credit for the account of the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.

Revolving Credit Commitment Percentage.  With respect to each Revolving Credit Lender, the percentage set forth on Schedule 1.1 hereto as such Revolving Credit Lender’s percentage of the Total Revolving Credit Commitment, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the Total Revolving Credit Commitment has been terminated as provided in this Agreement, then the Revolving Credit Commitment Percentage of each Revolving Credit Lender shall be determined based on the Revolving Credit Commitment Percentage of such Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

Revolving Credit Extension Request.  See §2.12(a).

Revolving Credit Lenders.  Collectively, the Lenders which have a Revolving Credit Commitment; the initial Revolving Credit Lenders being identified on Schedule 1.1 hereto.

Revolving Credit Loan or Loans.  An individual Revolving Credit Loan or the aggregate Revolving Credit Loans, as the case may be, in the maximum principal amount of the Total Revolving Credit Commitment to be made by the Revolving Credit Lenders hereunder as more particularly described in §2.  Without limiting the foregoing, Revolving Credit Loans shall also include Revolving Credit Loans made pursuant to §2.10(f).

Revolving Credit Maturity Date.  August 5, 2025, as such date may be extended as provided in §2.12(a), or such earlier date on which the Revolving Credit Loans shall become due and payable pursuant to the terms hereof.

Revolving Credit Notes.  See §2.1(b).

Sanctions Laws and Regulations.  Any applicable sanctions, prohibitions or requirements imposed by any applicable executive order or by any applicable sanctions program administered by OFAC, the United States Department of State, the Office of the United States Treasury, the United Nations Security Council, the European Union or Her Majesty’s Treasury.

S&P.  Standard & Poor’s Ratings Group, and any successor thereto.

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SEC.  The federal Securities and Exchange Commission.

Second Extension Option.  See §2.12(a).

Secured Indebtedness.  With respect to REIT and its Subsidiaries as of any given date, the aggregate principal amount of all Indebtedness of such Persons outstanding at such date and that is secured in any manner by any Lien.  Secured Indebtedness shall not include the Obligations.

Secured Recourse Indebtedness.  As of any date of determination, any Secured Indebtedness which is recourse to REIT or any of its Subsidiaries.  Secured Recourse Indebtedness shall not include the Obligations.

Securities Act.  The Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

Security Documents.  Collectively, the Joinder Agreements, the Assignment of Interests, the Acknowledgments, the Mortgages, the Assignments of Leases and Rents, the Cash Collateral Agreement, the Indemnity Agreement, the Guaranty, the UCC-1 financing statements and any further collateral assignments to the Agent for the benefit of the Lenders.

Single Asset Entity.  A bankruptcy remote, single purpose entity which (i) is a Subsidiary of the Borrower, (ii) is not a Subsidiary Guarantor that owns a Mortgaged Property or an owner of a direct or indirect interest in a Subsidiary Guarantor that owns a Mortgaged Property, and (iii) owns real property and related assets which are security for Indebtedness of such entity, and which Indebtedness does not constitute Indebtedness of any other Person except as provided in the definition of Non‑Recourse Indebtedness (except for Non‑Recourse Exclusions).

SOFR.  A rate equal to the secured overnight financing rate administered by the SOFR Administrator.

SOFR Administrator.  The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

SOFR Administrator’s Website.  The website of the Federal Reserve Bank of New York currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

SOFR Business Day.  Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

SOFR Determination Day.  The meaning specified in the definition of “Daily Simple SOFR”.

SOFR Index Adjustment.  For any calculation with respect to a Daily Simple SOFR Loan or a Term SOFR Loan, a percentage equal to 0.10% per annum.

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SOFR Rate Day.  The meaning specified in the definition of “Daily Simple SOFR”.

SOFR Rate Loan.  Each Loan bearing interest at a rate based upon (a) Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of “Base Rate”) or (b) Adjusted Daily Simple SOFR.

SOFR Rate Revolving Credit Loans. Revolving Credit Loans bearing interest calculated by references to Adjusted Daily Simple SOFR or Adjusted Term SOFR.

SOFR Rate Term Loans. Term Loans bearing interest calculated by references to Adjusted Daily Simple SOFR or Adjusted Term SOFR.

Stabilized Property.  A completed Industrial Property (a) on which all improvements related to the development of such Real Estate (other than tenant improvements) have been substantially completed and which has an occupancy rate of at least eighty-five percent (85.0%) for one calendar quarter, or (b) as to which four (4) calendar quarters have elapsed from the receipt of the certificate of occupancy for such project.  A property may also become a Stabilized Property as provided in the definition of Development Property.  Once a property becomes a Stabilized Property under this Agreement, it shall remain a Stabilized Property.

State.  A state of the United States of America and the District of Columbia.

Subordination of Management Agreement.  An agreement pursuant to which a manager of any Mortgaged Property subordinates its rights under a Management Agreement to the Loan Documents, as the same may be modified, amended, restated or ratified, such agreement to be in the form and substance satisfactory to Agent.

Subsidiary.  For any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.  Notwithstanding any ownership interest in the Borrower, the Borrower shall at all times be considered a Subsidiary of REIT.

Subsidiary Guarantor.  Each Person, other than REIT and General Partner, that is a party to the Guaranty as of the First Amendment Date and each Additional Guarantor.

Supported QFC. See §35.

Survey.  An instrument survey of each parcel of Real Estate prepared by a registered land surveyor, certified to Agent, which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the relevant Title Policy, shall show that all buildings and structures are within the lot lines of such Real Estate and shall not show any encroachments by others (or to the extent any

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encroachments are shown, such encroachments shall be acceptable to the Agent in its reasonable discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to and names of the nearest intersecting streets and such other details as the Agent may reasonably require; and shall show whether or not such Real Estate is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to the Agent.

Swing Loan.  See §2.5(a).

Swing Loan Commitment.  An amount equal to Ten Million and No/100 Dollars ($10,000,000.00), as the same may be changed from time to time in accordance with the terms of this Agreement.

Swing Loan Lender.  KeyBank, in its capacity as Swing Loan Lender and any successor thereof.

Swing Loan Note.  See §2.5(b).

Taking.  The taking or appropriation (including by deed in lieu of condemnation) of any Mortgaged Property, or any part thereof or interest therein, whether permanently or temporarily, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain.

Taxes.  All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Base Rate Loans.  The Term Loans bearing interest by reference to the Base Rate.

Term Loan or Term Loans.  An individual Term Loan or the aggregate Term Loans, as the case may be, made by the Term Loan Lenders hereunder.

Term Loan Commitment.  With respect to each Term Loan Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Term Loan Lender’s Term Loan Commitment to make Term Loans to the Borrower on the Closing Date or on any Commitment Increase Date, as the case may be, as the same may be changed from time to time in accordance with the terms of this Agreement.

Term Loan Commitment Percentage.  With respect to each Term Loan Lender, the percentage set forth on Schedule 1.1 hereto as such Term Loan Lender’s percentage of the aggregate Term Loan to the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that with respect to any class of Term Loans, upon the funding of the Commitments of such class of Term Loans, the Commitment Percentage of such Term Loans with respect to each Lender shall be the percentage that each

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Lender’s aggregate Outstanding Term Loans of such class represent with respect to the aggregate Outstanding Term Loans of such class.

Term Loan Extension Request.  See §2.12(b).

Term Loan Lenders.  Collectively, the Lenders which have a Term Loan Commitment; the initial Term Loan Lenders being identified on Schedule 1.1 hereto.

Term Loan Maturity Date.  August 5, 2026, as such date may be extended as provided in §2.12(b), or such earlier date on which the Term Loans shall become due and payable pursuant to the terms hereof.

Term Loan Note.  A promissory note executed by the Borrower in favor of a Term Loan Lender in the principal face amount equal to such Term Loan Lender’s Term Loan Commitment, in substantially the form of Exhibit B-2 hereto.

Term SOFR.  (a) For any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Lookback Day”) that is two SOFR Business Days prior to the first day of such Interest Period (and rounded in accordance with the Agent’s customary practice), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three SOFR Business Days prior to such Lookback Day, and (b) for any calculation with respect to a Base Rate Loan, the Term SOFR Reference Rate for a tenor of one month on the day that is two SOFR Business Days prior to the date the Base Rate is determined, subject to the proviso provided above.

Term SOFR Administrator.  CME (or a successor administrator of the Term SOFR Reference Rate, as selected by the Agent in its reasonable discretion).

Term SOFR  Loans.  The Loans bearing interest at a rate based upon Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of Base Rate).

Term SOFR Reference Rate.  The forward-looking term rate based on SOFR.

Title Insurance Company.  Any title insurance company or companies approved by the Agent and the Borrower.

Title Policy.  With respect to each of the Mortgaged Properties, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent, legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Agent) issued by a Title Insurance Company (with such reinsurance as the Agent may reasonably require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in

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an amount as the Agent may reasonably require based upon the fair market value of the applicable Mortgaged Property insuring the priority of the Mortgage thereon and that the Borrower or a Subsidiary Guarantor, as applicable, holds marketable or indefeasible (with respect to Texas) fee simple title or a valid and subsisting leasehold interest to such parcel, subject only to the encumbrances acceptable to Agent in its reasonable discretion and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its reasonable discretion, and shall contain (a) a revolving credit endorsement and (b) such other endorsements and affirmative insurance as the Agent may reasonably require and is available in the State in which the Mortgaged Property is located, including but not limited to (i) a comprehensive endorsement, (ii) a variable rate of interest endorsement, (iii) a usury endorsement, (iv) a doing business endorsement, (v) an ALTA form 3.1 zoning endorsement, (vi) a “tie-in” endorsement relating to all Title Policies issued by such Title Insurance Company in respect of other Mortgaged Properties, (vii) “first loss” and “last dollar” endorsements, and (viii) a utility location endorsement; provided, however, that with respect to a Mortgaged Property as to which Agent has not yet recorded the Mortgage, the “Title Policy” shall be an owner’s policy of title insurance, in a form satisfactory to the Agent, containing only exceptions satisfactory to the Agent, supplemented by a current “date down” or “nothing further” certificate (or if such endorsement or certificate is not available a current mortgagee’s title commitment in favor of the Agent) provided by an issuer satisfactory to the Agent, evidencing the state of title to the Mortgaged Property, as of a date not earlier than thirty (30) days prior to delivery thereof to the Agent or such later date as may be required by any other provision hereof (it being acknowledged that a Title Policy relating to a Mortgaged Property shall not be considered in full force and effect if such a current satisfactory supplement has not been delivered within a period of one year).

Titled Agents.  The Arranger, and any syndication agent or documentation agent.

Total Commitment.  The sum of the Total Revolving Credit Commitment and the Total Term Loan Commitment, as each is in effect from time to time.  As of the First Amendment Date, the Total Commitment is Ninety Million and No/100 Dollars ($90,000,000.00).  The Total Commitment may increase in accordance with §2.11.

Total Revolving Credit Commitment.  The sum of the Revolving Credit Commitments of the Revolving Credit Lenders, as in effect from time to time.  As of the First Amendment Date, the Total Revolving Credit Commitment is Forty Million and No/100 Dollars ($40,000,000.00).  The Total Revolving Credit Commitment may increase in accordance with §2.11.

Total Term Loan Commitment.  The sum of the Term Loan Commitments of the Term Loan Lenders, as in effect from time to time.  As of the First Amendment Date, the Total Term Loan Commitment is Fifty Million and No/100 Dollars ($50,000,000.00).  The Total Term Loan Commitment may increase in accordance with §2.11.

Type.  Any type of Loan determined with respect to the interest option applicable thereto, which in each case shall be a Base Rate Loan, a Daily Simple SOFR Loan or a Term SOFR Loan.

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UK Financial Institution. Any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

UK Resolution Authority. The Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

Unadjusted Benchmark Replacement. The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Unconsolidated Affiliate.  In respect of any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person if such financial statements were prepared in accordance with the full consolidation method of GAAP as of such date.

Unhedged Variable Rate Debt.  Any Indebtedness with respect to which the interest is not fixed (or hedged to a fixed rate) for the entire term of such Indebtedness to maturity.

Unpledgeable Interest.  Any Equity Interest of Borrower in a Subsidiary or Unconsolidated Affiliate, which Equity Interests may not be pledged as security to any Person pursuant to restrictions contained in (a) any document, instrument or agreement evidencing Secured Indebtedness permitted by this Agreement, (b) such Subsidiary’s or Unconsolidated Affiliate’s organizational documents included as a condition to the extension of such Secured Indebtedness, or (c) any joint venture agreement with an unaffiliated third Person (provided that any portion of such Equity Interest that is not so restricted shall not be considered an Unpledgeable Interest).

Unrestricted Cash and Cash Equivalents.  As of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at fair market value).  As used in this definition, “Unrestricted” means the specified asset is readily available for the satisfaction of any and all obligations of such Person and is not subject to any Lien, claim, cash trap, restriction, escrow or reserve.  For the avoidance of doubt, Unrestricted Cash and Cash Equivalents shall not include any tenant security deposits or other restricted deposits.

Unused Fee.  See §2.3.

Unused Fee Percentage.  With respect to any day during a calendar quarter, (i) 0.15% per annum if the sum of the Loans and the face amount of Letters of Credit Outstanding on such day is 50% or more of the Total Commitment, or (ii) 0.20% per annum if the sum of the Loans and the face amount of Letters of Credit Outstanding on such day is less than 50% of the Total Commitment.

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U.S. Person.  Any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Special Resolution Regimes. See §35.

U.S. Tax Compliance Certificate.  See §4.3(g)(ii)(B)(iii).

Wholly-Owned Subsidiary.  As to the Borrower or REIT, any Subsidiary of the Borrower or REIT that is directly or indirectly owned one hundred percent (100%) by the Borrower or REIT, respectively.

Withholding Agent.  The REIT, the Borrower, any other Guarantor and the Agent, as applicable.

Write-Down and Conversion Powers.  (a) With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

§1.2	Rules of Interpretation

.

(a)A reference to any document or agreement shall include such document or agreement as amended, modified, supplemented or restated from time to time in accordance with its terms and the terms of this Agreement.

(b)The singular includes the plural and the plural includes the singular.

(c)A reference to any law includes any amendment or modification of such law.

(d)A reference to any Person includes its permitted successors and permitted assigns (and each Division Successor shall be treated as the Dividing Person in existence immediately prior to such Division).

(e)Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

(f)The words “include”, “includes” and “including” are not limiting.

(g)The words “approval” and “approved”, as the context requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party

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giving approval of all material facts necessary in order to determine whether approval should be granted.

(h)All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

(i)Reference to a particular “§”, refers to that section of this Agreement unless otherwise indicated.

(j)The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(k)In the event of any change in GAAP after the date hereof or any other change in accounting procedures pursuant to §7.3 which would affect the computation of any financial covenant, ratio or other requirement set forth in any Loan Document, then upon the request of the Borrower or the Agent, the Borrower, the Guarantors, the Agent and the Lenders shall negotiate promptly, diligently and in good faith in order to amend the provisions of the Loan Documents such that such financial covenant, ratio or other requirement shall continue to provide substantially the same financial tests or restrictions of the Borrower and the Guarantors as in effect prior to such accounting change, as determined by the Required Lenders in their good faith judgment.  Until such time as such amendment shall have been executed and delivered by the Borrower, the Guarantors, the Agent and the Required Lenders, such financial covenants, ratio and other requirements, and all financial statements and other documents required to be delivered under the Loan Documents, shall be calculated and reported as if such change had not occurred.

(l)Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the REIT or any of its Subsidiaries at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof

(m)To the extent that any of the representations and warranties contained in this Agreement or any other Loan Document is qualified by “Material Adverse Effect” or any other materiality qualifier, then any further qualifier as to representations and warranties being true and correct “in all material respects” contained elsewhere in the Loan Documents shall not apply with respect to any such representations and warranties.

(n)The interest rate on Loans denominated in Dollars may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform

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or cessation.  The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.  The Agent will, in keeping with industry practice, continue using its current rounding practices in connection with the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR.  In connection with the use or administration of Daily Simple SOFR and Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.  The Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Simple SOFR and Term SOFR.

§2.	THE CREDIT FACILITY

.

§2.1	Revolving Credit Loans

.

(a)Subject to the terms and conditions set forth in this Agreement, each of the Revolving Credit Lenders severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Revolving Credit Maturity Date upon notice by the Borrower to the Agent given in accordance with §2.7, such sums as are requested by the Borrower for the purposes set forth in §2.9 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the sum of such Revolving Credit Lender’s Revolving Credit Commitment; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount (after giving effect to all amounts requested) of the

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Revolving Credit Loans, Term Loans, Swing Loans and Letter of Credit Liabilities shall not at any time exceed the Total Commitment.  The Revolving Credit Loans shall be made pro rata in accordance with each Revolving Credit Lender’s Revolving Credit Commitment Percentage.  Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions required of the Borrower set forth in §§10 and 11 have been satisfied on the date of such request.  The Agent may assume that the conditions in §§10 and 11 have been satisfied unless it receives prior written notice from a Revolving Credit Lender that such conditions have not been satisfied.  No Revolving Credit Lender shall have any obligation to make Revolving Credit Loans to the Borrower or participate in Letter of Credit Liabilities in the maximum aggregate principal outstanding balance of more than the lesser of the amount equal to its Revolving Credit Commitment Percentage of the Revolving Credit Commitments and the principal face amount of its Revolving Credit Note.  Notwithstanding anything in this Agreement to the contrary, the Borrower shall not be entitled to obtain a disbursement of any Revolving Credit Loan or a Letter of Credit for, and shall not use any of the proceeds of any Revolving Credit Loan or any Letter of Credit, directly or indirectly, in whole or in part, to acquire Real Estate or an interest therein or to refinance indebtedness secured by such Real Estate, unless simultaneously therewith the terms of §5.3 are complied with and Agent receives the documents and items required thereunder.

(b)The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit B-1 hereto (collectively, the “Revolving Credit Notes”), dated of even date with this Agreement (except as otherwise provided in §18.3) and completed with appropriate insertions.  One Revolving Credit Note shall be payable to the order of each Revolving Credit Lender in the principal amount equal to such Revolving Credit Lender’s Revolving Credit Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Revolving Credit Lender, plus interest accrued thereon, as set forth below.  The Borrower irrevocably authorizes the Agent to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or the time of receipt of any payment of principal thereof, an appropriate notation on the Agent’s Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment.  The outstanding amount of the Revolving Credit Loans set forth on the Agent’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Revolving Credit Lender, but the failure to record, or any error in so recording, any such amount on the Agent’s Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.  By delivery of this Agreement and any Revolving Credit Note, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the Indebtedness evidenced by the Existing Credit Agreement or the “Revolving Credit Notes” described in the Existing Credit Agreement, which Indebtedness is instead allocated among the Revolving Credit Lenders as of the date hereof in accordance with their respective Revolving Credit Commitment Percentages, and is evidenced by this Agreement and the Revolving Credit Notes, and the Revolving Credit Lenders shall as of the date hereof make such adjustments to the outstanding Revolving Credit Loans of such Revolving Credit Lenders so that such outstanding Revolving Credit Loans are consistent with their respective Revolving Credit Commitment Percentages.  Any and all Revolving Credit Notes or Swing Loan Notes issued on the Closing Date in connection with this Agreement to Lenders holding Revolving Credit Notes or Swing Loan

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Notes issued under the Existing Credit Agreement replace and are in lieu of such Revolving Credit Notes or Swing Loan Notes issued under the Existing Credit Agreement.

§2.2	Commitment to Lend Term Loan.

(a)Subject to the terms and conditions set forth in this Agreement, each of the Term Loan Lenders severally agrees to lend to the Borrower on the Closing Date a Term Loan for the purposes set forth in §2.9 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the sum of such Term Loan Lender’s Term Loan Commitment; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount (after giving effect to all amounts requested) of the Revolving Credit Loans, Term Loans, Swing Loans and Letter of Credit Liabilities shall not at any time exceed the Total Commitment.  Notwithstanding anything in this Agreement to the contrary, the Borrower shall not be entitled to obtain a disbursement of any Term Loan for, and shall not use any of the proceeds of any Term Loan, directly or indirectly, in whole or in part, to acquire Real Estate or an interest therein or to refinance indebtedness secured by such Real Estate, unless simultaneously therewith the terms of §5.3 are complied with and Agent receives the documents and items required thereunder.

(b)The Term Loans shall be evidenced by the Term Loan Notes, dated as of even date with this Agreement (except as otherwise provided in §2.11(c) and §18.3).  One Term Loan Note shall be payable to each Term Loan Lender in the principal amount equal to such Term Loan Lender’s Term Loan Commitment. Except for any additional Term Loans made as a result of any increase in the Total Term Loan Commitment pursuant to §2.11, the Borrower shall not have the right to draw down any Term Loans after the Closing Date.  Any additional Term Loans made as a result of any increase in the Total Term Loan Commitment pursuant to §2.11 shall be made on the applicable Commitment Increase Date and each Term Loan Lender which elects to increase its, or acquire, a Term Loan Commitment pursuant to §2.11 severally and not jointly agrees to make a Term Loan to the Borrower on such Commitment Increase Date in an amount equal to (a) with respect to any existing Term Loan Lender, the amount by which such Lender’s Term Loan Commitment increases on the applicable Commitment Increase Date, and (b) with respect to any new Term Loan Lender, the amount of such new Lender’s Term Loan Commitment, provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount (after giving effect to all amounts requested) of the Revolving Credit Loans, Term Loans, Swing Loans and Letter of Credit Liabilities shall not at any time exceed the Total Commitment.  No Term Loan Lender shall have any obligation to make Term Loans to the Borrower in a maximum aggregate principal outstanding balance of more than the lesser of the amount equal to its Term Loan Commitment Percentage of the Term Loan Commitments and the principal face amount of its Term Loan Note.

§2.3	Unused Fee

.  The Borrower agrees to pay to the Agent for the account of the Revolving Credit Lenders (other than a Defaulting Lender for such period of time as such Revolving Credit Lender is a Defaulting Lender) in accordance with their respective Revolving Credit Commitment Percentages a facility unused fee (the “Unused Fee”) calculated by multiplying the Unused Fee Percentage applicable to such day, calculated as a per diem rate, times the excess of the Total Revolving Credit Commitment over the outstanding principal amount of Revolving Credit

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Loans, Swing Loans and the face amount of Letters of Credit Outstanding on such day.  The Unused Fee shall be payable quarterly in arrears on the first (1st) day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, and on any earlier date on which the Revolving Credit Commitments shall be reduced or shall terminate as provided in §2.4, with a final payment on the Revolving Credit Maturity Date.

§2.4	Reduction and Termination of the Revolving Credit Commitments

.  The Borrower shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to the Agent to reduce the Total Revolving Credit Commitment, by $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof (provided that (X) such required notice and minimum amounts shall not apply to any reduction of the Total Revolving Credit Commitment pursuant to §5.5(e), and (Y) in no event shall the Total Revolving Credit Commitment be reduced in such manner to an amount less than $10,000,000.00) or to terminate entirely the Revolving Credit Commitments, whereupon the Revolving Credit Commitments of the Revolving Credit Lenders shall be reduced pro rata in accordance with their respective Revolving Credit Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty except as otherwise set forth in §4.7; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the sum of Outstanding Revolving Credit Loans, the Outstanding Swing Loans and the Letter of Credit Liabilities would exceed the Revolving Credit Commitments of the Revolving Credit Lenders as so terminated or reduced.  Promptly after receiving any notice from the Borrower delivered pursuant to this §2.4, the Agent will notify the Revolving Credit Lenders of the substance thereof.  Any reduction of the Revolving Credit Commitments shall also result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000.00) in the maximum amount of Swing Loans and Letters of Credit.  Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Revolving Credit Lenders the full amount of any fee under §2.3 then accrued on the amount of the reduction.  No reduction or termination of the Revolving Credit Commitments may be reinstated.

§2.5	Swing Loan Commitment

.

(a)Subject to the terms and conditions set forth in this Agreement, the Swing Loan Lender agrees to lend to the Borrower (the “Swing Loans”), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the date which is five (5) Business Days prior to the Revolving Credit Maturity Date upon notice by the Borrower to the Swing Loan Lender given in accordance with this §2.5, such sums as are requested by the Borrower for the purposes set forth in §2.9 in an aggregate principal amount at any one time outstanding not exceeding the Swing Loan Commitment; provided that in all events (i) no Default or Event of Default shall have occurred and be continuing; and (ii) the outstanding principal amount of the Revolving Credit Loans, Term Loans and Swing Loans (after giving effect to all amounts requested) plus Letter of Credit Liabilities shall not at any time exceed the Total Commitment.  Notwithstanding anything to the contrary contained in this §2.5, the Swing Loan Lender shall not

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be obligated to make any Swing Loan at a time when any other Revolving Credit Lender is a Defaulting Lender, unless the Swing Loan Lender is satisfied that the participation therein will otherwise be fully allocated to the Revolving Credit Lenders that are Non-Defaulting Lenders consistent with §2.13(c) and the Defaulting Lender shall not participate therein, except to the extent the Swing Loan Lender has entered into arrangements with the Borrower or such Defaulting Lender that are satisfactory to the Swing Loan Lender in its good faith determination to eliminate the Swing Loan Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral.  Swing Loans shall constitute “Revolving Credit Loans” for all purposes hereunder.  The funding of a Swing Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in §§10 and 11 have been satisfied on the date of such funding.  The Swing Loan Lender may assume that the conditions in §§10 and 11 have been satisfied unless the Swing Loan Lender has received written notice from a Revolving Credit Lender that such conditions have not been satisfied.  Each Swing Loan shall be due and payable within one (1) Business Day of demand by Agent but in any event no later than five (5) Business Days of the date such Swing Loan was provided and the Borrower hereby agrees (to the extent not repaid as contemplated by §2.5(d)) to repay each Swing Loan on or before the date that is five (5) Business Days from the date such Swing Loan was provided.  A Swing Loan may not be refinanced with another Swing Loan.  There shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the indebtedness, if any, evidenced by the “Swing Loan Note,” as defined in the Existing Credit Agreement, which indebtedness is instead evidenced by the Swing Loan Note.

(b)The Swing Loans shall be evidenced by a separate promissory note of the Borrower in substantially the form of Exhibit C hereto (the “Swing Loan Note”), dated the date of this Agreement and completed with appropriate insertions.  The Swing Loan Note shall be payable to the order of the Swing Loan Lender in the principal face amount equal to the Swing Loan Commitment and shall be payable as set forth below.  The Borrower irrevocably authorizes the Swing Loan Lender to make or cause to be made, at or about the time of the Drawdown Date of any Swing Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Swing Loan Lender’s Record reflecting the making of such Swing Loan or (as the case may be) the receipt of such payment.  The outstanding amount of the Swing Loans set forth on the Swing Loan Lender’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swing Loan Lender, but the failure to record, or any error in so recording, any such amount on the Swing Loan Lender’s Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Swing Loan Note to make payments of principal of or interest on any Swing Loan Note when due.

(c)The Borrower shall request a Swing Loan by delivering to the Swing Loan Lender a Loan Request executed by an Authorized Officer no later than 11:00 a.m.  (Cleveland time) on the requested Drawdown Date specifying the amount of the requested Swing Loan (which shall be in the Minimum Loan Amounts) and providing the wire instructions for the delivery of the Swing Loan proceeds.  The Loan Request shall also contain the statements and certifications required by §2.7(a), (b) and (c).  Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept such Swing Loan on the Drawdown Date.  Notwithstanding anything herein to the contrary, a Swing Loan shall be a Base Rate Loan and shall bear interest at the Base Rate plus the Applicable Margin.  The proceeds of the Swing Loan will

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be disbursed by wire by the Swing Loan Lender to the Borrower no later than 1:00 p.m.  (Cleveland time) on the Drawdown Date.

(d)The Swing Loan Lender shall, within two (2) Business Days after the Drawdown Date with respect to such Swing Loan, request each Revolving Credit Lender to make a Revolving Credit Loan pursuant to §2.1 in an amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the amount of the Swing Loan outstanding on the date such notice is given.  In the event that the Borrower does not notify the Agent in writing otherwise on or before noon (Cleveland Time) on the Business Day of the Drawdown Date with respect to such Swing Loan, the Agent shall notify the Revolving Credit Lenders that such Revolving Credit Loan shall be a Term SOFR Loan with an Interest Period of one (1) month, provided that the making of such Term SOFR Loan will not be in contravention of any other provision of this Agreement, or if the making of a Term SOFR Loan would be in contravention of this Agreement, then such notice shall indicate that such loan shall be a Base Rate Loan.  The Borrower hereby irrevocably authorizes and directs the Swing Loan Lender to so act on its behalf, and agrees that any amount advanced to the Agent for the benefit of the Swing Loan Lender pursuant to this §2.5(d) shall be considered a Revolving Credit Loan pursuant to §2.1.  Unless any of the events described in §§12.1(g), 12.1(h) or 12.1(i) shall have occurred (in which event the procedures of §2.5(e) shall apply), each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Loan Lender for the account of the Swing Loan Lender at the Agent’s Head Office prior to 12:00 noon (Cleveland time) in funds immediately available no later than one (1) Business Day after the date such request was made by the Swing Loan Lender just as if the Revolving Credit Lenders were funding directly to the Borrower, so that thereafter such Obligations shall be evidenced by the Revolving Credit Notes.  The proceeds of such Revolving Credit Loan shall be immediately applied to repay the Swing Loans.

(e)If for any reason a Swing Loan cannot be refinanced by a Revolving Credit Loan pursuant to §2.5(d), each Revolving Credit Lender will, on the date such Revolving Credit Loan pursuant to §2.5(d) was to have been made, purchase an undivided participation interest in the Swing Loan in an amount equal to its Revolving Credit Commitment Percentage of such Swing Loan.  Each Revolving Credit Lender will immediately transfer to the Swing Loan Lender in immediately available funds the amount of its participation and upon receipt thereof the Swing Loan Lender will deliver to such Revolving Credit Lender a Swing Loan participation certificate dated the date of receipt of such funds and in such amount.

(f)The Agent shall notify the Borrower of any Revolving Credit Loans made pursuant to §2.5(d) or participations in any Swing Loan acquired pursuant to §2.5(e), and thereafter payments in respect of such Swing Loan shall be made to the Agent and not to the Swing Loan Lender.  Subject to §2.13, any amounts received by the Swing Loan Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swing Loan after receipt by the Swing Loan Lender of the proceeds of Revolving Credit Loans made pursuant to §2.5(d) with respect to such Swing Loan shall be remitted to the Agent, and be promptly remitted by the Agent to the Revolving Credit Lenders that shall have made such Revolving Credit Loans pursuant to §2.5(d) and to the Swing Loan Lender, as their interests may appear; provided, however, that in the event that such payment received by the Swing Loan Lender is required to be returned, such Revolving Credit Lender will return to the Swing Loan Lender any portion thereof previously distributed by the Swing Loan Lender to it.  Subject to §2.13, if at any time after the Swing Loan Lender has received

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from any Revolving Credit Lender such Revolving Credit Lender’s participation interest in a Swing Loan, the Swing Loan Lender receives any payment on account thereof, the Swing Loan Lender will distribute to such Revolving Credit Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Revolving Credit Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Loan Lender is required to be returned, such Revolving Credit Lender will return to the Swing Loan Lender any portion thereof previously distributed by the Swing Loan Lender to it.

(g)Each Revolving Credit Lender’s obligation to fund a Revolving Credit Loan as provided in §2.5(d) or to purchase participation interests pursuant to §2.5(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Loan Lender, the Borrower or anyone else for any reason whatsoever; (b) the occurrence or continuance of a Default or an Event of Default; (c) any adverse change in the condition (financial or otherwise) of REIT or any of its Subsidiaries; (d) any breach of this Agreement or any of the other Loan Documents by the Borrower or any Guarantor or any Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  Any portions of a Swing Loan not so purchased or converted may be treated by the Agent and the Swing Loan Lender as against such Revolving Credit Lender as a Revolving Credit Loan which was not funded by the non‑purchasing Revolving Credit Lender, thereby making such Lender a Defaulting Lender.  Each Swing Loan, once so sold or converted, shall cease to be a Swing Loan for the purposes of this Agreement, but shall be a Revolving Credit Loan made by each Revolving Credit Lender under its Revolving Credit Commitment.

§2.6	Interest on Loans

.

(a)Each Revolving Credit Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Revolving Credit Base Rate Loan is repaid or converted to a Revolving Credit Loan of another Type at the rate per annum equal to the sum of the Base Rate plus the Applicable Margin for Revolving Credit Base Rate Loans.

(b)Each Revolving Credit Loan that is (X) a Daily Simple SOFR Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Daily Simple SOFR Loan is repaid or is converted to a Revolving Credit Loan of another Type at the rate per annum equal to the sum of Adjusted Daily Simple SOFR plus the Applicable Margin for SOFR Rate Revolving Credit Loans, and (Y) a Term SOFR Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of Adjusted Term SOFR determined for such Interest Period plus the Applicable Margin for SOFR Rate Revolving Credit Loans.

(c)Each Term Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Term Base Rate Loan is repaid or is converted to a Loan of another Type at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin for Term Base Rate Loans.

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(d)Each Term Loan that is (X) a Daily Simple SOFR Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Daily Simple SOFR Loan is repaid or is converted to a Loan of another Type at the rate per annum equal to the sum of Adjusted Daily Simple SOFR plus the Applicable Margin for SOFR Rate Term Loans, and (Y) a Term SOFR Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of Adjusted Term SOFR determined for such Interest Period plus the Applicable Margin for SOFR Rate Term Loans.

(e)The Borrower promises to pay in Dollars interest on each Loan in arrears on each Interest Payment Date with respect thereto and, with respect to the Revolving Credit Loans, on any earlier date on which the Revolving Credit Commitments shall terminate or be reduced as provided in §2.4.

(f)Base Rate Loans and SOFR Rate Loans may be converted to Loans of the other Type as provided in §4.1.

§2.7	Requests for Revolving Credit Loans

.  Except with respect to the initial Revolving Credit Loan on the Closing Date, if any, the Borrower shall give to the Agent written notice executed by an Authorized Officer in the form of Exhibit D hereto (or telephonic notice confirmed in writing in the form of Exhibit D hereto) of each Revolving Credit Loan requested hereunder (a “Loan Request”) by 11:00 a.m.  (Cleveland time) one (1) Business Day prior to the proposed Drawdown Date with respect to Revolving Credit Base Rate Loans and three (3) Business Days prior to the proposed Drawdown Date with respect to SOFR Rate Loans.  Each such notice shall specify with respect to the requested Revolving Credit Loan the proposed principal amount of such Revolving Credit Loan, the Type of Revolving Credit Loan, the initial Interest Period (if applicable) for such Revolving Credit Loan and the Drawdown Date.  Each such notice shall also contain (a) a general statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of §2.9), and (b) a certification by the chief  executive officer, president or chief financial officer of the REIT that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Revolving Credit Loan.  Promptly upon receipt of any such notice, the Agent shall notify each of the Revolving Credit Lenders thereof.  Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Revolving Credit Lenders on the proposed Drawdown Date.  Nothing herein shall prevent the Borrower from seeking recourse against any Revolving Credit Lender that fails to advance its proportionate share of a requested Revolving Credit Loan as required by this Agreement.  Each Loan Request shall be in the Minimum Loan Amounts; provided, however, that there shall be no more than ten (10) SOFR Rate Loans outstanding at any one time.

§2.8	Funds for Loans

.

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(a)Not later than 1:00 p.m.  (Cleveland time) on the proposed Drawdown Date of any Revolving Credit Loans or Term Loans, each of the Revolving Credit Lenders or Term Loan Lenders, as applicable, will make available to the Agent, at the Agent’s Head Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to §2.1 or §2.2.  Upon receipt from each such Revolving Credit Lender or Term Loan Lender, as applicable, of such amount, and upon receipt of the documents required by §10 and §11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans or Term Loans made available to the Agent by the Revolving Credit Lenders or Term Loan Lenders, as applicable, by crediting such amount to the account of the Borrower maintained at the Agent’s Head Office.  The failure or refusal of any Revolving Credit Lender or Term Loan Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Revolving Credit Lender or Term Loan Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender’s Commitment Percentage of any requested Loans, including any additional Revolving Credit Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Lender so failing or refusing.

(b)Unless the Agent shall have been notified by any Lender prior to the applicable Drawdown Date of any Revolving Credit Loans, or on the Closing Date or Commitment Increase Date (if applicable) with respect to any Term Loans, that such Lender will not make available to the Agent such Lender’s Revolving Credit Commitment Percentage of a proposed Revolving Credit Loan or such Lender’s Term Loan Commitment Percentage of a proposed Term Loan, the Agent may in its discretion assume that such Lender has made such Loan(s) available to the Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to the Borrower, and such Lender shall be liable to the Agent for the amount of such advance.  If such Lender does not pay such corresponding amount upon the Agent’s demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent.  The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate plus one percent (1%).

§2.9	Use of Proceeds

.  Subject to the following sentence, the Borrower will use the proceeds of the Loans solely for (a) payment of closing costs in connection with this Agreement, (b) repayment of Indebtedness, (c) acquisitions, development and capital improvements, (d) general corporate and working capital purposes, and (e) purchase contract deposits and, subject to §8.7, stock repurchases.

§2.10	Letters of Credit

.

(a)Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the day that is ninety (90) days prior to the Revolving Credit Maturity Date, the Issuing Lender shall issue such Letters of Credit as the

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Borrower may request upon the delivery of a written request in the form of Exhibit E hereto (a “Letter of Credit Request”) to the Issuing Lender, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) upon issuance of such Letter of Credit, the Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment, (iii) in no event shall the sum of the outstanding principal amount of the Revolving Credit Loans, Swing Loans and Letter of Credit Liabilities (after giving effect to any requested Letters of Credit) exceed the Total Revolving Credit Commitment, (iv) the conditions set forth in §§10 and 11 shall have been satisfied, and (v) in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit.  Notwithstanding anything to the contrary contained in this §2.10, the Issuing Lender shall not be obligated to issue, amend, extend, renew or increase any Letter of Credit at a time when any other Revolving Credit Lender is a Defaulting Lender, unless the Issuing Lender is satisfied that the participation therein will otherwise be fully allocated to the Revolving Credit Lenders that are Non-Defaulting Lenders consistent with §2.13(c) and the Defaulting Lender shall have no participation therein, except to the extent the Issuing Lender has entered into arrangements with the Borrower or such Defaulting Lender which are satisfactory to the Issuing Lender in its good faith determination to eliminate the Issuing Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral.  The Issuing Lender may assume that the conditions in §§10 and 11 have been satisfied unless it receives written notice from a Revolving Credit Lender that such conditions have not been satisfied.  Each Letter of Credit Request shall be executed by an Authorized Officer of the Borrower.  The Issuing Lender shall be entitled to conclusively rely on such Person’s authority to request a Letter of Credit on behalf of the Borrower.  The Issuing Lender shall have no duty to verify the authenticity of any signature appearing on a Letter of Credit Request.  The Borrower assumes all risks with respect to the use of the Letters of Credit.  Unless the Issuing Lender and the Required Revolving Credit Lenders otherwise consent, the term of any Letter of Credit shall not exceed a period of time commencing on the issuance of the Letter of Credit and ending one year after the date of issuance thereof (or such longer period as Issuing Lender may approve); provided, however, that a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the Issuing Lender but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the Revolving Credit Maturity Date; provided further, that a Letter of Credit may, as a result of its express terms or as the result of the effect of an automatic extension provision, have an expiration of not more than one year beyond the Revolving Credit Maturity Date so long as the Borrower delivers to the Issuing Lender no later than thirty (30) days prior to the Revolving Credit Maturity Date cash collateral for such Letter of Credit for deposit into the Collateral Account in an amount equal to the maximum amount available to be drawn under such Letter of Credit.  The amount available to be drawn under any Letter of Credit shall reduce on a dollar-for-dollar basis the amount available to be drawn under the Total Revolving Credit Commitment as a Revolving Credit Loan.

(b)Each Letter of Credit Request shall be submitted to the Issuing Lender at least five (5) Business Days (or such shorter period as the Issuing Lender may approve) prior to the date upon which the requested Letter of Credit is to be issued.  Each such Letter of Credit Request shall contain (i) a statement as to the purpose for which such Letter of Credit shall be used (which purpose shall be in accordance with the terms of this Agreement), and (ii) a certification by the chief executive officer, president or chief financial officer of the REIT that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after

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giving effect to the issuance of such Letter of Credit.  The Borrower shall further deliver to the Issuing Lender such additional applications (which application as of the date hereof is in the form of Exhibit F attached hereto) and documents as the Issuing Lender may require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit; provided that in the event of any conflict, the terms of this Agreement shall control.

(c)The Issuing Lender shall, subject to the conditions set forth in this Agreement, issue the Letter of Credit on or before five (5) Business Days following receipt of the documents last due pursuant to §2.10(b).  Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Lender in its reasonable discretion.

(d)Upon the issuance of a Letter of Credit, each Revolving Credit Lender shall be deemed to have purchased a participation therein from the Issuing Lender in an amount equal to its respective Revolving Credit Commitment Percentage of the amount of such Letter of Credit.  No Revolving Credit Lender’s obligation to participate in a Letter of Credit shall be affected by any other Revolving Credit Lender’s failure to perform as required herein with respect to such Letter of Credit or any other Letter of Credit.

(e)Upon the issuance of each Letter of Credit, the Borrower shall pay to the Issuing Lender (i) for its own account, a Letter of Credit fronting fee calculated at the rate equal to one-eighth of one percent (0.125%) per annum of the face amount of such Letter of Credit (which fee shall not be less than $1,500 in any event) and an administrative charge of $250, and (ii) for the accounts of the Revolving Credit Lenders (including the Issuing Lender) in accordance with their respective percentage shares of participation in such Letter of Credit, a Letter of Credit fee calculated at the rate per annum equal to the Applicable Margin then applicable to SOFR Rate Loans on the face amount of such Letter of Credit.  Such fees shall be payable in quarterly installments in arrears with respect to each Letter of Credit on the first day of each calendar quarter following the date of issuance and continuing on each quarter or portion thereof thereafter, as applicable, or on any earlier date on which the Revolving Credit Commitments shall terminate and on the expiration or return of any Letter of Credit.  In addition, the Borrower shall pay to the Issuing Lender for its own account within five (5) days of demand of the Issuing Lender the standard issuance, documentation and service charges for Letters of Credit issued from time to time by the Issuing Lender.

(f)In the event that any amount is drawn under a Letter of Credit by the beneficiary thereof, the Borrower shall reimburse the Issuing Lender by having such amount drawn treated as an outstanding Revolving Credit Base Rate Loan under this Agreement (the Borrower being deemed to have requested a Revolving Credit Base Rate Loan on such date in an amount equal to the amount of such drawing and such amount drawn shall be treated as an outstanding Revolving Credit Base Rate Loan under this Agreement) and the Agent shall promptly notify each Revolving Credit Lender by telecopy, email, telephone (confirmed in writing) or other similar means of transmission, and each Revolving Credit Lender shall promptly and unconditionally pay to the Agent, for the Issuing Lender’s own account, an amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of such Letter of Credit (to the extent of the amount drawn).  If and to the extent any Revolving Credit Lender shall not make such amount available on the Business Day on which such draw is funded, such Revolving Credit Lender agrees

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to pay such amount to the Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw was funded until the date on which such amount is paid to the Agent, at the Federal Funds Effective Rate until three (3) days after the date on which the Agent gives notice of such draw and at the Federal Funds Effective Rate plus one percent (1%) for each day thereafter.  Further, such Revolving Credit Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Credit Loans, amounts due with respect to its participations in Letters of Credit and any other amounts due to it hereunder to the Agent to fund the amount of any drawn Letter of Credit which such Revolving Credit Lender was required to fund pursuant to this §2.10(f) until such amount has been funded (as a result of such assignment or otherwise).  In the event of any such failure or refusal, the Revolving Credit Lenders not so failing or refusing shall be entitled to a priority secured position for such amounts as provided in §12.5.  The failure of any Revolving Credit Lender to make funds available to the Agent in such amount shall not relieve any other Revolving Credit Lender of its obligation hereunder to make funds available to the Agent pursuant to this §2.10(f).

(g)If after the issuance of a Letter of Credit pursuant to §2.10(c) by the Issuing Lender, but prior to the funding of any portion thereof by a Revolving Credit Lender, for any reason a drawing under a Letter of Credit cannot be refinanced as a Revolving Credit Loan, each Revolving Credit Lender will, on the date such Revolving Credit Loan pursuant to §2.10(f) was to have been made, purchase an undivided participation interest in the Letter of Credit in an amount equal to its Revolving Credit Commitment Percentage of the amount of such Letter of Credit.  Each Revolving Credit Lender will immediately transfer to the Issuing Lender in immediately available funds the amount of its participation and upon receipt thereof the Issuing Lender will deliver to such Revolving Credit Lender a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount.

(h)Whenever at any time after the Issuing Lender has received from any Revolving Credit Lender any such Revolving Credit Lender’s payment of funds under a Letter of Credit and thereafter the Issuing Lender receives any payment on account thereof, then the Issuing Lender will distribute to such Revolving Credit Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Revolving Credit Lender’s participation interest was outstanding and funded); provided, however, that in the event that such payment received by the Issuing Lender is required to be returned, such Revolving Credit Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it.

(i)The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

(j)The Borrower assumes all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof.  Neither the Agent, the Issuing Lender nor any Lender will be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or

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assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of any beneficiary of any Letter of Credit to comply fully with the conditions required in order to demand payment under a Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telecopy, email or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary in order to make a disbursement under a Letter of Credit or the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent or any Lender.  None of the foregoing will affect, impair or prevent the vesting of any of the rights or powers granted to the Agent, the Issuing Lender or the Lenders hereunder.  In furtherance and extension and not in limitation or derogation of any of the foregoing, any act taken or omitted to be taken by the Agent, the Issuing Lender or the other Lenders in good faith will be binding on the Borrower and will not put the Agent, the Issuing Lender or the other Lenders under any resulting liability to the Borrower; provided nothing contained herein shall relieve the Issuing Lender for liability to the Borrower arising as a result of the gross negligence or willful misconduct of the Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.

§2.11	Increase in Total Commitment

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(a)Subject to the terms and conditions set forth in this §2.11, the Borrower shall have the option at any time and from time to time before the Revolving Credit Maturity Date (as the same may be extended pursuant to §2.12(a) below) or the Term Loan Maturity Date (as the same may be extended pursuant to §2.12(b) below), as applicable, to request an increase in the Total Revolving Credit Commitment and/or the Total Term Loan Credit Commitment by giving written notice to the Agent (an “Increase Notice”; and the amount of such requested increase is the “Commitment Increase”), provided that any such individual increase must be in a minimum amount of $10,000,000.00 and increments of $5,000,000.00 in excess thereof, and the Total Commitment shall not exceed $125,000,000.00.  Upon receipt of any Increase Notice, the Agent shall consult with the Arranger and shall notify the Borrower of the amount of the facility fees to be paid to any Lenders who provide an additional Revolving Credit Commitment and/or Term Loan Commitment, as applicable, in connection with such increase in the Revolving Credit Commitment and/or Term Loan Commitment, as applicable, pursuant to the Agreement Regarding Fees. If the Borrower agrees to pay the facility fees so determined (and/or such other fees as may be agreed to by the Borrower and the Agent), the Agent shall send a notice to all Revolving Credit Lenders and/or Term Loan Lenders, as applicable (the “Additional Commitment Request Notice”) informing them of the Borrower’s request to increase the Total Revolving Credit Commitment and/or the Total Term Loan Commitment, as applicable, and of the facility fees to be paid with respect thereto.  Each Revolving Credit Lender and/or Term Loan Lender, as applicable, who desires to provide an additional Revolving Credit Commitment and/or Term Loan Commitment, as applicable, upon such terms shall provide the Agent with a written commitment letter specifying the amount of such additional Revolving Credit Commitment and/or Term Loan Commitment, as applicable, which it is willing to provide prior to such deadline as may be specified in the Additional Commitment Request Notice.  If the requested increase is oversubscribed then the Agent and the Arranger shall allocate the Commitment Increase among the Revolving Credit Lenders and/or Term Loan Lenders, as applicable, who provide such commitment letters on such

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basis as the Agent and the Arranger, shall determine following consultation with the Borrower.  If the additional Revolving Credit Commitments and/or Term Loan Commitments, as applicable, so provided are not sufficient to provide the full amount of the Revolving Credit Commitment Increase and/or the Term Loan Commitment Increase, as applicable, that is requested by the Borrower, then the Agent, the Arranger, or the Borrower may, but shall not be obligated to, invite one or more banks or lending institutions (which banks or lending institutions shall be reasonably acceptable to the Agent, the Arranger, and the Borrower) to become a Revolving Credit Lender and/or Term Loan Lender, as applicable, and provide an additional Revolving Credit Commitment and/or Term Loan Commitment, as applicable.  The Agent shall provide all Revolving Credit Lenders and/or Term Loan Lenders, as applicable, with a notice setting forth the amount, if any, of the additional Revolving Credit Commitment and/or Term Loan Commitment, as applicable, to be provided by each Revolving Credit Lender and/or Term Loan Lender, as applicable, and the revised Revolving Credit Commitment Percentages and/or Term Loan Commitment Percentages, as applicable, which shall be applicable after the effective date of the Revolving Credit Commitment Increase and/or Term Loan Commitment Increase, as applicable, specified therein (each, a “Commitment Increase Date”).  In no event shall any Lender be obligated to provide an additional Revolving Credit Commitment and/or Term Loan Commitment.

(b)On any Commitment Increase Date the outstanding principal balance of the Revolving Credit  Loans shall be reallocated among the Revolving Credit Lenders such that after the applicable Commitment Increase Date the outstanding principal amount of Revolving Credit Loans owed to each Revolving Credit Lender shall be equal to such Lender’s Revolving Credit Commitment Percentage (as in effect after the applicable Commitment Increase Date) of the outstanding principal amount of all Revolving Credit Loans.  The participation interests of the Revolving Credit Lenders in Swing Loans and Letters of Credit shall be similarly adjusted.  On any Commitment Increase Date, those Revolving Credit Lenders whose Revolving Credit Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed among the Revolving Credit Lenders whose Revolving Credit Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Revolving Credit Loans.  To the extent such reallocation results in certain Lenders receiving funds which are applied to Term SOFR Loans prior to the last day of the applicable Interest Period, then the Borrower shall pay to the Agent for the account of the affected Lenders the Breakage Costs for each such Lender; provided, however, each Lender agrees to apply any amounts received by them pursuant to this §2.11(b) first to the principal of any Base Rate Loans held by such Lender, second to the principal of any Daily Simple SOFR Loans held by such Lender, and then to the principal of Term SOFR Loans held by such Lender.

(c)Upon the effective date of each increase in the Total Commitment pursuant to this §2.11, (i) the Agent may unilaterally revise Schedule 1.1 to reflect the name and address, Commitment and Commitment Percentage of each Lender following such increase and the Borrower shall execute and deliver to the Agent new Revolving Credit Notes or Term Loan Notes, as applicable, for each Lender whose Commitment has changed so that the principal amount of such Lender’s Revolving Credit Note or Term Loan Note, as applicable, shall equal its Commitment.  The Agent shall deliver such replacement Revolving Credit Note and/or Term Loan Note, as applicable, to the respective Lenders in exchange for the Revolving Credit Notes and/or Term Loan Notes replaced thereby which shall be surrendered by such Lenders.  Such new Revolving Credit Notes and/or Term Loan Notes, as applicable, shall provide that they are

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replacements for the surrendered Revolving Credit Notes and/or Term Loan Notes, as applicable, and that they do not constitute a novation, shall be dated as of the applicable Commitment Increase Date and shall otherwise be in substantially the form of the replaced Revolving Credit Notes or Term Loan Notes, as applicable.  In connection with the issuance of any new Revolving Credit Notes and/or Term Loan Notes, as applicable, pursuant to this §2.11(c), the Borrower shall deliver an opinion of counsel, addressed to the Lenders and the Agent, relating to the due authorization, execution and delivery of such new Revolving Credit Notes and/or Term Loan Notes, as applicable, and the enforceability thereof, in form and substance substantially similar to the opinion delivered in connection with the first disbursement under this Agreement.  The surrendered Revolving Credit Notes and/or Term Loan Notes, as applicable, shall be canceled and returned to the Borrower.

(d)Notwithstanding anything to the contrary contained herein, the obligation of the Agent and the Revolving Credit Lenders to increase the Total Revolving Credit Commitment, and/or the Agent and the Term Loan Lenders to increase the Total Term Loan Commitment, as applicable, pursuant to this §2.11 shall be conditioned upon satisfaction of the following conditions precedent which must be satisfied prior to the effectiveness of any increase of the Total Revolving Credit Commitment or the Total Term Loan Commitment, as applicable:

(i)Payment of Activation Fee.  The Borrower shall pay (A) to the Agent and the Arranger certain arrangement and other fees with respect to the applicable Commitment Increase pursuant to the Agreement Regarding Fees (or, if applicable, pursuant to a separate fee agreement to be entered into among the Borrower, the Agent and the Arranger prior to the applicable Commitment Increase Date), and (B) to the Arranger such facility fees as the Revolving Credit Lenders or Term Loan Lenders who are providing an additional Revolving Credit Commitment or Term Loan Commitment, as applicable, may require to increase the aggregate Revolving Credit Commitment or Term Loan Commitment, as applicable, which fees shall, when paid, be fully earned and non-refundable under any circumstances.  The Arranger shall pay to the Lenders acquiring the applicable Commitment Increase certain fees pursuant to their separate agreement; and

(ii)No Default.  On the date any such increase becomes effective, both immediately before and after the Total Revolving Credit Commitment or Total Term Loan Commitment is increased, there shall exist no Default or Event of Default; and

(iii)Representations True.  The representations and warranties made by the Borrower, the Guarantors and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date of such Increase Notice and on the date the Total Revolving Credit Commitment or Total Term Loan Commitment is increased (although any representations and warranties which expressly relate to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be) (in each case, without duplication of any materiality qualifier contained therein), both immediately before and after the Total Revolving Credit Commitment or Total Term Loan Commitment is increased; and

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(iv)Beneficial Ownership Certification.  If requested by the Agent or any Lender, the Borrower shall have delivered, at least five (5) Business Days prior to the Commitment Increase Date, to the Agent (and any such Lender) a completed and executed Beneficial Ownership Certification; and

(v)Additional Documents and Expenses.  The Borrower and the Guarantors shall execute and deliver to the Agent and the Lenders such additional documents (including, without limitation, amendments to the Security Documents (if applicable)), instruments, certifications and opinions as the Agent may reasonably require (including, without limitation, in the case of the Borrower, a Compliance Certificate, demonstrating compliance with all covenants, representations and warranties set forth in the Loan Documents after giving effect to the increase) and the Borrower shall pay the cost of any updated UCC searches, title endorsements, all recording and filing costs and fees, and any and all intangible taxes or other documentary taxes, assessments or charges or any similar fees, taxes or expenses which are incurred by the Agent, the Arranger or the Lenders in connection with such increase.

(e)Amendments. The Agent and the Borrower may, without the consent of any Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Agent and the Borrower, to effect the increase in Commitments pursuant to this §2.11, including, without limitation, establishing pricing, commitment fees and the maturity of any new Commitments and Loans, incorporation of a new pari passu revolving credit or term loan tranche and amendments in respect of borrowing and prepayment procedures for any new pari passu revolving credit or term loan tranche (provided, however, that in no event shall the maturity date of any new Term Loans occur prior to the maturity date applicable to any of the Revolving Credit Loans).  The provisions of this §2.11 shall supersede any provisions in §27 to the contrary.

§2.12	Extension of Maturity Date

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(a)Extension of Revolving Credit Maturity Date.  The Borrower shall have the right and option to extend the Revolving Credit Maturity Date in respect of the Total Revolving Credit Commitment or portion thereof, if reduced in accordance with §2.4, a total of two (2) times for a period of twelve (12) months each upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Revolving Credit Maturity Date:

(i)Revolving Credit Extension Request.  The Borrower shall deliver written notice of such request (the “Revolving Credit Extension Request”) to the Agent not earlier than the date which is ninety (90) days and not later than the date which is forty-five (45) days prior to the then applicable Revolving Credit Maturity Date (as determined without regard to such extension).  Any such Revolving Credit Extension Request shall be irrevocable and binding on the Borrower.

(ii)Payment of Extension Fee.  The Borrower shall pay to the Agent for the pro rata accounts of the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments an extension fee in an amount equal to twenty (20) basis points on the Total Revolving Credit Commitment in effect on the Revolving Credit Maturity Date (as

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determined without regard to such extension), which fee shall, when paid, be fully earned and non-refundable under any circumstances.

(iii)No Default.  On the date the Revolving Credit Extension Request is given and on the Revolving Credit Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.

(iv)Representations and Warranties.  The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower and the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date the Revolving Credit Extension Request is given and on the Revolving Credit Maturity Date (as determined without regard to such extension), although any representations and warranties which expressly relate to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be (in each case, without duplication of any materiality qualifier contained therein);

(v)Pro Forma Covenant Compliance.  Borrower shall have delivered to Agent evidence reasonably satisfactory to Agent that Borrower will be in pro forma compliance with all the covenants set forth in §9 immediately after giving effect to the extension;

(vi)Beneficial Ownership Certification.  If requested by the Agent or any Lender, each Borrower shall have delivered, at least five (5) Business Days prior to the Revolving Credit Maturity Date (as determined without regard to such extension), to the Agent (and any such Lender) a completed and executed Beneficial Ownership Certification.

(vii)Additional Documents and Expenses.  The Borrower and the Guarantors shall execute and deliver to Agent and Lenders such additional consents and affirmations and other documents (including, without limitation, amendments to the Security Documents) as the Agent may reasonably require, and the Borrower shall pay the cost of any updated UCC searches, title endorsements, all recording and filing costs and fees, and any and all intangible taxes or other documentary taxes, assessments or charges or any similar fees, taxes or expenses which are incurred by the Agent, the Arranger or the Lenders in connection with such extension.

For purposes of clarity, if the Borrower exercises its first right and option as provided above to extend the Revolving Credit Maturity Date pursuant to this §2.12(a) (the “First Extension Option”), the Revolving Credit Maturity Date shall be extended to August 5, 2026, and if the Borrower subsequently exercises its second right and option as provided above to extend the Revolving Credit Maturity Date pursuant to this §2.12(a) (the “Second Extension Option”), then the Revolving Credit Maturity Date shall be extended to August 5, 2027.  Borrower may only exercise the Second Extension Option if it has exercised the First Extension Option in accordance with this §2.12(a).  Any extension of the Revolving Credit Maturity Date pursuant to this §2.12(a) shall become effective on the day that all the conditions in this §2.12(a) with respect to such Revolving Credit Extension Request are satisfied (which may be prior to the then-applicable Revolving Credit Maturity Date), provided that such conditions must be satisfied within the time

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period provided in each such condition, and, in any event, on or prior to the then-applicable Revolving Credit Maturity Date (as determined without regard to such extension).

(b)Extension of Term Loan Maturity Date.  The Borrower shall have the right and option to extend the Term Loan Maturity Date in respect of the Total Term Loan Commitment or portion thereof, if reduced in accordance with §2.4, a total of one (1) time for a period of twelve (12) months upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Term Loan Maturity Date:

(i)Term Loan Extension Request.  The Borrower shall deliver written notice of such request (the “Term Loan Extension Request”) to the Agent not earlier than the date which is ninety (90) days and not later than the date which is forty-five (45) days prior to the then applicable Term Loan Maturity Date (as determined without regard to such extension).  Any such Term Loan Extension Request shall be irrevocable and binding on the Borrower.

(ii)Payment of Extension Fee.  The Borrower shall pay to the Agent for the pro rata accounts of the Term Loan Lenders in accordance with their respective Term Loan Commitments an extension fee in an amount equal to twenty (20) basis points on the aggregate outstanding principal amount of the Term Loans on the Term Loan Maturity Date (as determined without regard to such extension), which fee shall, when paid, be fully earned and non-refundable under any circumstances.

(iii)No Default.  On the date the Term Loan Extension Request is given and on the Term Loan Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.

(iv)Representations and Warranties.  The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower and the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date the Term Loan Extension Request is given and on the Term Loan Maturity Date (as determined without regard to such extension), although any representations and warranties which expressly relate to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be (in each case, without duplication of any materiality qualifier contained therein);

(v)Pro Forma Covenant Compliance.  Borrower shall have delivered to Agent evidence reasonably satisfactory to Agent that Borrower will be in pro forma compliance with all the covenants set forth in §9 immediately after giving effect to the extension;

(vi)Beneficial Ownership Certification.  If requested by the Agent or any Lender, each Borrower shall have delivered, at least five (5) Business Days prior to the Term Loan Maturity Date (as determined without regard to such extension), to the Agent (and any such Lender) a completed and executed Beneficial Ownership Certification.

(vii)Additional Documents and Expenses.  The Borrower and the Guarantors shall execute and deliver to Agent and Lenders such additional consents and affirmations and other documents (including, without limitation, amendments to the Security

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Documents) as the Agent may reasonably require, and the Borrower shall pay the cost of any updated UCC searches, title endorsements, all recording and filing costs and fees, and any and all intangible taxes or other documentary taxes, assessments or charges or any similar fees, taxes or expenses which are incurred by the Agent, the Arranger or the Lenders in connection with such extension.

For purposes of clarity, if the Borrower exercises its option to extend the Term Loan Maturity Date pursuant to this §2.12(b), the Term Loan Maturity Date shall be extended to August 5, 2027.  Any extension of the Term Loan Maturity Date pursuant to this §2.12(b) shall become effective on the day that all the conditions in this §2.12(b) with respect to such Term Loan Extension Request are satisfied (which may be prior to the then-applicable Term Loan Maturity Date), provided that such conditions must be satisfied within the time period provided in each such condition, and, in any event, on or prior to the then-applicable Term Loan Maturity Date (as determined without regard to such extension).

§2.13	Defaulting Lenders

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(a)If for any reason any Lender shall be a Defaulting Lender, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or applicable law, such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Required Lenders, Required Revolving Credit Lenders, Required Term Loan Lenders, all of the Lenders or affected Lenders, shall, except as specifically provided in §27, be suspended during the pendency of such failure or refusal.  If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Effective Rate plus one percent (1%), (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest.  Any amounts received by the Agent in respect of a Defaulting Lender’s Loans shall be applied as set forth in §2.13(d).

(b)Any Non-Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire all or a portion of a Defaulting Lender’s Commitments.  Any Lender desiring to exercise such right shall give written notice thereof to the Agent and the Borrower no sooner than two (2) Business Days and not later than five (5) Business Days after such Defaulting Lender became a Defaulting Lender.  If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender’s Commitments in proportion to the Commitments of the other Lenders exercising such right.  If after such fifth Business Day, the Lenders have not elected to purchase all of the Commitments of such Defaulting Lender, then the

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Borrower (so long as no Default or Event of Default exists) or the Required Lenders may, by giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitments to an eligible assignee subject to and in accordance with the provisions of §18.1 for the purchase price provided for below.  No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an eligible assignee.  Upon any such purchase or assignment, and any such demand with respect to which the conditions specified in §18.1 have been satisfied, the Defaulting Lender’s interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement.  The purchase price for the Commitments of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees.  Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to §2.13(d).

(c)During any period in which there is a Defaulting Lender, all or any part of such Defaulting Lender’s obligation to acquire, refinance or fund participations in Letters of Credit pursuant to §2.10(g) or Swing Loans pursuant to §2.5(e) shall be reallocated among the Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (computed without giving effect to the Revolving Credit Commitment of such Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Revolving Credit Lender becomes a Defaulting Lender, no Default or Event of Default exists, (ii) the conditions set forth in §§10 and 11 are satisfied at the time of such reallocation (and, unless the Borrower shall have notified the Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at the time), (iii) the representations and warranties in the Loan Documents shall be true and correct in all material respects on and as of the date of such reallocation with the same effect as though made on and as of such date, and (iv) the aggregate obligation of each Revolving Credit Lender that is a Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Loans shall not exceed the positive difference, if any, of (a) the Revolving Credit Commitment of that Non-Defaulting Lender minus (b) the sum of (1) the aggregate outstanding principal amount of the Revolving Credit Loans of that Revolving Credit Lender plus (2) such Revolving Credit Lender’s pro rata portion in accordance with its Revolving Credit Commitment Percentage of outstanding Letter of Credit Liabilities and Swing Loans.  Subject to §34, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(d)Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Agent for the account of such Defaulting Lender pursuant to §13), shall be applied at such time or times as may be determined by the Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender

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to the Agent (other than with respect to Letter of Credit Liabilities) hereunder; second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Lender (with respect to Letter of Credit Liabilities) and/or the Swing Loan Lender hereunder; third, if so determined by the Agent or requested by the Issuing Lender or the Swing Loan Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swing Loan; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy obligations of such Defaulting Lender to fund Loans or participations under this Agreement and (y) be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swing Loan; sixth, to the payment of any amounts owing to the Agent or the Lenders (including the Issuing Lender and the Swing Loan Lender) as a result of any judgment of a court of competent jurisdiction obtained by the Agent or any Lender (including the Issuing Lender and the Swing Loan Lender) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Revolving Credit Loans, Term Loans or funded participations in Letters of Credit or Swing Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Revolving Credit Loans, Term Loans or funded participations in Letters of Credit or Swing Loans were made at a time when the conditions set forth in §§10 and 11, to the extent required by this Agreement, were satisfied or waived, such payment shall be applied solely to pay the Revolving Credit Loans or Term Loans of, and funded participations in Letters of Credit or Swing Loans owed to, all Non-Defaulting Lenders on a pro rata basis until such time as all Revolving Credit Loans, Term Loans and funded and unfunded participations in Letters of Credit and Swing Loans are held by the Revolving Credit Lenders and Term Loan Lenders, as applicable, pro rata in accordance with their Revolving Credit Commitment Percentages or Term Loan Commitment Percentages, as applicable, without regard to §2.13(c), prior to being applied to the payment of any Revolving Credit Loans or Term Loans of, or funded participations in Letters of Credit or Swing Loans owed to, such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this §2.13(d) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto, and to the extent allocated to the repayment of principal of the Loans, shall not be considered outstanding principal under this Agreement.

(e)Within five (5) Business Days of demand by the Issuing Lender or the Swing Loan Lender from time to time, the Borrower shall deliver to the Agent for the benefit of the Issuing Lender and the Swing Loan Lender cash collateral in an amount sufficient to cover all Fronting Exposure with respect to the Issuing Lender and the Swing Loan Lender (after giving effect to §§2.5(a), 2.10(a) and 2.13(c)) on terms satisfactory to the Issuing Lender and/or the Swing Loan Lender in its good faith determination (and such cash collateral shall be in Dollars).  Any such cash collateral shall be deposited in the Collateral Account as collateral (solely for the benefit

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of the Issuing Lender and/or the Swing Loan Lender) for the payment and performance of each Defaulting Lender’s pro rata portion in accordance with their respective Revolving Credit Commitment Percentages of outstanding Letter of Credit Liabilities and Swing Loans.  Moneys in the Collateral Account deposited pursuant to this §2.13(e) shall be applied by the Agent to reimburse the Issuing Lender and/or the Swing Loan Lender immediately for each Defaulting Lender’s pro rata portion in accordance with their respective Revolving Credit Commitment Percentages of any funding obligation with respect to a Letter of Credit or Swing Loan which has not otherwise been reimbursed by the Borrower or such Defaulting Lender.

(f)(i)Each Revolving Credit Lender that is a Defaulting Lender shall not earn and shall not be entitled to receive any Unused Fee pursuant to §2.3 for any period during which that Lender is a Defaulting Lender.

(i)Each Revolving Credit Lender that is a Defaulting Lender shall not earn and shall not be entitled to receive Letter of Credit fees pursuant to §2.10(e) for any period during which that Lender is a Defaulting Lender.

(ii)With respect to any Unused Fee or Letter of Credit fees not required to be paid to any Defaulting Lender pursuant to clause (i) or (ii) above, the Borrower shall (x) pay to each Non-Defaulting Lender that is a Revolving Credit Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to §2.13(c), (y) pay to the Issuing Lender and the Swing Loan Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s or the Swing Loan Lender’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay any remaining amount of any such fee.

(g)If the Borrower (so long as no Default or Event of Default exists) and the Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Credit Loans or Term Loans, as applicable, of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Loans, or Term Loans, as applicable, to be held on a pro rata basis by the Lenders in accordance with their Revolving Credit Commitments or Term Loan Commitments, as the case may be (without giving effect to §2.13(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

§2.14Evidence of Debt

.  The indebtedness of the Borrower resulting from the Loans made by each Lender from time to time shall be evidenced by one or more accounts or records maintained by such Lender and the Agent in the ordinary course of business, including, without

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limitation, the amounts of principal and interest payable and paid to such Lender from time to time hereunder.  The Borrower hereby irrevocably authorizes the Agent and the Lenders to make, or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment thereof, an appropriate notation on the Agent’s and the Lender’s records reflecting the making of such Loan or (as the case may be) the receipt of such payment.  The Agent shall maintain accounts or records in accordance with its usual practice in which it shall record:  (i) the date and the amount of each Loan made hereunder, the Type of such Loan, and, if appropriate, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof.  The accounts or records maintained by the Agent and each Lender shall be prima facie evidence of the existence and amounts of the Obligations recorded therein and shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder or under the Notes, if any, to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.  The Borrower agrees that upon the request of any Lender made through the Agent (whether for purposes of pledge, enforcement or otherwise), the Borrower shall promptly execute and deliver to such Lender (through the Agent) a Revolving Credit Note, a Term Loan Note and/or a Swing Loan Note, as applicable, payable to the order of such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.  All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

§3.	REPAYMENT OF THE LOANS

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§3.1	Stated Maturity
§3.2	.

(a)The Borrower promises to pay on the Revolving Credit Maturity Date and there shall become absolutely due and payable on the Revolving Credit Maturity Date all of the Revolving Credit Loans, Swing Loans and other Letter of Credit Liabilities Outstanding on such date, together with any and all accrued and unpaid interest thereon.

(b)The Borrower promises to pay on the Term Loan Maturity Date and there shall become absolutely due and payable on the Term Loan Maturity Date all of the Term Loans Outstanding on such date, together with any and all accrued and unpaid interest thereon.  The principal amount of the Term Loans shall not amortize prior to the Term Loan Maturity Date.

§3.2	Mandatory Prepayments.

(a)If at any time (i) the sum of the aggregate outstanding principal amount of the Revolving Credit Loans, the Swing Loans and the Letter of Credit Liabilities exceeds the Total Revolving Credit Commitment, or (ii) the sum of the aggregate outstanding principal amount of the Revolving Credit Loans, the Term Loans, the Swing Loans and the Letter of Credit Liabilities

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exceeds the Total Commitment, then the Borrower shall, within five (5) Business Days of such occurrence, pay the amount of such excess to the Agent for the respective accounts of the Revolving Credit Lenders (in the case of clause (i)) or all of the Lenders (in the case of clause (ii)), as applicable, for application to the Revolving Credit Loans and Term Loans as provided in §3.4, together with any additional amounts payable pursuant to §4.7, except that the amount of any Swing Loans shall be paid solely to the Swing Loan Lender.

(b)Subject to §7.7(g), in the event there shall have occurred a casualty or Taking with respect to any Mortgaged Property, the Borrower shall prepay the Loans concurrently with the date of receipt by Borrower, such Subsidiary Guarantor or the Agent of any Insurance Proceeds or Condemnation Proceeds in respect of such casualty or Taking.

§3.3	Optional Prepayments

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(a)The Borrower shall have the right, at its election, to prepay the outstanding amount of the Revolving Credit Loans, Term Loans and Swing Loans, as a whole or in part, at any time without penalty or premium; provided, that if any prepayment of the outstanding amount of any Term SOFR Loans pursuant to this §3.3 is made on a date that is not the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.7.

(b)The Borrower shall give the Agent, no later than 10:00 a.m.  (Cleveland time) at least three (3) days’ prior written notice of any prepayment pursuant to this §3.3, in each case specifying the proposed date of prepayment of the Loans and the principal amount to be prepaid (provided that any such notice may be revoked or modified upon one (1) day’s prior notice to the Agent).  Notwithstanding the foregoing, no prior notice shall be required for the prepayment of any Swing Loan.

§3.4	Partial Prepayments

.  Each prepayment of the Loans under §3.3 shall be in a minimum amount of $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment.  Each partial payment under §§3.2 and 3.3 shall be applied, first, pro rata to the principal of any Outstanding Swing Loans, then, in the absence of instruction by the Borrower, second, pro rata to the principal of any Outstanding Revolving Credit Loans, and, third, pro rata to the principal of any Outstanding Term Loans (and with respect to each category of Loans, first, pro rata to the principal of Base Rate Loans, second, pro rata to the principal of Daily Simple SOFR Loans, and third, pro rata, to the principal of Term SOFR Loans).

§3.5	Effect of Prepayments

.  Amounts of the Revolving Credit Loans prepaid under §§3.2 and 3.3 prior to the Maturity Date may be reborrowed as provided in §2, subject to any reduction of the Commitment provided for in this Agreement. Any portion of the Term Loans that is prepaid may not be reborrowed.

§4.	CERTAIN GENERAL PROVISIONS

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§4.1	Conversion Options

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(a)The Borrower may elect from time to time to convert any of its outstanding Revolving Credit Loans or Term Loans to a Revolving Credit Loan or Term Loan, respectively, of another Type and such Revolving Credit Loans or Term Loans shall thereafter bear interest as a Base Rate Loan or a SOFR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a SOFR Rate Loan to a Base Rate Loan or, if applicable, any such conversion of a SOFR Rate Loan that is a Term SOFR Loan to a Daily Simple SOFR Loan, the Borrower shall give the Agent a Conversion/Continuation Request with respect to such election at least three (3) Business Days prior to the requested date of such conversion, and such conversion shall only be made on (X) the last day of the Interest Period with respect to any such SOFR Rate Loan that is a Term SOFR Loan, or (Y) the applicable Interest Payment Date with respect to any such SOFR Rate Loan that is a Daily Simple SOFR Loan, and, in each case after giving effect to the making of such Loan, there shall be no more than ten (10) SOFR Rate Loans; (ii) with respect to any such conversion of a Base Rate Loan to a SOFR Rate Loan of any Type or, if applicable, any such conversion of a SOFR Rate Loan that is a Daily Simple SOFR Loan to a Term SOFR Loan (provided, that, such conversion shall only be made on the applicable Interest Payment Date with respect to such Daily Simple SOFR Loan), the Borrower shall give the Agent a Conversion/Continuation Request with respect to such election at least three (3) Business Days prior to the requested date of such conversion, the principal amount of the Loan so converted shall be in a Minimum Loan Amount and, after giving effect to the making of such Loan, there shall be no more than ten (10) SOFR Rate Loans outstanding at any one time, unless otherwise consented to in writing by all of the Lenders; and (iii) no Loan may be converted into a SOFR Rate Loan when any Default or Event of Default has occurred and is continuing.  All or any part of the outstanding Revolving Credit Loans or Term Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in a principal amount of less than the Minimum Loan Amount.  On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Applicable Lending Office, as the case may be.  Each Conversion/Continuation Request relating to the conversion of a Base Rate Loan to a SOFR Rate Loan shall be irrevocable by the Borrower.

(b)Any SOFR Rate Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto (for a Term SOFR Loan) or following the Interest Payment Date with respect thereto (for a Daily Simple SOFR Loan) by compliance by the Borrower with the terms of §4.1; provided that no SOFR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default (for a Term SOFR Loan) or on the next Interest Payment Date occurring during the continuance of any Default or Event of Default (for a Daily Simple SOFR Loan).

(c)In the event that the Borrower does not notify the Agent of its election hereunder with respect to (i) any Term SOFR Loan, such Loan shall be automatically continued at the end of the applicable Interest Period as a Term SOFR Loan with an Interest Period of one (1) month, or (ii) any Daily Simple SOFR Loan, such Loan shall be automatically continued as a Daily Simple SOFR Loan; provided that if a Default or Event of Default has occurred and is continuing, such Term SOFR Loan or Daily Simple SOFR Loan, as the case may be, shall be converted to a

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Base Rate Loan at the end of the applicable Interest Period (for a Term SOFR Loan) or on the next Interest Payment Date (for a Daily Simple SOFR Loan).

§4.2	Fees

.  The Borrower agrees to pay to KeyBank, the Agent and the Arranger for their own account certain fees for services rendered or to be rendered in connection with the Loans as provided pursuant to that certain fee letter dated as of August 5, 2022 among the Borrower, KeyBank and the Arranger (the “Agreement Regarding Fees”).  All such fees shall be fully earned when paid and nonrefundable under any circumstances.

§4.3	Funds for Payments

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(a)All payments of principal, interest, facility fees, Letter of Credit fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, at the Agent’s Head Office, not later than 2:00 p.m. (Cleveland time) on the day when due, in each case in lawful money of the United States in immediately available funds.  The Agent is hereby authorized to charge the accounts of the Borrower with KeyBank set forth on Schedule 4.3, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Lenders (including the Swing Loan Lender) under the Loan Documents.  Subject to the foregoing, all payments made to the Agent on behalf of the Lenders, and actually received by the Agent, shall be deemed received by the Lenders on the date actually received by the Agent.

(b)All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim, and free and clear of and without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this §4.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)The Borrower and the Guarantors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d)The Borrower and the Guarantors shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this §4.3) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or

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not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the determinations in such statement are made on a reasonable basis and in good faith.

(e)Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or a Guarantor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the Guarantors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of §18.4 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this subsection.

(f)As soon as practicable after any payment of Taxes by the Borrower or any Guarantor to a Governmental Authority pursuant to this §4.3, the Borrower or such Guarantor shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(g)

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

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(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8ECI;

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(IV)to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the

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Agent), an electronic copy (or an original if requested by the Borrower or the Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(h)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this §4.3 (including by the payment of additional amounts pursuant to this §4.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this §4.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund has not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.

(i)Each party’s obligations under this §4.3 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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(j)The obligations of the Borrower to the Lenders under this Agreement with respect to Letters of Credit (and of the Revolving Credit Lenders to make payments to the Issuing Lender with respect to Letters of Credit and to the Swing Loan Lender with respect to Swing Loans) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:  (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents; (ii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (iii) the existence of any claim, set-off, defense or any right which the Borrower or any of its Subsidiaries or Affiliates may have at any time against any beneficiary or any transferee of any Letter of Credit (or persons or entities for whom any such beneficiary or any such transferee may be acting) or the Lenders (other than the defense of payment to the Lenders in accordance with the terms of this Agreement) or any other person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction; (iv) any draft, demand, certificate, statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) any breach of any agreement between the Borrower, any Guarantor or any of their Subsidiaries or Affiliates and any beneficiary or transferee of any Letter of Credit; (vi) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; (vii) payment by the Issuing Lender under any Letter of Credit against presentation of a sight draft, demand, certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods; (viii) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of such Letter of Credit; (ix) the legality, validity, form, regularity or enforceability of the Letter of Credit; (x) the failure of any payment by the Issuing Lender to conform to the terms of a Letter of Credit (if, in the Issuing Lender’s good faith judgment, such payment is determined to be appropriate); (xi) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (xii) the occurrence of any Default or Event of Default; and (xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

§4.4	Computations

.  All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360‑day year (or a 365 or 366 day year, as applicable, in the case of Base Rate Loans) and paid for the actual number of days elapsed.  Except as otherwise provided in the definition of the term “Interest Period” with respect to Term SOFR Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.  The Outstanding Loans and Letter of Credit Liabilities as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount absent manifest error.

§4.5	Temporary Inability to Determine Rates

.  If (A) the Agent determines (which determination shall be conclusive and binding absent manifest error) that Adjusted

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Daily Simple SOFR or Adjusted Term SOFR cannot be determined pursuant to the definition thereof or (B) the Required Lenders determine that for any reason in connection with any request for a SOFR Rate Loan or a conversion thereto or a continuation thereof that Adjusted Daily Simple SOFR or Adjusted Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Agent, in each case of (A) and (B), on or prior to the first day of any Interest Period, the Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Agent to the Borrower, (i) any obligation of the Lenders to make or continue the applicable SOFR Rate Loans or to convert Base Rate Loans to SOFR Rate Loans shall be suspended (to the extent of the affected Interest Periods) until the Agent revokes such notice and (ii) if such determination affects the calculation of the Base Rate, the Agent shall during the period of such suspension compute the Base Rate without reference to clause (iii) of the definition of “Base Rate” until the Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of any applicable SOFR Rate Loans (to the extent of the affected SOFR Rate Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Rate Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to §4.7. If the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Agent without reference to clause (iii) of the definition of “Base Rate” until the Agent revokes such determination.

§4.6	Illegality

.  Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other Governmental Authority having jurisdiction over a Lender or its Applicable Lending Office shall assert that it is unlawful, for any Lender to make or maintain SOFR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Lenders to make SOFR Rate Loans shall forthwith be suspended and any Loan Request with respect to such borrowing shall be ineffective, and (b)(i) any such Term SOFR Loan then outstanding shall be converted automatically into (X) a Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of this §4.6 or (Y) a Base Rate Loan if the Adjusted Daily Simple SOFR also is the subject of this §4.6, in each case, on the last day of each Interest Period applicable to such Term SOFR Loan (or the next succeeding Business Day if such day is not a Business Day) or within such earlier period as may be required by law, and (ii) any such Daily Simple SOFR Loan then outstanding shall be converted automatically into a Base Rate Loan upon

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the occurrence of such event or within such earlier period as may be required by law. Notwithstanding the foregoing, before giving such notice, the applicable Lender shall designate a different lending office if such designation will void the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender or increase any costs payable by the Borrower hereunder.

§4.7	Breakage Compensation

.  The Borrower shall compensate each Lender upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expenses or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its SOFR Rate Loans) which such Lender may sustain in connection with any of the following: (i) if for any reason (other than a default by such Lender or the Agent) a borrowing of SOFR Rate Loans does not occur on a date specified therefor in a Loan Request or a Notice of Continuation or Conversion (whether or not withdrawn by the Borrower or deemed to be withdrawn or ineffective pursuant to the terms of this Agreement); (ii) if any repayment, prepayment, Conversion or Continuation of any SOFR Rate Loan occurs on a date that is not the last day of an Interest Period or Interest Payment Date applicable thereto; (iii) if any prepayment of any of its SOFR Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower; (iv) as a result of an assignment by a Lender of any SOFR Rate Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by the Borrower in accordance herewith or (v) as a consequence of (y) any other default by the Borrower to repay or prepay any SOFR Rate Loans when required by the terms of this Agreement (collectively, “Breakage Costs”). The written request of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such request within fifteen (15) days of receipt of written notice thereof, or such earlier date as may be required by this Agreement.

§4.8	Additional Costs, Etc.

.  Notwithstanding anything herein to the contrary, if any present or future Applicable Law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time (or from time to time) hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

(a)subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender’s Commitment, a Letter of Credit or the Loans (other than for Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes), or

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(b)materially change the basis of taxation (except for changes in taxes on gross receipts, income or profits or its franchise tax) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents, or

(c)impose or increase or render applicable any special deposit, compulsory loan, insurance charge, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by the Borrower hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

(d)impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender’s Commitment, a Letter of Credit or any class of loans or commitments of which any of the Loans or such Lender’s Commitment forms a part; and the result of any of the foregoing is:

(i)to increase the cost to any Lender of making, continuing, converting to, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Lender’s Commitment, or

(ii)to reduce the amount of principal, interest or other amount payable to any Lender or the Agent hereunder on account of such Lender’s Commitment or any of the Loans or the Letters of Credit, or

(iii)to require any Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such Lender or the Agent shall determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum.  Each Lender and the Agent in determining such amounts may use any reasonable averaging and attribution methods generally applied by such Lender or the Agent.

§4.9	Capital Adequacy

.  If after the date hereof any Lender determines that (a) the adoption of or change in any Applicable Law regarding liquidity or capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding liquidity or capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s commitment to make Loans or participate in Letters of Credit hereunder to a level below that which such Lender

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or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower thereof.  The Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount setting forth the Lender’s calculation thereof.  In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender.  For purposes of §4.8 and this §4.9, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, publications, orders, guidelines and directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to have been adopted and gone into effect after the date hereof regardless of when adopted, enacted or issued.

§4.10	Intentionally Omitted

.

§4.11	Default Interest; Late Charge

.  Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not the Agent or the Lenders shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin plus two percent (2.0%) (the “Default Rate”), until such amount shall be paid in full (after as well as before judgment) and the fee payable with respect to Letters of Credit shall be increased to a rate equal to two percent (2.0%) above the Letter of Credit fee that would otherwise be applicable to such time, if any of such amounts shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law.  In addition, the Borrower shall pay a late charge equal to four percent (4%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the other Loan Documents, which is not paid by the Borrower within ten (10) days of the date when due (or, in the case of amounts due at the Maturity Date, within fifteen (15) Business Days of such date).

§4.12	Certificate

.  A certificate setting forth any amounts payable pursuant to §4.7, §4.8, §4.9 or §4.11 and a reasonably detailed explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be conclusive in the absence of manifest error, and shall be promptly provided to the Agent and the Borrower upon their written request.

§4.13	Limitation on Interest

.  Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrower, the Guarantors, the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency,

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whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower.  All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.  This §4.13 shall control all agreements between or among the Borrower, the Guarantors, the Lenders and the Agent.

§4.14	Certain Provisions Relating to Increased Costs and Non-Funding Lenders

.  If a Lender gives notice of the existence of the circumstances set forth in §4.6 or any Lender requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.3(b) (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.8 or §4.9, then, upon request of Borrower, such Lender, as applicable, shall use reasonable efforts in a manner consistent with such institution’s practice in connection with loans like the Loan of such Lender to eliminate, mitigate or reduce amounts that would otherwise be payable by Borrower under the foregoing provisions, provided that such action would not be otherwise prejudicial to such Lender, including, without limitation, by designating another of such Lender’s offices, branches or affiliates; the Borrower agreeing to pay all reasonably incurred costs and expenses incurred by such Lender in connection with any such action.  Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Lender (a) has given notice of the existence of the circumstances set forth in §4.6 or has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.3(b) (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.8 or §4.9 and following the request of Borrower has been unable to take the steps described above to mitigate such amounts (each, an “Affected Lender”) or (b) has failed to make available to Agent its pro rata share of any Loan or participation in a Letter of Credit and such failure has not been cured (a “Non-Funding Lender”), then, within thirty (30) days after such notice or request for payment or compensation or failure to fund, as applicable, Borrower shall have the one-time right as to such Affected Lender or Non-Funding Lender, as applicable, to be exercised by delivery of written notice delivered to the Agent and the Affected Lender or Non-Funding Lender, as applicable, within thirty (30) days of receipt of

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such notice or failure to fund, as applicable, to elect to cause the Affected Lender or Non-Funding Lender, as applicable, to transfer its Commitment.  The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Affected Lender or Non-Funding Lender, as applicable (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent).  In the event that the Lenders do not elect to acquire all of the Affected Lender’s or Non-Funding Lender’s Commitment, then the Agent shall endeavor to obtain a new Lender to acquire such remaining Commitment.  Upon any such purchase of the Commitment of the Affected Lender or Non-Funding Lender, as applicable, the Affected Lender’s or Non-Funding Lender’s interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender or Non-Funding Lender, as applicable, shall promptly execute all documents reasonably requested to surrender and transfer such interest.  The purchase price for the Affected Lender’s or Non-Funding Lender’s Commitment shall equal any and all amounts outstanding and owed by Borrower to the Affected Lender or Non-Funding Lender, as applicable, including principal, prepayment premium or fee, and all accrued and unpaid interest or fees.

§4.15	Permanent Inability to Determine Rate; Benchmark Replacement.

(a)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of the then-current Benchmark with a Benchmark Replacement pursuant to this §4.15 will occur prior to the applicable Benchmark Transition Start Date. Unless and until a Benchmark Replacement is effective in accordance with this clause (a), all Loans shall be converted into Base Rate Loans in accordance with the provisions of Section 4.6 above.

(b)Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)Notices; Standards for Decisions and Determinations.  The Agent will promptly notify the Borrower and the Lenders of the implementation of any Benchmark Replacement and the effectiveness of any Conforming Changes.  The Agent will notify the

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Borrower and the removal or reinstatement of any tenor of a Benchmark. Any determination, decision or election that may be made by the Agent or Lenders pursuant to this §4.15, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this §4.15.

(d)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or incompliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for the applicable SOFR Rate Loan of, conversion to or continuation of SOFR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon Adjusted Term SOFR (or then-current Benchmark) will not be used in any determination of Base Rate.

§5.	COLLATERAL SECURITY; GUARANTORS

.

§5.1	Collateral

.  The Obligations shall be secured by a perfected first priority lien and security interest to be held by the Agent for the benefit of the Lenders on the Collateral, pursuant to the terms of the Security Documents.

§5.2	Appraisal

.

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(a)The Agent shall on behalf of the Lenders obtain current Agent Appraisals of each of the Mortgaged Properties (other than 23-85 87th Street, 612 Wortman and 950 Bridgeport); provided, however, that so long as no Event of Default has occurred and is continuing, Borrower shall not be obligated to pay for the cost of, and the Agent shall not be required to obtain on behalf of the Lenders, any Appraisal of Real Estate which is then a Mortgaged Property if the Mortgaged Property is released as Collateral pursuant to §5.5 within six (6) months after the date such Real Estate first became a Mortgaged Property (provided, that, if any of 23-85 87th Street, 612 Wortman and 950 Bridgeport are not released as Collateral pursuant to §5.5 within six (6) months after the date such Real Estate first became a Mortgaged Property, then the Agent shall have the right, but not the obligation, to obtain an Appraisal for such Real Estate at Borrower’s sole cost and expense).  In any such case, said Agent Appraisals will be ordered by Agent and used to determine the current Appraised Value of the Mortgaged Properties, and the Borrower shall pay to Agent within ten (10) days after written demand all reasonable costs of such Agent Appraisals.

(b)[Intentionally Omitted.]

(c)The Agent may obtain new Agent Appraisals or an update to existing Agent Appraisals with respect to the Mortgaged Properties, or any of them (including, without limitation, 23-85 87th Street, 612 Wortman or 950 Bridgeport to the extent the same are Mortgaged Properties hereunder), as the Agent shall determine (i) at any time that the regulatory requirements of any Lender generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Lender shall require more frequent Agent Appraisals, (ii) at any time following and during the continuance of an Event of Default, or (iii) if the Agent reasonably believes that there has been a casualty, Taking or material adverse change or deterioration with respect to any Mortgaged Property, including, without limitation, a material change in the market in which any Mortgaged Property is located.  The expense of such Agent Appraisals and/or updates performed pursuant to this §5.2(c) shall be borne by the Borrower and payable to the Agent within ten (10) days of demand; provided the Borrower shall not be obligated to pay for an Agent Appraisal of a Mortgaged Property obtained pursuant to this §5.2(c) more often than once in any period of twelve (12) months if no Event of Default exists.

(d)The Borrower acknowledges that the Agent has the right to approve any Appraisal performed pursuant to this Agreement.  The Borrower further agrees that the Lenders and the Agent do not make any representations or warranties with respect to any such Appraisal and shall have no liability as a result of or in connection with any such Appraisal for statements contained in such Appraisal, including without limitation, the accuracy and completeness of information, estimates, conclusions and opinions contained in such Appraisal, or variance of such Appraisal from the fair value of such property that is the subject of such Appraisal given by the local tax assessor’s office, or the Borrower’s idea of the value of such property.

§5.3	Additional Collateral.

(a)In the event that Borrower desires to use proceeds of the Loans or any Letter of Credit to directly or indirectly acquire Real Estate or any interest therein or to refinance indebtedness secured thereby, such Real Estate shall be required to become a Mortgaged Property as a condition thereto.  No Real Estate shall be included as a Mortgaged Property unless and until the following conditions precedent shall have been satisfied:

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(i)such Real Estate shall be Eligible Real Estate;

(ii)if such Real Estate is owned by a Wholly-Owned Subsidiary of the Borrower, said Wholly-Owned Subsidiary shall have executed a Joinder Agreement and satisfied the conditions of §5.4;

(iii)the Borrower or the Wholly-Owned Subsidiary which is the owner of the Real Estate shall have executed and delivered to the Agent all Guarantor Qualification Documents, all of which instruments, documents or agreements shall, to the extent required by this Agreement, be in form and substance reasonably satisfactory to the Agent; and

(iv)after giving effect to the inclusion of such Eligible Real Estate, each of the representations and warranties made by or on behalf of the Borrower or the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which it was made and shall also be true as of the time of the addition of such Mortgaged Property with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing and the Agent shall have received a certificate of the Borrower to such effect.  For the avoidance of doubt, the delivery by Borrower to Agent of the Guarantor Qualification Documents or the Eligible Real Estate Qualification Documents shall not modify any representation, warranty or covenant in this Agreement or the other Loan Documents.

(b)If such Real Estate is owned by a Wholly Owned Subsidiary of Borrower, then Borrower shall pledge to Agent 100% of the Equity Interests in the Wholly Owned Subsidiary owning or leasing the Real Estate pursuant to the Assignment of Interests and as provided in Schedule 5.3.

(c)Borrower shall on or before the date that is ninety (90) days (unless extended in the Agent’s sole discretion, but in any case, not to exceed one hundred and twenty (120) days) following the date of acquisition of any Real Estate by Borrower or such Subsidiary which becomes a Mortgaged Property or following the disbursement of any proceeds of the Loan to be used to refinance indebtedness secured thereby, cause to be executed and delivered to the Agent all Eligible Real Estate Qualification Documents, all of which to the extent required by this Agreement, shall be in form and substance satisfactory to Agent.

(d)The Mortgage and Assignment of Leases and Rents for each Mortgaged Property shall be effective upon the delivery thereof, but shall not be recorded until the occurrence of an Event of Default (except with respect to 23-85 87th Street and 612 Wortman, for which the Mortgages, Assignments of Leases and Rents, UCC financing statements and fixture filings shall be recorded and/or filed, as applicable, on or about the First Amendment Date).  Upon the occurrence of an Event of Default, the Agent may, and upon the direction of the Required Lenders, shall, record the Mortgage and Assignment of Leases and Rents and file UCC financing statements and fixture filings with respect to the Mortgaged Properties as deemed necessary by Agent in the

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public records without any further action of or notice to the Borrower or any other party and without waiving such Event of Default.  In addition, the Borrower shall promptly deliver or cause to be delivered to the Agent such further documents as may be reasonably requested by the Agent relating to such Real Estate, including without limitation, owner’s affidavits, updated legal opinions and copies of leases and such changes to the Mortgage and Assignment of Leases and Rents as may be necessary or desirable to comply with changes in applicable law.  In connection with the recording of the Mortgage and Assignment of Leases and Rents for any Mortgaged Property as provided herein, the Agent may obtain, at the Borrower’s sole cost and expense, a mortgagee’s title insurance policy with respect to each Mortgaged Property encumbered by such Mortgage and Assignment of Leases and Rents in such amount as is determined by the Agent.  The Borrower shall upon demand pay the cost of any such mortgagee’s title insurance policy, the cost of any updated UCC searches, all recording costs and fees, and any and all intangible taxes or other documentary or mortgage taxes, assessments or charges which are demanded in connection with the recording of any of the Mortgages or Assignments of Leases and Rents.  In addition, the Borrower shall pay within five (5) days after demand any and all costs, fees, intangible tax, documentary or mortgage tax, assessments or charges as are demanded by any governmental authority by reason of any Mortgage or Assignment of Leases and Rents to Agent prior to the recording of the same.  In the event that the Borrower fails to pay such amounts as provided in this section, then the Banks may advance such amounts as are required to be paid as Loans hereunder, which Loans shall bear interest at the Default Rate.

(e)Within ten (10) days of the Borrower acquiring, forming, holding or otherwise receiving or owning after the Closing Date any Equity Interest in a Subsidiary or Unconsolidated Affiliates (other than an Equity Interest in a Subsidiary that is covered by §5.4(a) or that is an Unpledgeable Interest), the Borrower shall cause to be delivered to the Agent each of the following in form and substance reasonably satisfactory to the Agent:  (i) a supplement or amendment to the Assignment of Interests (or if no Assignment of Interests has been executed by the applicable party, then the Assignment of Interests) executed by the Borrower or the applicable Subsidiary, subjecting such Equity Interest (or interest therein) to the Lien of the Assignment of Interests; (ii) all original existing certificates, if any, representing shares of Equity Interests pledged pursuant to the Assignment of Interests, together with an undated stock or similar power for each such certificate executed in blank by a duly authorized officer of Borrower or such Subsidiary, together with an Acknowledgement substantially in the form of Exhibit G to the Assignment of Interests, duly executed by any issuer of such Equity Interest; (iii) all formation and organizational agreements relating to any Person to which such pledged Equity Interest relate as Agent may reasonably require; (iv) results from a recent UCC lien search as to Borrower or the applicable Subsidiary in such jurisdictions as Agent may designate, which results shall be satisfactory to Agent; and (v) such certified organizational documents, updated good standing certificates, resolutions, incumbency certificates, legal opinions and other documents as Agent may reasonably require.

§5.4	Additional Guarantors; Release of Guarantors

.

(a)In the event that the Borrower shall request that certain Real Estate of a Wholly-Owned Subsidiary of the Borrower be included as a Mortgaged Property as contemplated by §5.3(a) and such Real Estate is included as a Mortgaged Property in accordance with the terms hereof, the Borrower shall, as a condition to such Real Estate being included as a Mortgaged

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Property, cause each such Wholly-Owned Subsidiary, to execute and deliver to the Agent a Joinder Agreement, and such Subsidiary shall become a Guarantor hereunder and thereunder.  In addition, in the event any Subsidiary of the Borrower shall constitute a Material Subsidiary, the Borrower shall promptly cause such Subsidiary to execute and deliver to Agent a Joinder Agreement, and such Subsidiary shall become a Guarantor hereunder and thereunder.  Each such Subsidiary shall be specifically authorized, in accordance with its respective organizational documents, to be a Guarantor hereunder and thereunder and to execute the Contribution Agreement and such Security Documents as the Agent may require.  The Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to the Guarantors to be true and correct with respect to each such Subsidiary.  In connection with the delivery of such Joinder Agreement, the Borrower shall deliver to the Agent such organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require.

(b)In the event that all Mortgaged Properties owned by a Subsidiary Guarantor shall have been released as Collateral for the Obligations and Hedge Obligations in accordance with the terms of this Agreement, then such Subsidiary Guarantor shall be released by Agent from liability under this Agreement, provided that such Subsidiary Guarantor is not otherwise required to be a Guarantor.

(c)The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release (subject to the terms hereof), a Subsidiary Guarantor that is a Guarantor solely by virtue of being a Material Subsidiary from the Guaranty so long as:  (i) no Default or Event of Default shall then be in existence or would occur as a result of such release; (ii) the Agent shall have received such written request at least ten (10) Business Days (or such shorter period as Agent may approve) prior to the requested date of release; (iii) such Subsidiary Guarantor is not the owner of a Mortgaged Property; and (iv) the Borrower shall deliver to Agent evidence reasonably satisfactory to Agent that (A) the Borrower has disposed of or simultaneously with such release will dispose of its entire interest in such Guarantor or that all of the assets of such Guarantor will be disposed of in compliance with the terms of this Agreement, and if such transaction involves the disposition by such Guarantor of all  of its assets, the net cash proceeds, if any, from such disposition are being distributed to the Borrower in connection with such disposition, or (B) such Guarantor will be the borrower with respect to Secured Indebtedness that is not prohibited under this Agreement, which Indebtedness will be secured by a Lien on the assets of such Guarantor, and the provisions of such Secured Indebtedness make such Subsidiary Guarantor an Excluded Subsidiary, or (C) the Borrower has contributed or simultaneously with such release will contribute its entire direct or indirect interest in such Guarantor to an Unconsolidated Affiliate in compliance with the terms of this Agreement, or (D) such Guarantor is an Excluded Subsidiary.  Delivery by the Borrower to the Agent of any such request for a release shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

(d)The provisions of §5.4(b) and (c) shall not entitle Borrower, General Partner or REIT to any release from the Loan Documents.

§5.5	Partial Release of Collateral

.  Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving

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effect to the transactions contemplated by this §5.5), the Agent shall release a Mortgaged Property or Equity Interests from the lien or security title of the Security Documents encumbering the same (and if such Collateral is a Mortgaged Property, such release shall include the Equity Interests in the applicable Subsidiary Guarantor) upon the request of the Borrower in connection with a sale or other permanent disposition or refinancing of such Mortgaged Property or other Real Estate to which the Equity Interests relate, as applicable, subject to and upon the following terms and conditions:

(a)the Borrower shall deliver to the Agent written notice of its desire to obtain such release no later than ten (10) days prior to the date on which such release is to be effected;

(b)the Borrower shall submit to the Agent with such request a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Agent under §6.4 or §7.4 adjusted in the best good faith estimate of the Borrower to give effect to the proposed release and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such release;

(c)all release documents to be executed by the Agent shall be in form and substance reasonably satisfactory to the Agent; provided, that, with respect to any release of the Collateral for the 23-85 87th Street and 612 Wortman Mortgaged Properties pursuant to this §5.5 or §5.6 below, at Borrower’s request, Agent agrees to deliver an assignment of one or more of the Security Documents securing such Mortgaged Property, without recourse, covenant or warranty of any nature, express or implied (other than as to authority and that the assignor is then the current holder of the Security Documents being assigned), to the holder of any mortgage providing a refinancing of such Mortgaged Property (other than Borrower, an affiliate of Borrower or a nominee of Borrower); provided, that, any such assignment shall be conditioned on the following, (i) payment by Borrower of Agent’s reasonable fees and out-of-pocket expenses incurred in connection with such assignment (including without limitation, Agent’s reasonable attorneys’ fees for the preparation, delivery and performance of such an assignment); (ii) Borrower shall have caused the delivery of an executed Statement of Oath under Section 275 of the New York Real Property Law; (iii) such an assignment is not then prohibited by any federal, state or local law, rule, regulation, order, or by any other governmental authority; (iv) Borrower shall provide such other items, information and documents which are customarily provided for such assignments and reasonably necessary in the determination of Lender to effectuate such assignment, and (v) Borrower shall be responsible for all taxes, recording fees and other charges payable in connection with any such assignment;

(d)the Borrower shall pay all reasonable costs and expenses of the Agent in connection with such release, including without limitation, reasonable attorney’s fees;

(e)the Borrower shall pay to the Agent for the account of the Lenders a release price, which payment shall be applied to reduce the outstanding principal balance of the Loans as provided in §3.4, in an amount equal to the gross amount received by Borrower or its Subsidiary in connection with such sale, disposition or refinancing less normal and customary closing costs paid to third parties (such amount, the “Net Disposition Proceeds”); provided, further, that in

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connection with the release of 950 Bridgeport as a Mortgaged Property, any portion of the Net Disposition Proceeds that are applied to reduce the outstanding principal balance of the Swing Loans or the Revolving Credit Loans (either at the instruction of the Borrower or, in the absence of such instruction, as provided in §3.4) shall also result in a pro rata reduction of the Total Revolving Credit Commitment (unless and until the Total Commitment has been reduced to $70,000,000.00 or less); and provided, however, that in connection with, and as a condition to, the release of either or both of 23-85 87th Street and 612 Wortman as Mortgaged Properties, (i) the release price shall be the amount (if any) which, when applied to the outstanding principal balance of the Term Loans, Swing Loans and/or Revolving Credit Loans, would result in an aggregate outstanding principal balance of such of the Term Loans, Swing Loans and/or Revolving Credit Loans being $70,000,000.00 or less, and (ii) any portion of such release price determined in accordance with the foregoing clause (i) that is applied to the outstanding principal balance of the Swing Loans or the Revolving Credit Loans (either at the instruction of the Borrower or, in the absence of such instruction, as provided in §3.4) shall also result in a pro rata reduction of the Total Revolving Credit Commitment, such that after giving effect to such prepayment and reduction, if any, the Total Commitment shall be no more than $70,000,000.00; and

(f)if such release is requested in connection with a financing or refinancing of such Mortgaged Property or other Real Estate, Borrower shall have complied with the terms of the Agreement Regarding Fees.

§5.6	Release of Collateral

.  Upon the refinancing or repayment of the Obligations in full and termination of the obligation to provide additional Loans or issue Letters of Credit to Borrower, then the Agent shall release the Collateral from the lien and security interest of the Security Documents and release the Borrower and Guarantors (other than with respect to obligations that survive termination of this Agreement), provided that Agent has not received a notice from the Representative or the holder of the Hedge Obligations that any Hedge Obligation is then due and payable to the holder thereof.

§5.7	Non-Encumbrance

.  Without implying any limitation upon the generality of §8.2, the Borrower will not, and will not permit any other Person to, create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, change, restriction or other security interest of any kind upon any Mortgaged Property described in any Mortgage (whether now owned or hereafter acquired), except for matters set forth in the Title Policies relating to such Mortgaged Property submitted to and approved by the Agent.

§6.	REPRESENTATIONS AND WARRANTIES

.

The Borrower represents and warrants to the Agent and the Lenders as follows.

§6.1	Corporate Authority, Etc.

.

(a)Incorporation; Good Standing.  REIT is a Maryland corporation duly organized pursuant to articles of incorporation filed with the Maryland Secretary of State, and is validly existing and in good standing under the laws of Maryland.  REIT conducts its business in

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a manner which enables it to qualify as a real estate investment trust under, and to be entitled to the benefits of, Section 856 of the Code, and has elected to be treated as and is entitled to the benefits of a real estate investment trust thereunder.  The Borrower is a Delaware limited partnership duly organized pursuant to its certificate of limited partnership filed with the Delaware Secretary of State, and is validly existing and in good standing under the laws of Delaware.  The Borrower (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing and is duly authorized to do business in the jurisdiction of its organization and where any Real Estate owned by it is located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a Material Adverse Effect.

(b)Subsidiaries.  Each of the Guarantors and each of the Subsidiaries of the Borrower and the Guarantors (i) is a corporation, limited partnership, general partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where it is organized and where any Real Estate owned by it is located and in each other jurisdiction where a failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(c)Authorization.  The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Borrower or any Guarantor is a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, operating agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person other than the liens and encumbrances in favor of the Agent contemplated by this Agreement and the other Loan Documents, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to the Agent.

(d)Enforceability.  This Agreement and the other Loan Documents to which any of the Borrower or any Guarantor is a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’  rights and general principles of equity.

§6.2	Governmental Approvals

.  The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or any Guarantor is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to,

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any court, department, board, governmental agency or authority other than those already obtained, the filing of the Security Documents in the appropriate records office with respect thereto, and filings after the First Amendment Date of disclosures with the SEC.

§6.3	Title to Properties

.  Except as indicated on Schedule 6.3 hereto, REIT and its Subsidiaries own or lease all of the assets reflected in the consolidated balance sheet of the REIT as of the Balance Sheet Date or acquired or leased since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date) subject to no rights of others, including any mortgages, leases pursuant to which REIT or any of its Subsidiaries or any of their respective Affiliates is the lessee, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

§6.4	Financial Statements

.  The Borrower has furnished to the Agent:  (a) the consolidated balance sheet balance sheet of REIT and its Subsidiaries as of the Balance Sheet Date and the related consolidated statement of income and cash flow as of the Balance Sheet Date certified by the chief financial officer of REIT, (b) an unaudited statement of Net Operating Income for the period ending March 31, 2022, reasonably satisfactory in form to the Agent and certified by the chief financial officer of REIT as fairly presenting the Net Operating Income for such periods, and (c) certain other financial information relating to the Borrower, the Guarantors and the Collateral, including, without limitation, the Real Estate.  The balance sheet and statements referred to in clauses (a) and (b) above have been prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial condition of REIT and its Subsidiaries as of such dates and the consolidated results of the operations of REIT and its Subsidiaries for such periods.  There are no liabilities, contingent or otherwise, of REIT or any of its Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

§6.5	No Material Changes

.  Since the Balance Sheet Date or the date of the most recent financial statements delivered pursuant to §7.4 (with the date which is the most recent being applicable), there has occurred no materially adverse change in the financial condition, operations, business or assets of REIT and its Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheets of REIT as of the Balance Sheet Date, or its consolidated statement of income or cash flows as of the Balance Sheet Date, other than changes in the ordinary course of business that have not and could not reasonably be expected to have a Material Adverse Effect.  As of the First Amendment Date, except as set forth on Schedule 6.5 hereto, there has occurred no materially adverse change in the financial condition, operations, business or assets of REIT, its Subsidiaries or any of the Real Estate from the condition shown on the financial statements delivered to the Agent pursuant to §6.4 other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business, assets, operations or financial condition of REIT and its Subsidiaries, considered as a whole, or of any of the Real Estate.

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§6.6	Franchises, Patents, Copyrights, Etc.

.  The Borrower, the Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.  Except as set forth on Schedule 6.6 hereto or in any Mortgage accepted after the First Amendment Date, none of the Mortgaged Properties is owned or operated by the Borrower or its Subsidiaries under or by reference to any trademark, trade name, service mark or logo, and none of the trademarks, tradenames, service marks or logos are registered or subject to any license or provision of law limiting their assignability or use except as specifically set forth on Schedule 6.6 or in any Mortgage accepted after the First Amendment Date.

§6.7	Litigation

.  Except as stated on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of the Borrower threatened against the Borrower, any Guarantor or any of their respective Subsidiaries before any court, tribunal, arbitrator, mediator or administrative agency or board which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, the Collateral or any lien, security title or security interest created or intended to be created pursuant hereto or thereto, or which if adversely determined could reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 6.7, as of the First Amendment Date there are no judgments, final orders or awards outstanding against or affecting the Borrower, any Guarantor, any of their respective Subsidiaries or any Collateral.  No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

§6.8	No Material Adverse Contracts, Etc.

.  None of the Borrower, any Guarantor or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect.  None of the Borrower, any Guarantor or any of their respective Subsidiaries is a party to any contract or agreement that has or could reasonably be expected to have a Material Adverse Effect.

§6.9	Compliance with Other Instruments, Laws, Etc.

.  None of the Borrower, any Guarantor or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that has had or could reasonably be expected to have a Material Adverse Effect.

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§6.10	Tax Status

.  Each of the Borrower, the Guarantors and their respective Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject or has obtained an extension for filing, (b) has paid prior to delinquency all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations except those which are being contested in good faith and by appropriate proceedings as permitted by this Agreement, and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  Except as set forth on Schedule 6.10, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers or partners of such Person know of no basis for any such claim.  Except as set forth on Schedule 6.10, there are no audits pending or to the knowledge of the Borrower threatened with respect to any tax returns filed by the Borrower, any Guarantor or their respective Subsidiaries.  The taxpayer identification number for REIT is 20-5188065, the taxpayer identification number for the General Partner is 45-5323164 and the taxpayer identification number for the Borrower is 38-3887995.

§6.11	No Event of Default

.  No Default or Event of Default has occurred and is continuing.

§6.12	Investment Company Act

.  None of the Borrower, the Guarantors or any of their respective Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

§6.13	Setoff, Etc.

.  The Collateral and the rights of the Agent and the Lenders with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses by the Borrower or any of its Subsidiaries or Affiliates or, to the best knowledge of the Borrower, any other Person.

§6.14	Certain Transactions

.  Except as disclosed on Schedule 6.14 hereto, none of the partners, officers, trustees, managers, members, directors, or employees of the Borrower, any Guarantor or any of their respective Subsidiaries is, nor shall any such Person become, a party to any transaction with the Borrower, any Guarantor or any of their respective Subsidiaries or Affiliates (other than for services as partners, managers, members, employees, officers and directors), including any agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, which are on terms less favorable to the Borrower, a Guarantor or any of their respective Subsidiaries than those that would be obtained in a comparable arms-length transaction.

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§6.15	Employee Benefit Plans

.  The Borrower, each Guarantor and each ERISA Affiliate has fulfilled its obligation, if any, under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.  Neither the Borrower, any Guarantor nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.  None of the assets of REIT or any of its Subsidiaries, including, without limitation, any Mortgaged Property or other Collateral, constitutes a “plan asset” of any Employee Plan, Multiemployer Plan or Guaranteed Pension Plan.

§6.16	Disclosure

.  All of the representations and warranties made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower nor any Guarantor has failed to disclose such information as is necessary to make such representations and warranties not misleading.  All information contained in this Agreement, the other Loan Documents or otherwise furnished to or made available to the Agent or the Lenders by or on behalf of the Borrower, any Subsidiary or any Guarantor, as supplemented to date, taken as a whole, is and, when delivered, will be true and correct in all material respects and, as supplemented to date, does not, and when delivered will not (to Borrower’s knowledge), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.  The written information, reports and other papers and data with respect to the Borrower, any Subsidiary, any Guarantor or the Collateral, including, without limitation, the Mortgaged Properties (other than projections and estimates) furnished to the Agent or the Lenders in connection with this Agreement or the obtaining of the Commitments of the Lenders hereunder was, at the time so furnished, taken as a whole, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any appraisal, title commitment, survey, or engineering and environmental reports prepared by third parties or legal conclusions or analysis provided by the Borrower’s or the Guarantors’ counsel (although the Borrower and the Guarantors have no reason to believe that the Agent and the Lenders may not rely on the accuracy thereof) or (b) budgets, projections and other forward-looking speculative

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information prepared in good faith by the Borrower (except to the extent the related assumptions were when made manifestly unreasonable).

§6.17	Trade Name; Place of Business

.  Neither the Borrower nor any Guarantor uses any trade name and conducts business under any name other than its actual name set forth in the Loan Documents.  The principal place of business of the Borrower is 60 Hempstead Avenue, Suite 718, West Hempstead, New York 11552.

§6.18	Regulations T, U and X

.  No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R.  Parts 220, 221 and 224.  Neither the Borrower nor any Guarantor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R.  Parts 220, 221 and 224.

§6.19	Environmental Compliance

.  The Borrower, in the case of Mortgaged Properties acquired after the First Amendment Date will obtain and provide to the Agent, written environmental site assessment reports of the Environmental Engineer, which reports shall be in form and substance satisfactory to the Agent (collectively, the “Environmental Reports”).  Except as set forth in the executive summaries attached as Schedule 6.19 hereto with respect to the Real Estate of the Borrower and its Subsidiaries owned as of the First Amendment Date or in the Environmental Reports with respect to Mortgaged Properties, the Borrower makes the following representations and warranties:

(a)None of the Borrower, the Guarantors or their respective Subsidiaries nor any manager of the Real Estate, nor any tenant or operations thereon, is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under any Environmental Law, which violation (i) involves Real Estate (other than the Mortgaged Properties) and has had or could reasonably be expected to have a Material Adverse Effect or (ii) involves a Mortgaged Property.

(b)None of the Borrower, any Guarantor nor any of their respective Subsidiaries has received notice from any third party including, without limitation, any Governmental Authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any Hazardous Substance(s) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the

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release of Hazardous Substances, which in any case (i) involves Real Estate (other than the Mortgaged Properties) and has had or could reasonably be expected to have a Material Adverse Effect or (ii) involves a Mortgaged Property.

(c)(i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate except those which are being operated and maintained in compliance with Environmental Laws; (ii) in the course of any activities conducted by the Borrower, the Guarantors, their respective Subsidiaries or the tenants of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of the Borrower’s, the Guarantors’ and their respective Subsidiaries’ respective businesses or the tenant’s residency and in accordance with applicable Environmental Laws; (iii) there has been no past or present Release or threatened Release of Hazardous Substances on, upon, into or from the Real Estate; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off‑site in accordance with all applicable Environmental Laws (except with respect to the foregoing in this §6.19(c) as to any Real Estate (other than the Mortgaged Properties) where the foregoing has not had or could not reasonably be expected to have a Material Adverse Effect).

(d)none of the Borrower, the Guarantors, their respective Subsidiaries nor the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement in each case by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Mortgages or to the effectiveness of any other transactions contemplated hereby, except for such matters with which the Borrower, the Guarantors, their respective Subsidiaries shall have complied with as of the First Amendment Date.

(e)There are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities (i) on or affecting the Real Estate (other than the Mortgaged Properties) except where such existence has not had or could not be reasonably be expected to have a Material Adverse Effect, or (ii) on or affecting a Mortgaged Property.

(f)There has been no claim by any party that any use, operation, or condition of the Real Estate has caused any nuisance or any other liability or adverse condition on any other property, nor is there any basis for such a claim.

§6.20	Subsidiaries; Organizational Structure

.  Schedule 6.20(a) sets forth, as of the First Amendment Date, all of the Subsidiaries of REIT, the form and jurisdiction of organization of each of the Subsidiaries, and REIT’s direct and indirect ownership interests therein.  Schedule 6.20(b) sets forth, as of the First Amendment Date, all of the Unconsolidated Affiliates of the REIT and its Subsidiaries, the form and jurisdiction of organization of each of the Unconsolidated Affiliates, REIT’s or its

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Subsidiary’s ownership interest therein and the other owners of the applicable Unconsolidated Affiliate.  No Person owns any legal, equitable or beneficial interest in any of the Persons set forth on Schedules 6.20(a) and 6.20(b) except as set forth on such Schedules.

§6.21	Intentionally Omitted

.

§6.22	Property

.  Except as set forth in the property condition reports listed on Schedule 6.22, (i) all of the Mortgaged Properties, and all major building systems located thereon, are structurally sound, in good condition and working order and free from material defects, subject to ordinary wear and tear, (ii) all of the other Real Estate of the Borrower, the Guarantors and their respective Subsidiaries is structurally sound, in good condition and working order, subject to ordinary wear and tear, except where such defects have not had and could not reasonably be expected to have a Material Adverse Effect, (iii) the Real Estate, and the use and operation thereof, is in material compliance with all applicable federal and state law and governmental regulations and any local ordinances, orders or regulations, including without limitation, laws, regulations and ordinances relating to zoning, building codes, subdivision, fire protection, health, safety, handicapped access, historic preservation and protection, wetlands and tidelands (but excluding for purposes of this §6.22, Environmental Laws) except where a failure to so comply as to Real Estate other than Mortgaged Properties has not and could not reasonably be expected to have a Material Adverse Effect, (iv) all utilities necessary for the use and operation of the Mortgaged Properties are installed to the property lines of the Mortgaged Properties through dedicated public rights of way or through perpetual private easements approved by the Agent with respect to which, as applicable, the applicable Mortgage creates a valid and enforceable first lien and, except in the case of drainage facilities, are connected to the Building located thereon with valid permits and are adequate to service the Building in compliance with applicable law, (v) the streets abutting the Real Estate are dedicated and accepted public roads, to which the Real Estate in each case has direct access or are perpetual private ways (with direct access to public roads) to which the Real Estate have direct access approved by the Agent and with respect to which, as applicable, the applicable Mortgage creates a valid and enforceable first lien, (vi) there are no unpaid or outstanding real estate or other taxes or assessments on or against any of the Real Estate which are payable by the Borrower, any Guarantor or any of their respective Subsidiaries (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement), (vii) each Real Estate asset is separately assessed for purposes of real estate tax assessment and payment, (viii) there are no pending, or to the knowledge of the Borrower, threatened or contemplated, eminent domain proceedings against any Real Estate except as disclosed to Agent pursuant to §7.7, (ix) none of the Real Estate is now damaged as a result of any fire, explosion, accident, flood or other casualty except as disclosed to Agent pursuant to §7.7, (x) none of the Borrower, the Guarantors or any of their respective Subsidiaries has received any outstanding notice from any insurer or its agent requiring performance of any work with respect to any of the Real Estate, or canceling or threatening to cancel any policy of

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insurance, and each of the Real Estate Properties complies with the material requirements of all of the Borrower’s, Guarantors’ and their respective Subsidiaries’ insurance carriers, (xi) no person or entity has any right or option to acquire any Real Estate or any portion thereof or interest therein, (xii) neither the Borrower nor any Guarantor is a party to any Management Agreements for any of the Real Estate except as has been delivered to the Agent and with respect to which the provisions of §7.12 have been complied with, and (xiii) there are no defaults or material claims or any bases for defaults or material claims in respect of any Real Estate or its operation by any party to any Management Agreement.

§6.23	Brokers

.  None of REIT nor any of its Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

§6.24	Other Debt

.  As of the date of this Agreement, (a) none of the Borrower, any Guarantor nor any of their respective Subsidiaries is in default of (i) the payment of any Indebtedness, the performance of any related agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party, and (b) no Indebtedness of the Borrower, any Guarantor or any of their respective Subsidiaries has been accelerated.  Neither the Borrower nor any Guarantor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower or any Guarantor.  Schedule 6.24 hereto sets forth all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower and each Guarantor or their respective properties and entered into by the Borrower and/or such Guarantor as of the date of this Agreement with respect to any Indebtedness of the Borrower or any Guarantor in an amount greater than $1,000,000.00, and the Borrower has provided the Agent with such true, correct and complete copies thereof.

§6.25	Solvency

.  After giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, neither the Borrower nor any Guarantor is insolvent on a balance sheet basis such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, the Borrower and each Guarantor is able to pay its debts as they become due, and the Borrower and each Guarantor has sufficient capital to carry on its business.

§6.26	No Bankruptcy Filing

.  Neither the Borrower nor any Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or for the liquidation of its assets or property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against it or any Guarantor.

§6.27	No Fraudulent Intent

.  Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower, any Guarantor or any

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of their respective Subsidiaries with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

§6.28	Transaction in Best Interests of the Borrower and Guarantors; Consideration

.  The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower, each Guarantor and their respective Subsidiaries.  The Borrower and the Guarantors are engaged in common business enterprises related to those of the Borrower and each Guarantor will derive substantial direct and indirect benefit from the effectiveness and existence of this Agreement.  The direct and indirect benefits to inure to the Borrower, each Guarantor and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in  Section 548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, the Guarantors and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Guarantor to guaranty the Loan, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower, each Guarantor and their respective Subsidiaries to have available financing to conduct and expand their business.

§6.29	Contribution Agreement

.  The Borrower and the Guarantors have executed and delivered the Contribution Agreement, and the Contribution Agreement constitutes the valid and legally binding obligations of such parties enforceable against them in accordance with the terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

§6.30	Representations and Warranties of Guarantors

.  The Borrower has no knowledge that any of the representations or warranties of any Guarantor contained in any Loan Document to which such Guarantor is a party are untrue or inaccurate in any material respect.

§6.31	OFAC

.  None of the Borrower, nor any Guarantor, nor any of such Persons’ respective Subsidiaries, or any of such Persons’ respective directors, officers, or, to the knowledge of the Borrower, employees, agents, advisors or Affiliates of the Borrower or any Guarantor (a) is (or will be) a Person: (i) that is, or is owned or controlled by Persons that are:  (x) the subject or target of any Sanctions Laws and Regulations or (y) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions Laws and Regulations, including, without limitation Crimea, Cuba, Iran, North Korea and Syria or (ii) with whom any Lender is restricted from doing business under OFAC (including, those Persons

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named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and (b) is not and shall not engage in any dealings or transactions or otherwise be associated with any such Person described in the foregoing clause (a) (any such Person, a “Designated Person”).  In addition, the Borrower hereby agrees to provide to the Lenders any additional information that a Lender reasonably deems necessary from time to time in order to ensure compliance with all applicable laws (including, without limitation, any Sanctions Laws and Regulations) concerning money laundering and similar activities.  Neither Borrower, nor any Guarantor, nor any of such Person’s respective Subsidiaries, nor any of such Persons’ respective directors, officers, or, to the knowledge of Borrower, employees, agents, advisors or Affiliates of Borrower or any Guarantor, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction, including without limitation, any Sanctions Laws and Regulations.

§6.32	Guaranty; Assignment of Interests

.  There is no Material Subsidiary that is not a party to the Guaranty, and there is no Equity Interest that is not an Unpledgeable Interest that has not been pledged to Agent pursuant to the Assignment of Interests.

§7.	AFFIRMATIVE COVENANTS

.

The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue Letters of Credit:

§7.1	Punctual Payment

.  The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents.

§7.2	Maintenance of Office

.  The Borrower and each Guarantor will maintain their respective chief executive office at 60 Hempstead Avenue, Suite 718, West Hempstead, New York 11552, or at such other place in the United States of America as the Borrower or any Guarantor shall designate upon thirty (30) days prior written notice to the Agent and the Lenders, where notices, presentations and demands to or upon the Borrower or such Guarantor in respect of the Loan Documents may be given or made.

§7.3	Records and Accounts

.  The Borrower and each Guarantor will (a) keep, and cause each of their respective Subsidiaries to keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of their respective Subsidiaries, contingencies and other reserves.  Neither the Borrower, any Guarantor nor any of their respective Subsidiaries shall, without the

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prior written consent of the Agent, (x) make any material change to the accounting policies/principles used by such Person in preparing the financial statements and other information described in §6.4 or §7.4, or (y) change its fiscal year.  The Agent and the Lenders acknowledge that REIT's fiscal year is a calendar year.  The REIT’s interest in the Borrower shall always be such that the Borrower and its Subsidiaries shall be consolidated with the REIT in accordance with GAAP.

§7.4	Financial Statements, Certificates and Information

.  The Borrower will deliver or cause to be delivered to the Agent, in form and substance satisfactory to the Agent, with sufficient copies for each of the Lenders:

(a)within ten (10) days of the filing of REIT's Form 10-K with the SEC, if applicable, but in any event not later than ninety (90) days after the end of each calendar year, the audited consolidated balance sheet of REIT and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, shareholders’ equity, changes in capital and cash flows for such year, setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by the chief financial officer, chief executive officer, treasurer or chief accounting officer of the REIT, that the information contained in such financial statements fairly presents the financial position of REIT and its Subsidiaries, and accompanied by an auditor’s report prepared without qualification as to the scope of the audit by an independent nationally recognized accounting firm reasonably approved by the Agent and who shall have authorized REIT to deliver such financial statements and certifications thereof to the Agent and the Lenders;

(b)within ten (10) days of the filing of REIT's Form 10-Q with the SEC, if applicable, but in any event not later than forty-five (45) days after the end of each of the first three (3) calendar quarters of each year, copies of the unaudited consolidated balance sheet of REIT and its Subsidiaries, at the end of such quarter, and the related unaudited consolidated statements of income, unaudited consolidated balance sheet and cash flows for the portion of REIT's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the chief financial officer, chief executive officer, treasurer or chief accounting officer of REIT that the information contained in such financial statements fairly presents the financial position of REIT and its Subsidiaries on the date thereof (subject to year-end adjustments);

(c)simultaneously with the delivery of the financial statements referred to in §§7.4(a) and 7.4(b), (i) a statement (a “Compliance Certificate”) certified by the chief financial officer, chief executive officer, treasurer or chief accounting officer of REIT in the form of Exhibit G hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance or non-compliance (as the case may be) with the covenants contained in §9 and the other covenants described in such certificate and (if applicable) setting forth reconciliations to reflect changes in GAAP since the Balance Sheet Date, (ii) a statement of Funds from Operations for the relevant period, and (iii) a projection for the current and next three (3) succeeding calendar quarters of compliance with the covenants described in the Compliance Certificate.  All income, expense and value associated with Real Estate or other Investments acquired or disposed of during any quarter will be adjusted, where applicable;

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(d)simultaneously with the delivery of the financial statements referred to in §§7.4(a) and 7.4(b), (i) a Rent Roll for each of the Real Estate in form satisfactory to the Agent as of the end of each calendar quarter (including the fourth calendar quarter in each year), and (ii) an operating statement for each of the Mortgaged Properties for each such calendar quarter and year to date and a consolidated operating statement for the Real Estate for each such calendar quarter and year to date (such statements and reports to be in form reasonably satisfactory to the Agent);

(e)simultaneously with the delivery of the financial statements referred to in §§7.4(a) and 7.4(b) above, a statement (i) listing the Real Estate owned by REIT and its Subsidiaries (or in which REIT or any of its Subsidiaries owns an interest) and stating the location thereof, the date acquired and the acquisition cost, the Net Operating Income, square footage and occupancy, and whether such Real Estate constitutes a Land Asset or a Development Property, and (ii) listing the Indebtedness of REIT and its Subsidiaries (excluding Indebtedness of the type described in §§8.1(a), 8.1(c), 8.1(d) and 8.1(f)), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is Secured Indebtedness, Recourse Indebtedness or Non-Recourse Indebtedness;

(f)contemporaneously with the filing or mailing thereof, copies of all material of a financial nature, reports, proxy statements and all other information sent to the owners of the Borrower or REIT;

(g)promptly following the Agent’s request, after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower and REIT;

(h)promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly, monthly, special (8-K) or other reports or information that REIT or any of its Subsidiaries shall file with the SEC;

(i)notice of any audits pending or threatened in writing with respect to any tax returns filed by REIT or any of its Subsidiaries promptly following notice of such audit;

(j)evidence reasonably satisfactory to the Agent of the timely payment of all real estate taxes for the Real Estate;

(k)promptly following the occurrence thereof, written notice to the Agent of any new or additional Indebtedness or Liens on any Real Estate directly or indirectly owned by Borrower;

(l)within five (5) Business Days of receipt, copies of any written claim made with respect to any Non-Recourse Exclusion; and

(m)from time to time, such other financial data and information in the possession of REIT or its Subsidiaries (including without limitation auditors’ management letters, status of litigation or investigations against REIT or any of its Subsidiaries and any settlement

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discussions relating thereto, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting REIT or any of its Subsidiaries) as the Agent may reasonably request.

The Borrower shall cooperate with the Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower.  Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Agent and the Lenders (collectively, “Information Materials”) pursuant to this Section.  Any material to be delivered pursuant to this §7.4 may be delivered electronically directly to Agent and the Lenders provided that such material is in a format reasonably acceptable to Agent, and such material shall be deemed to have been delivered to Agent and the Lenders upon Agent’s receipt thereof.  Upon the request of Agent, the Borrower shall deliver paper copies thereof to Agent and the Lenders.  Notwithstanding anything to the contrary in this §7.4, the Borrower shall not be required to deliver any 10-K or 10-Q of REIT to Agent if such 10-K or 10‑Q is publicly available on the SEC’s EDGAR Website  The Borrower and the Guarantors authorize Agent and Arranger to disseminate any such materials, including without limitation the Information Materials through the use of Intralinks, SyndTrak or any other electronic information dissemination system (an “Electronic System”).  Any such Electronic System is provided “as is” and “as available.”  The Agent and the Arranger do not warrant the adequacy of any Electronic System and expressly disclaim liability for errors or omissions in any notice, demand, communication, information or other material provided by or on behalf of Borrower that is distributed over or by any such Electronic System (“Communications”).  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by Agent or the Arranger in connection with the Communications or the Electronic System.  In no event shall the Agent, the Arranger or any of their directors, officers, employees, agents or attorneys have any liability to the Borrower or the Guarantors, any Lender or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Guarantors’, the Agent’s or any Arranger’s transmission of Communications through the Electronic System, and the Borrower and the Guarantors release Agent, the Arranger and the Lenders from any liability in connection therewith.  The Borrower acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Persons’ securities.  All of the Information Materials delivered by the Borrower hereunder shall be deemed to be private information and shall not be shared with such Public Lenders, except for any Information Materials that are (a) filed with a Governmental Authority and are available to the public, or (b) clearly and conspicuously identified by the Borrower as “PUBLIC”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof.  By marking Information Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Lenders and the Arrangers to treat such Information Materials as not containing any material non-public information with respect to the Borrower, its Subsidiaries, its Affiliates or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Information Materials constitute confidential information, they shall be treated as provided in §18.7).  The Borrower agrees that (i) all Information Materials marked “PUBLIC” by the Borrower are

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permitted to be made available through a portion of any electronic dissemination system designated “Public Investor” or a similar designation, and (ii) the Agent and the Arrangers shall be entitled to treat any Information Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of any electronic dissemination system not designated “Public Investor” or a similar designation.

§7.5	Notices

.

(a)Defaults.  The Borrower will promptly upon becoming aware of same notify the Agent in writing of the occurrence of any Default or Event of Default, which notice shall describe such occurrence with reasonable specificity and shall state that such notice is a “notice of default”.  If any Person shall give any notice of the existence of a claimed default or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, any Guarantor or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would either cause a Default or have a Material Adverse Effect, the Borrower shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

(b)Environmental Events.  The Borrower will give notice to the Agent within five (5) Business Days of becoming aware of (i) any potential or known Release, or threat of Release, of any Hazardous Substances in violation of any applicable Environmental Law; (ii) any violation of any Environmental Law that the Borrower, any Guarantor or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in any case involves (A) any Mortgaged Property, (B) any other Real Estate and could reasonably be expected to have a Material Adverse Effect or (C) the Agent’s liens or security title on the Collateral pursuant to the Security Documents.

(c)Notification of Claims Against Collateral.  The Borrower will give notice to the Agent in writing within five (5) Business Days of becoming aware of any material setoff, claims (including, with respect to any Mortgaged Property, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Lenders with respect to the Collateral, are subject.

(d)Notice of Litigation and Judgments.  The Borrower will give notice to the Agent in writing within five (5) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, any Guarantor or any of their respective Subsidiaries or to which the Borrower, any Guarantor or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against the Borrower, any Guarantor or any of their respective Subsidiaries that could either reasonably be expected to cause a Default or could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings.  The Borrower will give notice

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to the Agent, in writing, in form and detail reasonably satisfactory to the Agent and each of the Lenders, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against the REIT or any of its Subsidiaries in an amount in excess of $2,500,000.00.

(e)Notice of Defaults Under Organizational Agreements.  The Borrower will, within five (5) Business Days of notice or receipt, provide to the Agent copies of any and all written notices of default under any partnership agreement, operating agreement or other organizational agreement to which Borrower or any of its Subsidiaries is a party or of any failure by the Borrower or any of its Subsidiaries to perform any material obligation under any such partnership agreement, operating agreement or other organizational agreement.

(f)ERISA.  The Borrower will give notice to the Agent within five (5) Business Days after REIT or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives any notice from the PBGC under Title IV or ERISA of an intent to terminate or appoint a trustee to administer any such plan.

(g)Intentionally Omitted.

(h)Notification of Lenders.  Within five (5) Business Days after receiving any notice under this §7.5, the Agent will forward a copy thereof to each of the Lenders, together with copies of any certificates or other written information that accompanied such notice.

§7.6	Existence; Maintenance of Properties

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(a)Except as permitted under §§8.4 and 8.8, the Borrower and each Guarantor will (i) preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation, and shall not consummate, nor shall any of its partners, members or managers, take any action in furtherance of or consummate, a Division, and (ii) will cause each of their respective Subsidiaries that are not Guarantors to preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation except where such failure has not had and could not reasonably be expected to have a Material Adverse Effect.  The Borrower and each Guarantor will preserve and keep in full force all of their rights and franchises and those of their respective Subsidiaries, the preservation of which is necessary to the conduct of their business (except with respect to Subsidiaries of the Borrower that are not Guarantors, where such failure has not had and could not reasonably be expected to have a Material Adverse Effect).  REIT shall at all times comply with all requirements and applicable laws and regulations necessary to maintain REIT Status and shall continue to receive REIT Status.  The Borrower shall continue to own directly or indirectly one hundred percent (100%) of the Subsidiary Guarantors.

(b)The Borrower and each Guarantor (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear

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and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

§7.7	Insurance; Condemnation

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(a)The Borrower and each Subsidiary Guarantor will, at its expense, procure and maintain for the benefit of the Borrower, each such Subsidiary Guarantor and the Agent, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates as are acceptable to the Agent, providing the following types of insurance covering each Mortgaged Property:

(i)“Cause of Loss-Special Form” property insurance (including broad form flood, broad form earthquake, coverage from loss or damage arising from acts of terrorism, and comprehensive boiler and machinery coverages) on each Building and the contents therein of the Borrower and its Subsidiaries in an amount not less than one hundred percent (100%) of the full replacement cost of each Building and the contents therein of the Borrower and its Subsidiaries or such other amount as the Agent may approve, with deductibles not to exceed $100,000.00 for any one occurrence, with a replacement cost coverage endorsement, an agreed amount endorsement, and, if requested by the Agent, a contingent liability from operation of building laws endorsement in such amounts as the Agent may require.  Full replacement cost as used herein means the cost of replacing the Building (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the contents therein of the Borrower and its Subsidiaries without deduction for physical depreciation thereof;

(ii)During the course of construction or repair of any Building, the insurance required by clause (i) above shall be written on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Mortgaged Property, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

(iii)Flood insurance if at any time any Building is located in any federally designated “special hazard area” (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, V1-30, VE, V, M or E) and the broad form flood coverage required by clause (i) above is not available, in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program;

(iv)Rent loss insurance in an amount sufficient to recover at least the total estimated gross receipts from all sources of income, including without limitation, rental income, for the Mortgaged Property for a twelve (12) month period;

(v)Commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and

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property damage liability, all on an occurrence basis, if commercially available, with such coverages as the Agent may reasonably request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two (2) years following completion of construction of any improvements on the Mortgaged Property, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $2,000,000.00, a completed operations aggregate limit of not less than $2,000,000.00, and a combined single “per occurrence” limit of not less than $1,000,000.00 for bodily injury and property damage and medical payments;

(vi)During the course of construction or repair of any improvements on the Mortgaged Property, the general contractor selected to oversee such improvements shall provide commercial general liability insurance (including completed operations coverage) naming Borrower as an additional insured, or in lieu thereof, may provide for such coverage by way of an owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (v) above;

(vii)Employer’s liability insurance with respect to the Borrower’s employees (or if the Borrower have no employees, with respect to the employees of the managers under the Management Agreements);

(viii)Umbrella liability insurance with limits of not less than $25,000,000.00 to be in excess of the limits of the insurance required by clauses (v), (vi) and (vii) above, with coverage at least as broad as the primary coverages of the insurance required by clauses (v), (vi) and (vii) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy.  All such policies shall be endorsed to provide defense coverage obligations;

(ix)Workers’ compensation insurance for all employees of the Borrower or its Subsidiaries engaged on or with respect to the Mortgaged Property with limits as required by applicable law (or if Borrower have no employees, for all employees of the managers under the Management Agreements); and

(x)Such other insurance in such form and in such amounts as may from time to time be reasonably required by the Agent against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Mortgaged Property.

The Borrower shall pay all premiums on insurance policies.  The insurance policies with respect to all Mortgaged Properties provided for in clauses (v), (vi) and (viii) above shall name the Agent and each Lender as an additional insured and shall contain a cross liability/severability endorsement.  The insurance policies provided for in clauses (i), (ii), (iii), (iv) and (vi) above shall name the Agent as mortgagee and loss payee, shall be first payable in case of loss to the Agent, and shall contain mortgage clauses and lender’s loss payable endorsements in form and substance acceptable to the Agent.  The Borrower shall deliver certificates of insurance evidencing all such policies to the Agent, and the Borrower shall promptly furnish to the Agent all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid.  Borrower shall provide to Agent a duplicate original or certified copy of the insurance

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policies required hereunder promptly after the original policy is received by Borrower.  Not less than ten (10) days prior to the expiration date of the policies, as the same may be reduced by Agent, the Borrower shall deliver to the Agent evidence of continued coverage, as may be satisfactory to the Agent, and within five (5) Business Days after the renewal date of such policies, the Borrower shall deliver a certificate of insurance to Agent, in form and substance satisfactory to the Agent.

(b)All policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (i) no act or omission of the Borrower or any Subsidiary or anyone acting for the Borrower or any Subsidiary (including, without limitation, any representations made in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Real Estate for purposes more hazardous than permitted by the terms of the policy, and no foreclosure or any other change in title to the Real Estate or any part thereof, shall affect the validity or enforceability of such insurance insofar as the Agent is concerned, (ii) the insurer waives any right of set off, counterclaim, subrogation, or any deduction in respect of any liability of the Borrower or any Subsidiary and the Agent, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified so as to reduce or in any way negatively affect insurance coverage on any Mortgaged  Property, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least thirty (30) days prior written notice to the Agent by certified or registered mail; provided, however, that only ten (10) days prior written notice to Agent shall be required if such cancellation or termination is due to non-payment of any insurance premium, and (v) that the Agent or the Lenders shall not be liable for any premiums thereon or subject to any assessments thereunder, and shall in all events be in amounts sufficient to avoid any coinsurance liability.

(c)The insurance required by this Agreement may be effected through a blanket policy or policies covering additional locations and property of the Borrower and other Persons not included in the Mortgaged Properties, provided that such blanket policy or policies comply with all of the terms and provisions of this §7.7, including, without limitation, the Agent’s determination based on a review of the schedule of locations and values that the amount of such coverage is sufficient in light of the other risks and properties insured under the blanket policy.

(d)All policies of insurance required by this Agreement shall be issued by companies licensed to do business in the State where the policy is issued and also in the States where the Real Estate is located and shall be issued by companies having a rating in Best’s Key Rating Guide of at least “A” and a financial size category of at least “X”.

(e)Neither the Borrower nor any Subsidiary shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this §7.7.

(f)In the event of any loss or damage to or Taking of any Mortgaged Property, the Borrower or the applicable Guarantor shall give prompt written notice to the insurance carrier and the Agent.  Each of the Borrower and the Guarantors hereby irrevocably authorizes and empowers the Agent, at the Agent’s option and in the Agent’s sole discretion or at the request of the Required Lenders in their sole discretion, as its attorney in fact, to make proof of such loss, to adjust and compromise any claim under insurance policies or as a result of a Taking, to appear in

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and prosecute any action arising from such insurance policies or as a result of a Taking, to collect and receive Insurance Proceeds and Condemnation Proceeds, and to deduct therefrom the Agent’s reasonable expenses incurred in the collection of such Insurance Proceeds and Condemnation Proceeds; provided, however, that so long as no Default or Event of Default has occurred and is continuing and so long as the Borrower or any Guarantor shall in good faith diligently pursue such claim, the Borrower or such Guarantor may make proof of loss and appear in any proceedings or negotiations with respect to the adjustment of such claim, except that the Borrower or such Guarantor may not settle, adjust or compromise any such claim without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed; provided, further, that the Borrower or such Guarantor may make proof of loss and adjust and compromise any claim under casualty insurance policies which is in an amount less than $1,000,000.00 so long as no Default or Event of Default has occurred and is continuing and so long as the Borrower or such Guarantor shall in good faith diligently pursue such claim.  The Borrower and each Guarantor further authorize the Agent, at the Agent’s option, to (i) apply the balance of such Insurance Proceeds and Condemnation Proceeds to the payment of the Obligations whether or not then due, or (ii) if the Agent shall require the reconstruction or repair of the Mortgaged Property, to hold the balance of such proceeds as trustee to be used to pay taxes, charges, sewer use fees, water rates and assessments which may be imposed on the Mortgaged Property and the Obligations as they become due during the course of reconstruction or repair of the Mortgaged Property and to reimburse the Borrower or such Guarantor, in accordance with such terms and conditions as the Agent may prescribe, for, or to pay directly, the costs of reconstruction or repair of the Mortgaged Property, and upon completion of such reconstruction or repair to pay any excess Insurance Proceeds to the Borrower, provided that (i) upon completion of such reconstruction or repair, such Mortgaged Property is in compliance with all applicable state, federal and local laws, ordinances and regulations, including, without limitation, all building and zoning laws, ordinances and regulations and (ii) no Defaults or Events of Default exist or are continuing under this Agreement on the date of such payment to the Borrower.

(g)Notwithstanding the foregoing or anything to the contrary contained in the Mortgages, the Agent shall make net Insurance Proceeds and Condemnation Proceeds available to the Borrower or such Guarantor to reconstruct and repair the Mortgaged Property, in accordance with such terms and conditions as the Agent may prescribe in the Agent’s discretion for the disbursement of the proceeds, provided that (i) the cost of such reconstruction or repair is not estimated by the Agent to exceed twenty-five percent (25%) of the replacement cost of the damaged Building (as reasonably estimated by the Agent), (ii) no Default or Event of Default shall have occurred and be continuing, (iii) the Borrower or such Guarantor shall have provided to the Agent additional cash security in an amount equal to the amount reasonably estimated by the Agent to be the amount in excess of such proceeds which will be required to complete such repair or restoration, (iv) the Agent shall have approved the plans and specifications, construction budget, construction contracts, and construction schedule for such repair or restoration and reasonably determined that the repaired or restored Mortgaged Property will provide the Agent with adequate security for the Obligations (provided that the Agent shall not disapprove such plans and specifications if the Building is to be restored to substantially its condition immediately prior to such damage), (v) the Borrower or such Guarantor shall have delivered to the Agent written agreements binding upon not less than eighty percent (80%) of the tenants or other parties having present or future rights to possession of any portion of the affected Mortgaged Property or having any right to require repair, restoration or completion of the Mortgaged Property or any portion

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thereof (determined by reference to those tenants that in the aggregate occupy or have rights to occupy not less than eighty percent (80%) of the net rentable area of the Building so damaged), agreeing upon a date for delivery of possession of the Mortgaged Property or their respective portions thereof, to permit time which is sufficient in the judgment of the Agent for such repair or restoration and approving the plans and specifications for such repair or restoration, or other evidence satisfactory to the Agent that none of such tenants or other parties may terminate their Leases as a result of such casualty or as a result of having a right to approve the plans and specifications for such repair or restoration, (vi) the Agent shall reasonably determine that such repair or reconstruction can be completed prior to the Maturity Date, (vii) the Agent shall receive evidence reasonably satisfactory to it that any such restoration, repair or rebuilding complies in all respects with any and all applicable state, federal and local laws, ordinances and regulations, including without limitation, zoning laws, ordinances and regulations, and that all required permits, licenses and approvals relative thereto have been or will be issued in a manner so as not to materially impede the progress of restoration, (viii) the Agent shall receive evidence reasonably satisfactory to it that the insurer under such policies of fire or other casualty insurance does not assert any defense to payment under such policies against the Borrower, any Guarantor or the Agent, and (ix) with respect to any Taking, (a) the value of the land taken under such condemnation is less than $500,000.00; (b) less than five percent (5%) of the land is taken; (c) the land that is taken is located along the perimeter or periphery of the land; (d) access to the Mortgaged Property is not affected in any way by the Taking; (e) no portion of the improvements are taken.  Any excess Insurance Proceeds shall be paid to the Borrower, or if a Default or Event of Default has occurred and is continuing, such proceeds shall be applied to the payment of the Obligations, unless in either case by the terms of the applicable insurance policy the excess proceeds are required to be returned to such insurer.  Any excess Condemnation Proceeds shall be applied to the payment of the Obligations.  In no event shall the provisions of this Section be construed to extend the Maturity Date or to limit in any way any right or remedy of the Agent upon the occurrence of an Event of Default hereunder.  If the Mortgaged Property is sold or the Mortgaged Property is acquired by the Agent, all right, title and interest of the Borrower and any Guarantor in and to any insurance policies to the extent that they relate to Mortgaged Properties and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Mortgaged Property prior to the sale or acquisition shall pass to the Agent or any other successor in interest to the Borrower or purchaser of the Mortgaged Property.

(h)The Borrower, the Guarantors and their respective Subsidiaries (as applicable) will, at their expense, procure and maintain insurance covering the Borrower, the Guarantors and their respective Subsidiaries (as applicable) and the Real Estate other than the Mortgaged Properties in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

(i)The Borrower and the Guarantors will provide to the Agent for the benefit of the Lenders Title Policies for all of the Mortgaged Properties.

§7.8	Taxes; Liens

.  The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges imposed upon them or upon the Mortgaged Properties or the other Real

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Estate, sales and activities, or any part thereof, or upon the income or profits therefrom as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its property or other Liens affecting any of the Collateral or other property of the Borrower, the Guarantors or their respective Subsidiaries and all non-governmental assessments, levies, maintenance and other charges, whether resulting from covenants, conditions and restrictions or otherwise, water and sewer rents and charges assessments on any water stock, utility charges and assessments and owner association dues, fees and levies, provided that any such tax, assessment, charge or levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property and the Borrower or applicable Guarantor shall not be subject to any fine, suspension or loss of privileges or rights by reason of such proceeding, neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture, loss or suspension of operation  by reason of such proceeding and the Borrower, such Guarantor or any such Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP (or if such aggregate amount so contested relates to a Mortgaged Property and equals or exceeds $100,000, then Borrower shall have deposited with Agent as additional Collateral adequate reserves as reasonably determined by Agent); and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower, such Guarantor or any such Subsidiary either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge or levy.  Borrower shall deliver to the Agent evidence of payment of taxes, other assessments, levies and charges described in this §7.8 with respect to the Mortgaged Properties not later than ten (10) Business Days prior to the date upon which such amounts are due and payable unless the same are being contested in accordance with the terms hereof and the other Loan Documents.

§7.9	Inspection of Properties and Books

.  The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, permit the Agent and the Lenders, at the Lender’s expense (except during the continuance of an Event of Default, in which case at the Borrower’s expense), and upon reasonable prior notice, to visit and inspect any of the properties of the Borrower, each Guarantor or any of their respective Subsidiaries (subject to the rights of tenants under their Leases), to examine the books of account of the Borrower, any Guarantor and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, any Guarantor and their respective Subsidiaries with, and to be advised as to the same by, their respective officers, partners or members, all at such reasonable times and intervals as the Agent or any Lender may reasonably request, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for such visits and inspections more often than once in any twelve (12) month period.  The Lenders shall use good faith efforts to coordinate such visits and

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inspections so as to minimize the interference with and disruption to the normal business operations of such Persons.

§7.10	Compliance with Laws, Contracts, Licenses, and Permits

.  The Borrower and the Guarantors will, and will cause each of their respective Subsidiaries to, comply in all material respects with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (b) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (c) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (d) all applicable decrees, orders, and judgments, and (e) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties.  If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower, any Guarantor or their respective Subsidiaries may fulfill any of its obligations hereunder, the Borrower, such Guarantor or such Subsidiary will promptly take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.  The Borrower shall develop and implement such programs, policies and procedures as are necessary to comply with the Patriot Act and shall promptly advise the Agent in writing in the event that the Borrower shall determine that any investors in the Borrower are in violation of such act.

§7.11	Further Assurances

.  The Borrower and each Guarantor will and will cause each of their respective Subsidiaries to, cooperate with the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

§7.12	Management

.  The Borrower shall not and shall not permit any Subsidiary Guarantor to enter into any Management Agreement for any Mortgaged Property without the prior written consent of the Agent (which shall not be unreasonably withheld), and after such approval, no such Management Agreement shall be modified in any material respect or terminated without the Agent’s prior written approval, such approval not to be unreasonably withheld.  The Agent may condition any approval of a manager engaged by the Borrower or a Subsidiary Guarantor or a Management Agreement with respect to a Mortgaged Property upon the execution and delivery to the Agent of a Subordination of Management Agreement.  The Borrower shall not and shall not permit any Subsidiary Guarantor or any other Subsidiary to increase any management fee payable under a Management Agreement after the date the applicable Real Estate becomes a Mortgaged Property without the prior written consent of the Agent.

§7.13	Leases of the Property

.  Neither the Borrower nor any Subsidiary Guarantor will without the prior written consent of Agent (a) lease all or any portion of the Real Estate other than as an Industrial Property in the ordinary course of business

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consistent with prudent leasing and management standards, or (b) amend, waive, terminate, cancel, or accept the surrender of, any lease or other occupancy agreement at any Mortgaged Property except in the ordinary course of leasing and managing an Industrial Property consistent with prudent leasing and management standards.

§7.14	Business Operations

.  REIT and its Subsidiaries shall operate their respective businesses in substantially the same manner and in substantially the same fields and lines of business as such business is now conducted and such other lines of business that are reasonably related or incidental thereto and in compliance with the terms and conditions of this Agreement and the Loan Documents.  Neither REIT nor the Borrower will, or permit any of their respective Subsidiaries to, directly or indirectly, engage in any line of business other than the acquisition, ownership, operation and development of Industrial Properties.

§7.15	Registered Service Mark

.  Without prior written notice to the Agent, except with respect to the trademarks, tradenames, service marks or logos listed on Schedule 6.6 hereto or in any Mortgage with respect to any Mortgaged Property, none of the Mortgaged Properties shall be owned or operated by the Borrower or any Guarantor under any trademark, tradename, service mark or logo.  In the event any of the Mortgaged Properties shall be owned or operated under any tradename, trademark, service mark or logo, not listed on Schedule 6.6 hereto or in any Mortgage with respect to any Mortgaged Property, the Borrower or the applicable Guarantor shall enter into such agreements with the Agent in form and substance reasonably satisfactory to the Agent, as the Agent may reasonably require to grant the Agent a perfected first priority security interest therein and to grant to the Agent or any successful bidder at a foreclosure sale of such Mortgaged Property the right and/or license to continue operating such Mortgaged Property under such tradename, trademark, service mark or logo as determined by the Agent.

§7.16	Ownership of Real Estate

.  Without the prior written consent of the Agent, all Real Estate and all interests (whether direct or indirect) of REIT, General Partner or the Borrower in any Real Estate assets or other assets now owned or leased or acquired or leased after the date hereof shall be owned or leased directly by the Borrower or a Wholly-Owned Subsidiary of the Borrower; provided, however that the Borrower shall be permitted to own or lease interests in Real Estate through non‑Wholly-Owned Subsidiaries and Unconsolidated Affiliates of the Borrower as permitted by §8.3(l).

§7.17	Distributions of Income to the Borrower

.  The Borrower shall cause all of its Subsidiaries (subject to the terms of any loan documents under which such Subsidiary is the borrower) to promptly distribute to the Borrower (but not less frequently than once each calendar quarter, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its debt service, operating

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expenses, capital improvements and leasing commissions for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements and tenant improvements to be made to such Subsidiary’s assets and properties approved by such Subsidiary in the course of its business consistent with its past practices.

§7.18	Plan Assets

.  The Borrower, the Guarantors and each of their respective Subsidiaries will do, or cause to be done, all things necessary to ensure that none of its Real Estate or other assets will be deemed to be Plan Assets at any time.

§7.19	Intentionally Omitted.
§7.20	Intentionally Omitted.
§7.21	Sanctions Laws and Regulations; Anti-Bribery and Anti-Money Laundering

.  The Borrower shall not, directly or indirectly, use the proceeds of the Loans or any Letter of Credit or lend, contribute or otherwise make available such proceeds to any Guarantor, Subsidiary, Unconsolidated Affiliate or other Person (i) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is itself the subject of territorial sanctions under applicable Sanctions Laws and Regulations, (ii) in any manner that would result in a violation of applicable Sanctions Laws and Regulations or applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction by any party to this Agreement, or (iii) in any manner that would cause the Borrower, the Guarantors or any of their respective Subsidiaries to violate the United States Foreign Corrupt Practices Act.  None of the funds or assets of the Borrower or Guarantors that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are themselves the subject of territorial sanctions under applicable Sanctions Laws and Regulations.  Borrower shall maintain policies and procedures designed to achieve compliance with Sanctions Laws and Regulations.

§7.22	Assignment of Interest Rate Protection

.  In the event that the Borrower shall enter into an interest rate cap, swap, collar or other interest rate protection agreement with a Lender Hedge Provider (the “Interest Hedge”), then as a condition to the obligations of Borrower with respect thereto constituting Hedge Obligations for the purposes of the Loan Documents, Borrower shall execute and deliver to Agent a collateral assignment of such Interest Hedge in form and substance reasonably satisfactory to Agent, and shall further deliver such legal opinions as to Borrower, and consents to and acknowledgments of such pledge by the provider of the Interest Hedge, as Agent may reasonably require.  For the avoidance of doubt, unless the provisions of this §7.22 are complied with, no Lender Hedge Provider shall have any right or benefit under or from the Loan Documents or the Collateral.

§7.23	Beneficial Ownership

.  Promptly following any change in beneficial ownership of the Borrower that would render any statement in an existing Beneficial Ownership

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Certification untrue or inaccurate, the Borrower shall furnish to the Agent (for further delivery by the Agent to the Lenders in accordance with its customary practice) an updated Beneficial Ownership Certification for the Borrower.

§8.	NEGATIVE COVENANTS

.

The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any of the Lenders has any obligation to make any Loans or issue any Letter of Credit:

§8.1	Restrictions on Indebtedness

.  The Borrower will not, and will not permit any Guarantor or their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a)Indebtedness to the Lenders arising under any of the Loan Documents;

(b)Indebtedness to the Lender Hedge Providers in respect of any Hedge Obligations;

(c)current liabilities of the Borrower, the Guarantors or their respective Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(d)Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8;

(e)Indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in a Default;

(f)endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(g)Intentionally Omitted; and

(h)subject to the provisions of §9, Non-Recourse Indebtedness.

Notwithstanding anything in this Agreement to the contrary, (i) none of the Indebtedness described in §8.1(h) above shall have any of the Mortgaged Properties or any interest therein or any direct or indirect ownership interest in the Borrower or any Subsidiary Guarantor as collateral, a borrowing base, asset pool or any similar form of credit support for such Indebtedness, (ii) none of the Subsidiary Guarantors which own a Mortgaged Property shall create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness (including, without limitation, pursuant to any conditional or limited guaranty or indemnity agreement creating liability with respect to usual and customary exclusions from the non-recourse limitations governing the Non-Recourse Indebtedness of any Person, or otherwise) other than

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Indebtedness described in §§8.1(a), 8.1(b), 8.1(c), 8.1(d), 8.1(e) and 8.1(f), (iii) none of the Borrower, the Guarantors or any of their respective Subsidiaries shall create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Recourse Indebtedness, any Unsecured Indebtedness, any Indebtedness (other than the Obligations) secured by Equity Interests or rights to Distributions (so-called “mezzanine financing”), structurally subordinated Indebtedness or second priority Liens, or any revolving credit facilities (other than this Agreement)); and (iv) none of the Real Estate of REIT and its Subsidiaries as of the Closing Date shall have any Indebtedness of the type described in §8.1(f) except for the Indebtedness existing as of the Closing Date that is secured by such Real Estate.

§8.2	Restrictions on Liens, Etc.

.  The Borrower will not, and will not permit any Guarantor or their respective Subsidiaries to (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, deed of trust, security deed, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of their property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement (or any financing lease having substantially the same economic effect as any of the foregoing); (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against any of them that if unpaid could by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over any of their general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; (f) in the case of securities, create or incur or suffer to be created or incurred any purchase option, call or similar right with respect to such securities; or (g) incur or maintain any obligation to any holder of Indebtedness of any of such Persons which prohibits the creation or maintenance of any lien securing the Obligations (collectively, “Liens”); provided that notwithstanding anything to the contrary contained herein, the Borrower, any Guarantor or any such Subsidiary may create or incur or suffer to be created or incurred or to exist:

(i)Liens on properties to secure taxes, assessments and other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or claims for labor, material or supplies incurred in the ordinary course of business in respect of obligations not then delinquent or which are being contested as permitted under this Agreement;

(ii)Liens on assets other than (A) the Collateral or (B) any direct or indirect interest of the Borrower, any Guarantor or any Subsidiary of the Borrower in any Guarantor which owns a Mortgaged Property or in any other Subsidiary, in respect of judgments permitted by §8.1(e);

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(iii)deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pensions or other social security obligations;

(iv)encumbrances on Real Estate other than Mortgaged Properties consisting of easements, rights of way, zoning restrictions, leases and other occupancy agreements, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which the Borrower or a Subsidiary of such Person is a party, and other minor non-monetary liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or any such Subsidiary, which defects do not individually or in the aggregate have a Material Adverse Effect;

(v)direct liens on Real Estate (other than the Mortgaged Properties or other Collateral) to secure Indebtedness of Borrower or Subsidiaries of the Borrower that are not Subsidiary Guarantors which own a Mortgaged Property permitted by §8.1(h);

(vi)rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(vii)Liens of Capitalized Leases on the property leased thereby;

(viii)Liens in favor of the Agent and the Lenders under the Loan Documents to secure the Obligations and the Hedge Obligations; and

(ix)Leases, liens and encumbrances on a Mortgaged Property expressly permitted under the terms of the Mortgage relating thereto.

Notwithstanding anything in this Agreement to the contrary, (i) no Guarantor shall create or incur or suffer to be created or incurred or to exist any Lien other than Liens contemplated in (i) with respect to any Subsidiary Guarantor that directly or indirectly owns a Mortgaged Property, §§8.2(i), 8.2(vi), 8.2(viii) and 8.2(ix), and (ii) with respect to REIT and General Partner, §§8.2(i) and 8.2(vi), and (ii) neither Borrower, any Guarantor nor any of their respective Subsidiaries shall grant any Liens secured by Equity Interests or any distributions or any other rights or interests relating thereto except for Liens granted to Agent under the Loan Documents.

§8.3	Restrictions on Investments

.  Neither the Borrower will, nor will it permit any Guarantor or any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

(a)marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the REIT or its Subsidiary;

(b)marketable direct obligations of any of the following:  Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank

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of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

(c)demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

(d)commercial paper assigned the highest rating by two (2) or more national credit rating agencies and maturing not more than ninety (90) days from the date of creation thereof;

(e)bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody’s and having a long term debt rating of not less than A by S&P and A1 by Moody’s issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

(f)repurchase agreements having a term not greater than ninety (90) days and fully secured by securities described in the foregoing §§8.3(a), 8.3(b) or 8.3(c) with banks described in the foregoing §8.3(c) or with financial institutions or other corporations having total assets in excess of $500,000,000; and

(g)shares of so-called “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing §§8.3(a) through 8.3(f) and have total assets in excess of $50,000,000.

(h)the acquisition of fee interests by the Borrower or its Subsidiaries in (i) Real Estate which is utilized as an Industrial Property located in the continental United States or the District of Columbia and businesses and investments incidental thereto, and (ii) subject to the restrictions set forth in this §8.3, the acquisition of Land Assets to be developed for the foregoing purpose;

(i)Investments by the Borrower in Subsidiaries that are directly or indirectly one hundred percent (100%) owned by the Borrower, which in turn own Investments permitted by this §8.3;

(j)Investments in Land Assets; provided that the aggregate amount of such Investments shall not exceed five percent (5%) of Gross Asset Value;

(k)Investments in non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates, which in turn own Investments permitted by this §8.3; provided that the aggregate amount of such Investments shall not exceed ten percent (10%) of Gross Asset Value; and

(l)Investments in Development Properties for properties of the type described in §8.3(h)(i), provided that the aggregate construction and development budget for Development Properties (including land) shall not exceed ten percent (10%) of Gross Asset Value.

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(m)Investments in real estate assets that are not an Industrial Property; provided that the aggregate amount of such Investments shall not exceed five percent (5.0%) of Gross Asset Value.

Notwithstanding the foregoing, in no event shall the aggregate value of the holdings of the Borrower, any Guarantor and their Subsidiaries in the Investments described in §8.3(j), (k), (l) and (m) exceed twenty-five percent (25%) of Gross Asset Value at any time.

For the purposes of this §8.3, the Investment of REIT or any of its Subsidiaries in any Unconsolidated Affiliates will equal (without duplication) the sum of (i) such Person’s Equity Percentage of their Unconsolidated Affiliates’ Investments valued in the manner set forth for the determination of Gross Asset Value, or if not included therein, valued at the GAAP book value.

§8.4	Merger, Consolidation

.  Other than with respect to or in connection with any disposition permitted under §8.8, the Borrower will not, nor will it permit the Guarantors or any of their respective Subsidiaries to, dissolve, liquidate, dispose of all or substantially all of its assets or business (including, without limitation, by way of a Division), merge, reorganize, consolidate or do any other business combination, individually or in a series of transactions which may have a similar effect as any of the foregoing, in each case without the prior written consent of the Required Lenders.  Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing immediately before and after giving effect thereto, the following shall be permitted without the consent of the Agent or any Lender:  (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower (other than any Subsidiary that is a Guarantor) with and into the Borrower (it being understood and agreed that in any such event the Borrower will be the surviving Person), (ii) the merger or consolidation of two or more Subsidiaries of the Borrower; provided that no such merger or consolidation shall involve any Subsidiary that is a Guarantor unless such Guarantor will be the surviving Person, and (iii) the liquidation or dissolution of any Subsidiary of the Borrower that does not own any assets so long as such Subsidiary is not a Guarantor (or if such Subsidiary is a Guarantor, so long as the Borrower and such Subsidiary comply with the provisions of §5.4).  Nothing in this §8.4 shall prohibit the dissolution of a Subsidiary which has disposed of its assets in accordance with this Agreement.  A Subsidiary of the Borrower may sell all of its assets (and may effectuate such sale by merger or consolidation with another Person, with such other Person being the surviving entity) subject to compliance with the terms of this Agreement (including, without limitation, §§5.4 and 8.8), and after any such permitted sale, may dissolve.

§8.5	Sale and Leaseback

.  The Borrower will not, and will not permit its Subsidiaries, to enter into any arrangement, directly or indirectly, whereby the Borrower or any such Subsidiary shall sell or transfer any Real Estate owned by it in order that then or thereafter the Borrower or any such Subsidiary shall lease back such Real Estate without the prior written consent of the Agent, such consent not to be unreasonably withheld.

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§8.6	Compliance with Environmental Laws

.  Except to the extent disclosed in the Environmental Reports or on Schedule 6.19, none of the Borrower nor any Guarantor will, nor will any of them permit any of their respective Subsidiaries or any other Person to, do any of the following:  (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for quantities of Hazardous Substances used in the ordinary course of operating Industrial Properties as permitted under this Agreement and in material compliance with all applicable Environmental Laws, §8.7 cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in compliance with Environmental Laws, §8.7 generate any Hazardous Substances on any of the Real Estate except in compliance with Environmental Laws, §8.7 conduct any activity at any Real Estate or use any Real Estate in any manner that could reasonably be contemplated to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which could reasonably be expected to give rise to liability under CERCLA or any other Environmental Law, or §8.7 directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws), except, with respect to any Real Estate that is not a Mortgaged Property, where any such use, generation, conduct or other activity has not had and could not reasonably be expected to have a Material Adverse Effect.

The Borrower and the Guarantors shall, and shall cause their respective Subsidiaries to:

(i)in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, take all reasonable action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Real Estate in violation of applicable Environmental Laws; and

(ii)if any Release or disposal of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which may otherwise expose it to liability shall occur or shall have occurred on any Real Estate (including, without limitation, any such Release or disposal occurring prior to the acquisition or leasing of such Real Estate by the Borrower or any Guarantor), the Borrower shall, after obtaining knowledge thereof, cause the prompt containment and removal of such Hazardous Substances and remediation of the Real Estate in full compliance with all applicable Environmental Laws; provided, that each of the Borrower and a Guarantor shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the reasonable satisfaction of the Agent and no action shall have been commenced or filed by any enforcement agency.  The Agent may engage its own Environmental Engineer to review the environmental assessments and the compliance with the covenants contained herein.

(iii)At any time after an Event of Default shall have occurred hereunder, the Agent may at its election (and will at the request of the Required Lenders) obtain such

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environmental assessments of any or all of the Real Estate prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (A) whether any Hazardous Substances are present in the soil or water at or adjacent to any such Real Estate and (B) whether the use and operation of any such Real Estate complies with all Environmental Laws to the extent required by the Loan Documents.  Additionally, at any time that the Agent or the Required Lenders shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which otherwise may expose such Person to liability may have occurred, relating to any Real Estate, or that any of the Real Estate is not in compliance with Environmental Laws to the extent required by the Loan Documents, the Borrower shall promptly upon the request of the Agent obtain and deliver to the Agent such environmental assessments of such Real Estate prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (A) whether any Hazardous Substances are present in the soil or water at or adjacent to such Real Estate and (B) whether the use and operation of such Real Estate comply with all Environmental Laws to the extent required by the Loan Documents.  Environmental assessments may include detailed visual inspections of such Real Estate including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are reasonably necessary or appropriate for a complete determination of the compliance of such Real Estate and the use and operation thereof with all applicable Environmental Laws.  All environmental assessments contemplated by this §8.6 shall be at the sole cost and expense of the Borrower.

§8.7	Distributions

.

(a)The Borrower shall not pay any Distribution to the partners, members or other owners of the Borrower, and General Partner and REIT shall not pay any Distribution to their partners, members or other owners, to the extent that the aggregate amount of such Distributions paid, when added to the aggregate amount of all other Distributions paid in any period of four (4) consecutive calendar quarters, exceeds ninety-five percent (95%) of such Person’s Funds from Operations for such period; provided that the limitations contained in this §8.7(a) shall not preclude Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of REIT (and in such event a corresponding distribution to the partners of Borrower in such amount), as evidenced by a certification of the principal financial or accounting officer of REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent.

(b)If a Default or Event of Default shall have occurred and be continuing, the Borrower, General Partner and REIT shall make no Distributions to their respective partners, members or other owners, other than Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of the REIT (and in such event a corresponding distribution to the partners of Borrower in such amount), as evidenced by a certification of the principal financial or accounting officer of the REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent.

(c)Notwithstanding the foregoing, at any time when an Event of Default under §§12.1(a) or 12.1(b) shall have occurred and be continuing, an Event of Default under §§12.1(g), 12.1(h) or 12.1(i) shall have occurred and be continuing, or the maturity of the Obligations has

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been accelerated, neither the Borrower, General Partner nor REIT shall make any Distributions whatsoever, directly or indirectly.

§8.8	Asset Sales

.  The Borrower will not, and will not permit the Guarantors or their respective Subsidiaries to, sell, transfer or otherwise dispose of (a) all or substantially all of their assets or (b) any material asset other than pursuant to a bona fide arm’s length transaction.

§8.9	Restriction on Prepayment of Indebtedness

.  The Borrower and the Guarantors will not, and will not permit their respective Subsidiaries to, (a) during the existence of any Default or Event of Default, prepay, redeem, defease, purchase or otherwise retire the principal amount, in whole or in part, of any Indebtedness other than the Obligations; provided, that the foregoing shall not prohibit (x) the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of §8.1, and (y) the prepayment, redemption, defeasance or other retirement of the principal of Indebtedness secured by Real Estate which is satisfied solely from the proceeds of a sale of the Real Estate securing such Indebtedness; or (b) modify any document evidencing any Indebtedness (other than the Obligations) to accelerate the maturity date or required payments of principal of such Indebtedness during the existence of an Event of Default.

§8.10	Zoning and Contract Changes and Compliance

.  Neither the Borrower nor any Guarantor shall (a) initiate or consent to any zoning reclassification of any of the Real Estate or seek any variance under any existing zoning ordinance or use or permit the use of any Real Estate in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation or (b) initiate any change in any laws, requirements of governmental authorities or obligations created by private contracts and Leases which now or hereafter may materially adversely affect the ownership, occupancy, use or operation of any Real Estate.

§8.11	Derivatives Contracts

.  Neither the Borrower, the Guarantors nor any of their respective Subsidiaries shall contract, create, incur, assume or suffer to exist any Derivatives Contracts except for Hedge Obligations and interest rate swap, collar, cap or similar agreements providing interest rate protection and currency swaps and currency options made in the ordinary course of business and permitted pursuant to §8.1.

§8.12	Transactions with Affiliates

.  The Borrower shall not, and shall not permit any Guarantor or Subsidiary of any of them to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (but not including the Borrower or any Guarantor), except (i) transactions set forth on Schedule 6.14 attached hereto and (ii) transactions in the ordinary course of business pursuant to the reasonable requirements of the business of such Person and upon fair and reasonable terms

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which are no less favorable to such Person than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

§8.13	[Intentionally Omitted.]
§8.14	Equity Pledges

.  Notwithstanding anything in this Agreement to the contrary, neither the Borrower, the General Partner nor the REIT will create or incur or suffer to be created or incurred any Lien on any legal, equitable or beneficial interest of the REIT in the General Partner or the Borrower, of General Partner in the Borrower, or of Borrower in any Subsidiary Guarantor, including, without limitation, any Distributions or rights to Distributions on account thereof.

§8.15	Management Fees

.  The Borrower shall not pay, and shall not permit any Guarantor to pay, any management fees or other payments under any Management Agreement for any Mortgaged Property to the Borrower, any other manager that is an Affiliate of the Borrower or any other manager, in the event that a Default or an Event of Default shall have occurred and be continuing.

§9.	FINANCIAL COVENANTS

.

The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue any Letter of Credit:

§9.1	Minimum Occupancy

.  All Buildings located on the Real Estate, collectively, shall at all times be at least eighty-five percent (85.0%) leased pursuant to arms-length leases to tenants that are not an Affiliate of Borrower and that are not in default under their leases.

§9.2	Consolidated Total Indebtedness to Gross Asset Value

.  The Borrower will not at any time permit the ratio of Consolidated Total Indebtedness to Gross Asset Value (expressed as a percentage) to exceed sixty-five (65%).

§9.3	Adjusted Consolidated EBITDA to Consolidated Fixed Charges

.  The Borrower will not at any time permit the ratio of Adjusted Consolidated EBITDA determined for the most recently ended four (4) calendar quarters to Consolidated Fixed Charges for the most recently ended four (4) calendar quarters to be less than 1.55 to 1.

§9.4	Minimum Consolidated Tangible Net Worth

.  The Borrower will not at any time permit Consolidated Tangible Net Worth to be less than the sum of (i) $310,504,331.00, plus (ii) seventy-five percent (75.0%) of the sum of any additional Net Offering Proceeds after the date of this Agreement.

§9.5	Liquidity

.  The Borrower shall have Liquidity at all times of not less than Five Million and No/100 Dollars ($5,000,000.00).

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§9.6	Unhedged Variable Rate Debt

.  The Borrower will not at any time permit the Unhedged Variable Rate Debt of the REIT and its Subsidiaries on a Consolidated basis to exceed twenty percent (20%) of Gross Asset Value.

§9.7	Consolidated Debt Yield

.  The Borrower will not at any time permit Consolidated Debt Yield to be less than eight percent (8.0%).

§10.	CLOSING CONDITIONS

.

The obligation of the Lenders to make the Loans or issue the Letter(s) of Credit shall be subject to the satisfaction of the following conditions precedent:

§10.1	Loan Documents

.  Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect.  The Agent shall have received a fully executed counterpart of each such document, except that each Revolving Credit Lender shall have received the fully-executed original of its Revolving Credit Note and each Term Loan Lender shall have received the fully-executed original of its Term Loan Note.

§10.2	Certified Copies of Organizational Documents

.  The Agent shall have received from the Borrower and each Guarantor a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized and (with respect to Borrower or any Guarantor that any Real Estate) in which such Real Estate is located and a duly authorized officer, partner or member of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter or operating agreement and/or other organizational agreements of the Borrower and each such Guarantor, as applicable, and its qualification to do business, as applicable, as in effect on such date of certification.

§10.3	Resolutions

.  All action on the part of the Borrower and each Guarantor, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

§10.4	Incumbency Certificate; Authorized Signers

.  The Agent shall have received from the Borrower and each Guarantor an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party.

§10.5	Opinion of Counsel

.  The Agent shall have received an opinion addressed to the Lenders and the Agent and dated as of the Closing Date from counsel to the Borrower and each Guarantor in form and substance reasonably satisfactory to the Agent.

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§10.6	Payment of Fees

.  The Borrower shall have paid to the Agent the fees payable pursuant to §4.2.

§10.7	Performance; No Default

.  The Borrower and each Guarantor shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

§10.8	Representations and Warranties

.  The representations and warranties made by the Borrower and each Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

§10.9	Proceedings and Documents

.  All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent’s counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent’s counsel may reasonably require.

§10.10	KYC

.  The Borrower and each Guarantor shall have provided to the Agent and the Lenders the documentation and other information requested by the Agent or any Lender to comply with its “know your customer” requirements and to confirm compliance with all applicable Sanctions Laws and Regulations, the United States Foreign Corrupt Practices Act and other Applicable Law, and if the Borrower qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, the Borrower shall have provided to the Agent (for further delivery by the Agent to the Lenders in accordance with its customary practice) a Beneficial Ownership Certification for the Borrower; in each case delivered at least five (5) Business Days prior to the Closing Date.

§10.11	Compliance Certificate

.  The Agent shall have received a Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent calendar quarter for which the Borrower has provided financial statements under §6.4.

§10.12	Appraisals

.  The Agent shall have received Borrower Appraisals of each Real Estate asset in form and substance reasonably satisfactory to the Agent.

§10.13	Consents

.  The Agent shall have received evidence reasonably satisfactory to the Agent that all necessary stockholder, partner, member or other consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

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§10.14	Contribution Agreement

.  The Agent shall have received a fully executed counterpart of the Contribution Agreement.

§10.15	Insurance

.  The Agent shall have received certificates evidencing that the Agent and the Lenders are named as mortgagee and/or additional insured, as applicable, on all policies of insurance as required by this Agreement or the other Loan Documents.

§10.16	Other

.  The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent’s Special Counsel may reasonably have requested.

§11.	CONDITIONS TO ALL BORROWINGS

.

The obligations of the Lenders to make any Loan or issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

§11.1	Prior Conditions Satisfied

.  All conditions set forth in §10 shall continue to be satisfied as of the date upon which any Loan is to be made or any Letter of Credit is to be issued.

§11.2	Representations True; No Default

.  Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true and correct in all material respects both as of the date as of which they were made and shall also be true and correct in all material respects as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing.

§11.3	Borrowing Documents

.  The Agent shall have received a fully completed Loan Request for such Loan and the other documents and information as required by §2.7, or a fully completed Letter of Credit Request required by §2.10, as applicable.

§11.4	Endorsement to Title Policy

.  To the extent the Agent is a beneficiary of any Mortgage, at such times as the Agent shall determine in its discretion at any time, to the extent available under applicable law, a “date down” endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Agent, which endorsement shall, expressly or by virtue of a proper “revolving credit” clause or endorsement in each Title Policy, increase the coverage of each Title Policy to the aggregate amount of all Loans advanced and outstanding and Letters of Credit issued and outstanding (provided that the amount of coverage under an individual Title Policy for an individual

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Mortgaged Property need not equal the aggregate amount of all Loans), or if such endorsement is not available, such other evidence and assurances as the Agent may reasonably require (which evidence may include, without limitation, an affidavit from the Borrower stating that there have been no changes in title from the date of the last effective date of the Title Policy).

§11.5	Future Advances Tax Payment

.  To the extent the Agent is a beneficiary of any Mortgage, as a condition precedent to any Lender’s obligations to make any Loans available to the Borrower hereunder, the Borrower will pay to the Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of such Loan to any state or any county or municipality thereof in which any of the Mortgaged Properties is located, and deliver to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with such payment in order to insure that the Mortgages on the Mortgaged Properties located in such state secure the Borrower’s obligation with respect to the Loans then being requested by the Borrower.  The provisions of this §11.5 shall not limit the Borrower’s obligations under other provisions of the Loan Documents, including §15.

§12.	EVENTS OF DEFAULT; ACCELERATION; ETC.

.

§12.1	Events of Default and Acceleration

.  If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a)the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b)the Borrower shall fail to pay any interest on the Loans, any reimbursement obligations with respect to the Letters of Credit or any fees or other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(c)the Borrower shall fail to perform any term, covenant or agreement contained in §9;

(d)any of the Borrower, the Guarantors or any of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents which they are required to perform (other than those specified in the other subsections or clauses of this §12 or in the other Loan Documents);

(e)any representation or warranty made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, Letter of Credit Request, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan, the issuance of any Letter of Credit or any of the other Loan Documents shall

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prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(f)the Borrower, any Guarantor or any of their Subsidiaries shall fail to pay when due (including, without limitation, at maturity), or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness (including under any Derivatives Contract), or shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or other Indebtedness (including under any Derivatives Contract) for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or require the prepayment, redemption, purchase, termination or other settlement thereof; provided, however, that the events described in this §12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in §12.1(f), involves singly or in the aggregate obligations totaling $25,000,000.00 of Indebtedness or more;

(g)any of the Borrower, the Guarantors, or any of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

(h)a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower, the Guarantors, or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

(i)a decree or order is entered appointing a trustee, custodian, liquidator or receiver for any of the Borrower, the Guarantors, or any of their respective Subsidiaries or adjudicating any such Person, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(j)there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, one (1) or more uninsured or unbonded final judgments against the Borrower, any Guarantor or any of their respective Subsidiaries that, either individually or in the aggregate, exceed $10,000,000.00 per occurrence or during any twelve (12) month period;

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(k)any of the Loan Documents or the Contribution Agreement shall be disavowed, canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Lenders, or any action at law, suit in equity or other legal proceeding to disavow, cancel, revoke, rescind or challenge or content the validity or enforceability of any of the Loan Documents or the Contribution Agreement shall be commenced by or on behalf of the Borrower or any Guarantor, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof;

(l)any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower, any Guarantor or any of their respective Subsidiaries shall occur or any sale, transfer or other disposition of the assets of the Borrower, any Guarantor or any of their respective Subsidiaries shall occur, in each case, other than as permitted under the terms of this Agreement or the other Loan Documents;

(m)with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower, the Guarantors or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in excess of $10,000,000.00 and (x) such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or (y) a trustee shall have been appointed by the United States District Court to administer such Plan; or (z) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

(n)the Borrower, any Guarantor or any of their respective Subsidiaries or any shareholder, officer, director, partner or member of any of them shall be indicted for a federal crime, a punishment for which could include the forfeiture of (i) any assets of the Borrower or any of their respective Subsidiaries which in the good faith judgment of the Required Lenders could reasonably be expected to have a Material Adverse Effect, or (ii) the Collateral;

(o)any Guarantor denies that it has any liability or obligation under the Guaranty or any other Loan Document, or shall notify the Agent or any of the Lenders of such Guarantor’s intention to attempt to cancel or terminate the Guaranty or any other Loan Document, or shall fail to observe or comply with any term, covenant, condition or agreement under any Guaranty or any other Loan Document;

(p)any Change of Control shall occur; or

(q)an Event of Default under any of the other Loan Documents shall occur;

then, and in any such event, the Agent may, and, upon the request of the Required Lenders, shall by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be, and they shall thereupon forthwith

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become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in §§12.1(g), 12.1(h) or 12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Lenders or the Agent, the Borrower hereby expressly waiving any right to notice of intent to accelerate and notice of acceleration.  Upon demand by the Agent or the Required Revolving Credit Lenders in their absolute and sole discretion after the occurrence and during the continuance of an Event of Default, and regardless of whether the conditions precedent in this Agreement for a Revolving Credit Loan have been satisfied, the Revolving Credit Lenders will cause a Revolving Credit Loan to be made in the undrawn amount of all Letters of Credit.  The proceeds of any such Revolving Credit Loan will be pledged to and held by the Agent as security for any amounts that become payable under the Letters of Credit and all other Obligations and Hedge Obligations.  In the alternative, if demanded by the Agent in its absolute and sole discretion after the occurrence and during the continuance of an Event of Default, the Borrower will deposit into the Collateral Account and pledge to the Agent cash in an amount equal to the amount of all undrawn Letters of Credit.  Such amounts will be pledged to and held by the Agent for the benefit of the Revolving Credit Lenders as security for any amounts that become payable under the Letters of Credit and all other Obligations and Hedge Obligations.  Upon any draws under Letters of Credit, at the Agent’s sole discretion, the Agent may apply any such amounts to the repayment of amounts drawn thereunder and upon the expiration of the Letters of Credit any remaining amounts will be applied to the payment of all other Obligations and Hedge Obligations or if there are no outstanding Obligations and Hedge Obligations and the Revolving Credit Lenders have no further obligation to make Revolving Credit Loans or issue Letters of Credit or if such excess no longer exists, such proceeds deposited by the Borrower will be released to the Borrower.

§12.2	Certain Cure Periods; Limitation of Cure Periods

.  Notwithstanding anything contained in §12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(b) in the event that the Borrower cures such Default within five (5) Business Days after the date such payment is due (or, with respect to any payments other than interest on the Loans, any reimbursement obligations with respect to the Letters of Credit or any fees due under the Loan Documents, within five (5) Business Days after written notice thereof shall have been given to the Borrower by the Agent), provided, however, that the Borrower shall not be entitled to receive more than two (2) grace or cure periods in the aggregate pursuant to this clause (i) in any period of 365 days ending on the date of any such occurrence of Default, and provided further, that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(d) in the event that the Borrower cures (or causes to be cured) such Default within thirty (30) days following receipt of written notice of such default, provided that the provisions of this clause (ii) shall not pertain to defaults consisting of a failure to provide insurance as required by §7.7, to any default (whether of the Borrower, any Guarantor or any Subsidiary thereof) consisting of a failure to comply with §§5.3, 7.4(c), 7.14, 7.17, 7.18, 8.1, 8.2, 8.3, 8.4, 8.7, 8.8, 8.9 or 8.14 or to any Default excluded from any provision of cure of defaults contained in any other of the Loan Documents.

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§12.3	Termination of Commitments

.  If any one or more Events of Default specified in §12.1(g), 12.1(h) or 12.1(i) shall occur, then immediately and without any action on the part of the Agent or any Lender any unused portion of the credit hereunder shall terminate and the Lenders shall be relieved of all obligations to make Loans or issue Letters of Credit to the Borrower.  If any other Event of Default shall have occurred, the Agent may, and upon the election of the Required Revolving Credit Lenders, shall, by notice to the Borrower terminate the obligation to make Revolving Credit Loans to and issue Letters of Credit for the Borrower.  No termination under this §12.3 shall relieve the Borrower or the Guarantors of their obligations to the Lenders arising under this Agreement or the other Loan Documents.

§12.4	Remedies

.  In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to §12.1, the Agent, on behalf of the Lenders may, and upon the direction of the Required Lenders, shall proceed to protect and enforce their rights and remedies under this Agreement, the Notes and/or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by applicable law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the ex parte appointment of a receiver, requiring the establishment of a hard lockbox and cash management system with Agent, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof.  No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.  Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple Notes in favor of the Lenders, the Lenders acknowledge and agree that only the Agent may exercise any remedies arising by reason of a Default or Event of Default.  If the Borrower or any Guarantor fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, the Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by the Agent in connection therewith, shall be payable by the Borrower upon demand and shall constitute a part of the Obligations and shall if not paid within five (5) days after demand bear interest at the Default Rate.  In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney’s fees.

§12.5	Distribution of Collateral Proceeds

.  In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with

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respect to the realization upon any of the Collateral or other assets of the Borrower or the Guarantors, such monies shall be distributed for application as follows:

(a)First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of, all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been paid or incurred or sustained by the Agent to protect or preserve the Collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent or the Lenders to such monies;

(b)Second, to all other Obligations and Hedge Obligations (including any interest, expenses or other obligations incurred after the commencement of a bankruptcy) in such order or preference as the Required Lenders shall determine; provided, that (i) Swing Loans shall be repaid first, (ii) distributions in respect of such other Obligations shall include, on a pari passu basis, any Agent’s fee payable pursuant to §4.2, (iii) in the event that any Lender is a Defaulting Lender, payments to such Lender shall be governed by §2.13, and (iv) except as otherwise provided in clause (iii), Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses and Hedge Obligations (but excluding the Swing Loans) shall be made among the Lenders and Lender Hedge Providers, pro rata, and as between the Revolving Credit Loans and Term Loans pro rata; and provided, further that the Required Lenders may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

(c)Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

§12.6	Collateral Account

.

(a)As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, Swing Loans and the other Obligations and Hedge Obligations, the Borrower hereby pledges and grants to the Agent, for the ratable benefit of the Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including any interest provided for below).  The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities or Swing Loans until applied by the Agent as provided herein.  Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this §12.6.

(b)Amounts on deposit in the Collateral Account shall not be invested by the Agent, and will earn interest at a rate paid by Agent with respect to similar accounts, and shall be held in the name of and be under the sole dominion and control of the Agent for the ratable benefit of the Lenders.  The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds

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deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

(c)If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Agent to use the monies deposited in the Collateral Account to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment.  If a Swing Loan is not refinanced as a Revolving Credit Loan as provided in §2.5 above, then the Agent is authorized to use monies deposited in the Collateral Account to make payment to the Swing Loan Lender with respect to any participation not funded by a Defaulting Lender.

(d)If an Event of Default exists, the Required Revolving Credit Lenders may, in their discretion, at any time and from time to time, instruct the Agent to liquidate or withdraw any amounts in the Collateral Account and apply proceeds thereof to the Obligations and Hedge Obligations in accordance with §12.5.

(e)So long as no Default or Event of Default exists, and to the extent amounts on deposit in the Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing and the pro rata share of any Letter of Credit Obligations and Swing Loans of any Defaulting Lender after giving effect to §2.13(c), the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within ten (10) Business Days after the Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate amount of the Letter of Credit Liabilities and Swing Loans at such time.

(f)The Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent’s administration of the Collateral Account.  The Borrower authorizes the Agent to file such financing statements as the Agent may reasonably require in order to perfect the Agent’s security interest in the Collateral Account, and the Borrower shall promptly upon demand execute and deliver to the Agent such other documents as the Agent may reasonably request to evidence its security interest in the Collateral Account.

§13.	SETOFF

.

Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any Lender to the Borrower or the Guarantors and any securities or other property of the Borrower or the Guarantors in the possession of such Lender may, without notice to the Borrower or any Guarantor (any such notice being expressly waived by the Borrower and each Guarantor) but with the prior written approval of the Agent, be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or the Guarantors to such Lender under the Loan Documents.  Each of the Lenders agree with each other Lender that if such Lender shall receive from the Borrower or the Guarantors, whether by voluntary payment, exercise of the

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right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender (but excluding the Swing Loan Note) any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.  In the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (b) such Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

§14.	the Agent

.

§14.1	Authorization

.  The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.  The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender or to create an agency or fiduciary relationship.  The Agent shall act as the contractual representative of the Lenders hereunder, and notwithstanding the use of the term “Agent”, it is understood and agreed that the Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents.

§14.2	Employees and Agents

.  The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents.  The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

§14.3	No Liability

.  Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for (a) any waiver, consent or approval given or

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any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods or (b) any action taken or not taken by the Agent with the consent or at the request of the Required Lenders, the Required Revolving Credit Lenders or the Required Term Loan Lenders, as applicable.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent has received notice from a Lender or the Borrower referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”.

§14.4	No Representations

.  The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents.  The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, the Guarantors or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete.  The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrower, the Guarantors or any of their respective Subsidiaries, or the value of the Collateral or any other assets of the Borrower, any Guarantor or any of their respective Subsidiaries.  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.  The Agent’s Special Counsel has only represented the Agent and KeyBank in connection with the Loan Documents and the only attorney client relationship or duty of care is between the Agent’s Special Counsel and the Agent or KeyBank.  Each Lender has been independently represented by separate counsel on all matters regarding the Loan Documents and the granting and perfecting of liens in the Collateral.

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§14.5	Payments

.

(a)A payment by the Borrower or any Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender.  The Agent agrees to distribute to each Lender not later than one Business Day after the Agent’s receipt of good funds, determined in accordance with the Agent’s customary practices, such Lender’s pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, each payment by the Borrower hereunder shall be applied in accordance with §2.13(d).

(b)If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction.  If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

§14.6	Holders of Notes

.  Subject to the terms of §18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

§14.7	Indemnity

.  To the extent that Borrower for any reason fails to indefeasibly pay any amount required under §15 or §16 to be paid by it to the Agent, the Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by §15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods.  The agreements in this §14.7 shall survive the payment of all amounts payable under the Loan Documents.

§14.8	The Agent as Lender

.  In its individual capacity, KeyBank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

§14.9	Resignation

.  The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower.  Any such resignation may at the Agent’s option

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also constitute the Agent’s resignation as the Issuing Lender and the Swing Loan Lender.  Upon any such resignation, the Required Lenders, subject to the terms of §18.1, shall have the right to appoint as a successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, any Lender or any bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00.  Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall be reasonably acceptable to the Borrower.  If no successor Agent shall have been appointed and shall have accepted such appointment within ten (10) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be any Lender or any bank whose senior debt obligations are rated not less than “A2” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00.  Upon the acceptance of any appointment as the Agent and, if applicable, the Issuing Lender and the Swing Loan Lender, hereunder by a successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, such successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and, if applicable, Issuing Lender and Swing Loan Lender, and the retiring Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall be discharged from its duties and obligations hereunder as the Agent and, if applicable, the Issuing Lender and the Swing Loan Lender.  After any retiring Agent’s resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent, the Issuing Lender and the Swing Loan Lender.  If the resigning Agent shall also resign as the Issuing Lender, such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Issuing Lender, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit.  Upon any change in the Agent under this Agreement, the resigning Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning Agent.

§14.10	Duties in the Case of Enforcement

.  In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may and, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.  Without limiting the generality of

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the foregoing, if the Agent reasonably determines payment is in the best interest of all the Lenders, the Agent may without the approval of the Lenders pay taxes and insurance premiums and spend money for maintenance, repairs or other expenses which may be necessary to be incurred, and the Agent shall promptly thereafter notify the Lenders of such action.  Each Lender shall, within thirty (30) days of request therefor, pay to the Agent its Commitment Percentage of the reasonable costs incurred by the Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to the Agent by the Borrower or the Guarantors or out of the Collateral within such period.  The Required Lenders may direct the Agent in writing as to the method and the extent of any such exercise, the Lenders hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction to be unlawful in any applicable jurisdiction or commercially unreasonable under the UCC as enacted in any applicable jurisdiction.

§14.11	Request for Agent Action

.  The Agent and the Lenders acknowledge that in the ordinary course of business of the Borrower, (a) a Mortgaged Property may be subject to a Taking, or (b) the Borrower or any Subsidiary Guarantor may desire to enter into easements or other agreements affecting the Mortgaged Properties, or take other actions or enter into other agreements in the ordinary course of business (including, without limitation, Leases) which similarly require the consent, approval or agreement of the Agent.  In connection with the foregoing, the Lenders hereby expressly authorize the Agent to (w) execute and deliver to the Borrower and the Subsidiary Guarantors Subordination, Attornment and Non-Disturbance Agreements with any tenant under a Lease upon such terms as the Agent in its good faith judgment determines are appropriate (the Agent in the exercise of its good faith judgment may agree to allow some or all of the casualty, condemnation, restoration or other provisions of the applicable Lease to control over the applicable provisions of the Loan Documents), (x) execute releases of liens in connection with any Taking, (y) execute consents or subordinations in form and substance satisfactory to the Agent in connection with any easements or agreements affecting the Mortgaged Property, or (z) execute consents, approvals, or other agreements in form and substance satisfactory to the Agent in connection with such other actions or agreements as may be necessary in the ordinary course of the Borrower’s business.

§14.12	Bankruptcy

.  In the event a bankruptcy or other insolvency proceeding is commenced by or against the Borrower or any Guarantor with respect to the Obligations, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Lenders.  Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Required Lenders or all of the Lenders as required by this Agreement.  Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless the Agent fails to file such claim within thirty (30) days after

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receipt of written notice from the Lenders requesting that the Agent file such proof of claim.

§14.13	Reliance by the Agent

.  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by an Authorized Officer.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

§14.14	Approvals

.  If consent is required for some action under this Agreement, or except as otherwise provided herein an approval of the Lenders, the Required Lenders, the Required Revolving Credit Lenders or the Required Term Loan Lenders is required or permitted under this Agreement, each Lender agrees to give the Agent, within ten (10) days of receipt of the request for action from the Agent together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively, “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof.  To the extent that any Lender does not approve any recommendation of the Agent, such Lender shall in such notice to the Agent describe the actions that would be acceptable to such Lender.  If consent is required for the requested action, any Lender’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action.  In the event that any recommendation is not approved by the requisite number of Lenders and a subsequent approval on the same subject matter is requested by the Agent, then for the purposes of this paragraph each Lender shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request.  The Agent and each Lender shall be entitled to assume that any officer of the other Lenders delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless the Agent and such other Lenders have otherwise been notified in writing.

§14.15	The Borrower Not Beneficiary

.  Except for the provisions of §14.9 relating to the appointment of a successor Agent, the provisions of this §14 are solely for the benefit of the Agent and the Lenders, may not be enforced by the Borrower or any Guarantor, and except for the provisions of §14.9, may be modified or waived without the approval or consent of the Borrower.

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§14.16	Reliance on Hedge Provider

.  For purposes of applying payments received in accordance with §§12.1, 12.5, 12.6 or any other provision of the Loan Documents, the Agent shall be entitled to rely upon the trustee, paying agent or other similar representative (each, a “Representative”) or, in the absence of such a Representative, upon the holder of the Hedge Obligations for a determination (which each holder of the Hedge Obligations agrees (or shall agree) to provide upon request of the Agent) of the outstanding Hedge Obligations owed to the holder thereof.  Unless it has actual knowledge (including by way of written notice from such holder) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Hedge Obligations are outstanding.

§14.17	Erroneous Payments

.

(a)If the Agent (x) notifies a Lender, Issuing Lender or any Person who has received funds on behalf of a Lender or Issuing Lender (any such Lender, Issuing Lender or other recipient (and each of their respective successors and assigns, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender or other Payment Recipient on its behalf)  (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this §14.17 and held in trust for the benefit of the Agent, and such Lender or Issuing Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing) return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon  (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender or Issuing Lender, or any Person who has received funds on behalf of a Lender or Issuing Lender (and each of their respective successors and assigns), hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of

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payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender or Issuing Lender shall use commercially reasonable efforts to (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this §14.17(b).

For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this §14.17(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section §14.17(a) or on whether or not an Erroneous Payment has been made.

(c)Each Lender or Issuing Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Lender under any Loan Document, or otherwise payable or distributable by the Agent to such Lender or Issuing Lender from any source, against any amount due to the Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender  shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class of Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment  Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance Agreement (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance Agreement by reference pursuant to an approved electronic platform as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Agent (but the failure of such Person to delivery any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Agent as the

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assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender  shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii)Subject to §18 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Agent) and (y) may, in the sole discretion of the Agent, be reduced by any amount specified by the Agent in writing to the applicable Lender from time to time.

(e)The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Issuing Lender, to the rights and interests of such Lender or Issuing Lender, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Borrower’s or Guarantor’s Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any Guarantor; provided that this §14.17 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower for the purpose of making such Erroneous Payment.

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(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to  an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g)Each party’s obligations, agreements and waivers under this §14.17 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

§15.	EXPENSES

.

The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any Indemnified Taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders, including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Lenders after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Lender with respect thereto), (c) all title insurance premiums, engineer’s fees, environmental reviews and reasonable fees, expenses and disbursements of the counsel to the Agent and Arranger and any local counsel to the Agent incurred in connection with the preparation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the out-of-pocket fees, costs, expenses and disbursements of the Agent and Arranger incurred in connection with the syndication and/or participation (by KeyBank) of the Loans, (e) all other reasonable out of pocket fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, the addition or substitution of additional Collateral, the release of Collateral, the making of each advance hereunder, the issuance of Letters of Credit, and the syndication of the Commitments pursuant to §18 (without duplication of those items addressed in clause (d) above), (f) all out‑of‑pocket expenses (including attorneys’ fees and costs, and fees and costs of appraisers, engineers, investment bankers or other experts retained by the Agent) incurred by any Lender or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default or any other workout of the Loan Documents and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent’s, or any of the Lenders’ relationship with the Borrower or the Guarantors (provided that any attorneys’ fees and costs pursuant to this §15(f) with respect to counsel separate from that retained by Agent (including local counsel) shall be limited to those incurred by one primary counsel retained by the Required Lenders), (g) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, (h) all reasonable out-of-pocket fees, expenses and disbursements (including reasonable attorneys’ fees and costs) which may be incurred by KeyBank in connection with the execution and delivery of this Agreement and the

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other Loan Documents (without duplication of any of the items listed above), and (i) all expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information in connection with the Loans.  The covenants of this §15 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

§16.	INDEMNIFICATION

.

The Borrower agrees to indemnify and hold harmless the Agent, the Lenders, the Arranger, their respective Affiliates and Persons who control the Agent, or any Lender or the Arranger, and each director, officer, employee, agent and attorney of each of the foregoing Persons, against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Mortgaged Properties, any other Real Estate or the Loans, (b) any condition of the Mortgaged Properties or any other Real Estate, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans or Letters of Credit, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, any Guarantor or any of their respective Subsidiaries, (e) the Borrower and the Guarantors entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Mortgaged Properties or any other Real Estate, (g) with respect to the Borrower, the Guarantors and their respective Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury, nuisance or damage to property), and (h) any use of Intralinks, SyndTrak or any other system for the dissemination and sharing of documents and information, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated under this §16 to indemnify any Person for liabilities arising from such Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.  In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select a single law firm as their own counsel and an additional single local counsel in each applicable local jurisdiction for all such parties (and, to the extent reasonably necessary in the case of an actual or perceived conflict of interest, one additional counsel) and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel.  No person indemnified hereunder shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.  If, and to the extent that the obligations of the Borrower under this §16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.  The provisions of this §16 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

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§17.	SURVIVAL OF COVENANTS, ETC.

All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or the Guarantors or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Letters of Credit remain outstanding or any Lender has any obligation to make any Loans or issue any Letters of Credit.  The indemnification obligations of the Borrower provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein.  All statements contained in any certificate delivered to any Lender or the Agent at any time by or on behalf of the Borrower, any Guarantor or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

§18.	ASSIGNMENT AND PARTICIPATION

.

§18.1	Conditions to Assignment by Lenders

.  Except as provided herein, each Lender may assign to one or more banks or other entities (but not to any natural person) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (a) the Agent, the Issuing Lender and, so long as no Default or Event of Default exists hereunder, the Borrower shall have each given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed, and if the Borrower does not respond to any such request for consent within five (5) Business Days, the Borrower shall be deemed to have consented (provided that such consent shall not be required for any assignment to another Lender, to a Related Fund, to a lender or an Affiliate of a Lender which controls, is controlled by or is under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Credit Commitment in the event an interest in the Revolving Credit Loans is assigned, or of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans and the Term Loan Commitment, if any, in the event an interest in the Term Loans is assigned, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined) an assignment and acceptance agreement in the form of Exhibit H attached hereto (an “Assignment and Acceptance Agreement”), together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower or any Guarantor or be to a Defaulting Lender or an Affiliate of a Defaulting Lender, (e) such assignee

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of a portion of the Revolving Credit Loans shall have a net worth or unfunded commitment as of the date of such assignment of not less than $100,000,000.00 (unless otherwise approved by the Agent and, so long as no Default or Event of Default exists hereunder, the Borrower), (f) such assignee shall acquire an interest in the Loans of not less than $5,000,000.00 and integral multiples of $1,000,000.00 in excess thereof (or if less, the remaining Loans of the assignor), unless waived by the Agent, and so long as no Default or Event of Default exists hereunder, the Borrower and (g) if such assignment is less than the assigning Lender’s entire Commitment, the assigning Lender shall retain an interest in the Loans of not less than $5,000,000.00.  Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, upon payment to the Agent of the registration fee referred to in §18.2, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1.1 to reflect such assignment.  In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower and/or any Guarantor and whether such assignee is a Defaulting Lender or an Affiliate of a Defaulting Lender.  In connection with any assignment of rights and obligations of any Defaulting Lender, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

§18.2	Register

.  The Agent, acting for this purpose as a non-fiduciary agent for Borrower, shall maintain on behalf of the Borrower a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentages of and principal amount of the Loans owing to the Lenders from time to time.  The entries in the Register

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shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice.  Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $3,500.00.

§18.3	New Notes

.  Upon its receipt of an Assignment and Acceptance Agreement executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall record the information contained therein in the Register.  Within five (5) Business Days after receipt of notice of such assignment from the Agent, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assigned to such assignee pursuant to such Assignment and Acceptance Agreement and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder.  Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance Agreement and shall otherwise be in substantially the form of the assigned Notes.  The surrendered Notes shall be canceled and returned to the Borrower.

§18.4	Participations

.  Each Lender may, without the consent of Agent or Borrower, sell participations to one or more Lenders or other entities (but not to any natural person) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, rights granted to the Lenders under §§4.7, 4.8, 4.9 and 13, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications, (d) such participant shall have no direct rights against the Borrower, (e) such sale is effected in accordance with all applicable laws, and (f) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower and/or any Guarantor and shall not be a Defaulting Lender or an Affiliate of a Defaulting Lender; provided, however, such Lender may agree with the participant that it will not, without the consent of the participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender (other than pursuant to an extension of the Maturity Date pursuant to §2.12), (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release any Guarantor or any material Collateral (except as otherwise

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permitted under this Agreement).  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

§18.5	Pledge by Lender

.  Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.  §341, any other central bank having jurisdiction over such Lender, or to such other Person as the Agent may approve to secure obligations of such Lender.  No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

§18.6	No Assignment by the Borrower

.  The Borrower shall not assign or transfer any of its rights or obligations under this Agreement or any of the other Loan Documents without the prior written consent of each of the Lenders.

§18.7	Disclosure

.  The Borrower agrees to promptly cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitment.  The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.  Each Lender agrees for itself that it shall use reasonable efforts in accordance with its customary procedures to hold confidential all non-public information obtained from the Borrower or any Guarantor that has been identified in writing as confidential by any of them, and shall use reasonable efforts in accordance with its customary procedures to not disclose such information to any other Person, it being understood and agreed that, notwithstanding the foregoing, a Lender may make (a) disclosures to its participants (provided such Persons are advised of the provisions of this §18.7), (b) disclosures to its directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors of such Lender (provided that such Persons who are not employees of such Lender are advised of the

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provision of this §18.7), (c) disclosures customarily provided or reasonably required by any potential or actual bona fide assignee, transferee or participant or their respective directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors in connection with a potential or actual assignment or transfer by such Lender of any Loans or any participations therein (provided such Persons are advised of the provisions of this §18.7), (d) disclosures to bank regulatory authorities or self-regulatory bodies with jurisdiction over such Lender, or (e) disclosures required or requested by any other Governmental Authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any Governmental Authority or representative thereof prior to disclosure (other than any such request in connection with any examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information.  In addition, each Lender may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty’s professional advisors (so long as such contractual counterparty or professional advisors agree to be bound by the provisions of this §18.7).  In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.  Non-public information shall not include any information which is or subsequently becomes publicly available other than as a result of a disclosure of such information by a Lender, or prior to the delivery to such Lender is within the possession of such Lender if such information is not known by such Lender to be subject to another confidentiality agreement with or other obligations of secrecy to the Borrower or the Guarantors, or is disclosed with the prior approval of the Borrower.  Nothing herein shall prohibit the disclosure of non-public information to the extent necessary to enforce the Loan Documents.

§18.8	Mandatory Assignment

.  In the event the Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request requires approval of the Required Lenders, Required Revolving Credit Lenders, Required Term Loan lenders, all of the Lenders or all of the Lenders directly affected thereby but is not approved by one or more of the Lenders (any such non-consenting Lender shall hereafter be referred to as the “Non-Consenting Lender”), then, within thirty (30) Business Days after the Borrower’s receipt of notice of such disapproval by such Non-Consenting Lender, the Borrower shall have the right as to such Non-Consenting Lender, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Lender within thirty (30) Business Days of receipt of such notice, to elect to cause the Non-Consenting Lender to transfer its Loans and Commitment.  The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Loans and Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Lender (or if any of such Lenders does not elect to purchase its

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pro rata share, then to such remaining Lenders in such proportion as approved by the Agent).  In the event that the Lenders do not elect to acquire all of the Non-Consenting Lender’s Loans and Commitment, then the Agent shall endeavor to find a new Lender or Lenders to acquire such remaining Loans and Commitment.  Upon any such purchase of the Loans and Commitment of the Non-Consenting Lender, the Non-Consenting Lender’s interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Lender shall promptly execute and deliver any and all documents reasonably requested by the Agent to surrender and transfer such interest, including, without limitation, an Assignment and Acceptance Agreement and such Non-Consenting Lender’s original Note.  Notwithstanding anything in this §18.8 to the contrary, any Lender or other Lender assignee acquiring some or all of the assigned Loans and Commitment of the Non-Consenting Lender must consent to the proposed amendment, modification or waiver.  The purchase price for the Non-Consenting Lender’s Loans and Commitment shall equal any and all amounts outstanding and owed by the Borrower to the Non-Consenting Lender, including principal and all accrued and unpaid interest or fees, plus any applicable amounts payable pursuant to §4.7 which would be owed to such Non-Consenting Lender if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Lender’s Loans and Commitment (provided that the Borrower may pay to such Non-Consenting Lender any interest, fees or other amounts (other than principal) owing to such Non-Consenting Lender).

§18.9	Amendments to Loan Documents

.  Upon any such assignment, the Borrower and the Guarantors shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment.

§18.10	Titled Agents

.  The Titled Agents shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Lender.

§19.	NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATIONS

.

(a)Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §19 referred to as “Notice”), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telecopy (with a copy sent by overnight mail) and addressed as follows:

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If to the Agent or KeyBank:

KeyBank National Association
1200 Abernathy Road, N.E., Suite 1550
Atlanta, Georgia  30328
Attn:  Tayven Hike
Telecopy No.:  (770) 510-2195

and

KeyBank National Association
1200 Abernathy Road, N.E., Suite 1550
Atlanta, Georgia  30328
Attn:  Shelly West
Telecopy No.:  (770) 510-2195

and

Dentons US LLP
Suite 5300
303 Peachtree Street, N.E.
Atlanta, Georgia  30308
Attn:  Suneet Sidhu, Esq.
Telecopy No.:  (404) 527-4661

If to the Borrower:

GTJ Realty, LP
1399 Franklin Avenue, Suite 100
Garden City, New York  11530
Attn:  Paul Cooper
Telecopy No.:  516-693-5501

With a copy to:

Schiff Hardin LLP
1301 Avenue of the Americas, 42nd Floor
New York, New York  10019
Attn:  Christine A. McGuinness, Esq.
Telecopy No.:  (212) 753-5044

to any other Lender which is a party hereto, at the address for such Lender set forth on Schedule 1.1 hereto, and to any Lender which may hereafter become a party to this Agreement, at such address as may be designated by such Lender.  Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telecopy is permitted, upon being sent and confirmation of receipt.  The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt

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if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt.  Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent.  By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Lender or the Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

(b)Loan Documents and notices under the Loan Documents may, with Agent’s approval, be transmitted and/or signed by facsimile and by signatures delivered in “PDF” format by electronic mail.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on the Borrower, the Guarantors, Agent and Lenders.  Agent may also require that any such documents and signature delivered by facsimile or  “PDF” format by electronic mail be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver any such manually-signed original shall not affect the effectiveness of any facsimile or “PDF” document or signature.

(c)Notices and other communications to the Agent, the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Lender pursuant to §2 if such Lender or Issuing Lender, as applicable, has notified the Agent that it is incapable of receiving notices under such Section by electronic communication.  The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e‑mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e‑mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

§20.	RELATIONSHIP

.

Neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower, any Guarantor or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and the Agent, and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents

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shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

§21.	GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE

.

THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN OR THEREIN, SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5- 1401, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK (INCLUDING ANY FEDERAL COURT SITTING THEREIN).  THE BORROWER FURTHER ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY (a) AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY WITH RESPECT TO THIS AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS AND (b) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM.  THE BORROWER FURTHER AGREES THAT SERVICE OF PROCESS IN ANY SUCH SUIT MAY BE MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN §19.  IN ADDITION TO THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN, THE AGENT OR ANY LENDER MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY COLLATERAL OR OTHER ASSETS OF THE BORROWER AND THE GUARANTORS EXIST AND THE BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN §19.

§22.	HEADINGS

.

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

§23.	COUNTERPARTS

.

This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§24.	ENTIRE AGREEMENT, ETC.

This Agreement and the Loan Documents is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the Loan Documents.

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All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the Loan Documents.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §4.15, §18.9 and §27.

§25.	WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS

.

EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.  THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, PUNITIVE OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §25.  THE BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS §25 WITH LEGAL COUNSEL AND THAT THE BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

§26.	DEALINGS WITH THE BORROWER

.

The Agent, the Lenders and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantors and their respective Subsidiaries or any of their Affiliates regardless of the capacity of the Agent or the Lender hereunder.  The Lenders acknowledge that, pursuant to such activities, KeyBank or its Affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.  Borrower acknowledges, on behalf of itself and its Affiliates, that the Agent and each of the Lenders and their respective Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) in which Borrower and its Affiliates may have conflicting interests regarding the transactions described herein and otherwise.  Neither the Agent nor any Lender will use confidential information described in §18.7 obtained from Borrower by virtue of the transactions contemplated hereby or its other relationships with Borrower and its Affiliates in connection with the performance by the Agent or such Lender or their respective Affiliates of services for other

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companies, and neither the Agent nor any Lender nor their Affiliates will furnish any such information to other companies.  Borrower, on behalf of itself and its Affiliates, also acknowledges that neither the Agent nor any Lender has any obligation to use in connection with the transactions contemplated hereby, or to furnish to Borrower, confidential information obtained from other companies.  Borrower, on behalf of itself and its Affiliates, further acknowledges that one or more of the Agent and Lenders and their respective Affiliates may be a full service securities firm and may from time to time effect transactions, for its own or its Affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of Borrower and its Affiliates.

§27.	CONSENTS, AMENDMENTS, WAIVERS, ETC.

Except as otherwise expressly provided in this Agreement (including, without limitation, §4.15), any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantors of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Lenders; provided, however, that the Agreement Regarding Fees may be amended or otherwise modified, or rights or privileges thereunder waived, in a writing executed by the parties thereto only.  Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender directly affected thereby:  (a) a reduction in the rate of interest on the Notes; provided, however, that (A) only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate”, to waive any obligation of the Borrower to pay interest at the Default Rate or to retract the imposition of interest at the Default Rate, (B) only the consent of the Required Lenders shall be necessary to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit or to reduce any fee payable based on such financial covenant; and (C) in circumstances other than as described in the preceding clauses (A) and (B), (1) only the consent of the Term Loan Lenders shall be necessary to reduce the rate of interest, including the Applicable Margin, on the Term Loans and the Term Loan Notes and (2) only the consent of the Revolving Credit Lenders shall be necessary to reduce the rate of interest, including the Applicable Margin, on the Revolving Credit Loans and the Revolving Credit Notes;  (b) an increase in the amount of the Commitments of the Lenders (except as provided in §2.11 and §18.1); (c) a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon (other than a reduction or waiver of default interest) or fee payable under the Loan Documents; provided that only the consent of the Term Loan Lenders or the Revolving Credit Lenders, as the case may be, shall be necessary for any such amendment or waiver that on its face only applies to the Term Loans or the Revolving Credit Loans and Revolving Credit Commitments, respectively; (d) a change in the amount of any fee payable to a Lender hereunder; provided that only the consent of the Revolving Credit Lenders shall be necessary for any such amendment or waiver of the fees described in §2.3; (e) the postponement of any date fixed for any payment of principal of or interest on the Loan; provided that only the consent of the Term Loan Lenders or the Revolving Credit Lenders, as the case may be, shall be necessary for any such postponement that on its face only applies to the Term Loans or the Revolving Credit Loans and Revolving Credit Commitments, respectively; (f) an extension of the Term Loan Maturity Date or Revolving Credit Maturity Date (except as provided in §2.12);

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(g) a change in the manner of distribution of any payments to the Lenders or the Agent; (h) the release of the Borrower, any Guarantor or any Collateral except as otherwise provided in this Agreement; (i) an amendment of the definition of Required Lenders, Required Revolving Credit Lenders, Required Term Loan Lenders or of any requirement for consent by all of the Lenders; (j) any modification to require a Lender to fund a pro rata share of a request for an advance of the Revolving Credit Loan made by the Borrower other than based on its Commitment Percentage; (k) an amendment to this §27; or (l) an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders or the Required Lenders to require a lesser number of Lenders to approve such action.  The provisions of §14 may not be amended without the written consent of the Agent.  Any provision of this Agreement or the Loan Documents which requires the approval of all of the Revolving Credit Lenders or the Required Revolving Credit Lenders may not be amended or waived to require a lesser number of Revolving Credit Lenders to approve such action without the written consent of all of the Revolving Credit Lenders.  Any provision of this Agreement or the Loan Documents which requires the approval of all of the Term Loan Lenders or the Required Term Loan Lenders may not be amended or waived to require a lesser number of Term Loan Lenders to approve such action without the written consent of all of the Term Loan Lenders.  There shall be no amendment, modification or waiver of any provision in the Loan Documents which results in a modification of the conditions to funding with respect to the Revolving Credit Commitment or the Term Loan Commitment without the written consent of the Required Revolving Credit Lenders or the Required Term Loan Lenders, respectively, nor any amendment, modification or waiver that disproportionately affects the Revolving Credit Lenders or the Term Loan Lenders without the approval of the Required Revolving Credit Lenders or the Required Term Loan Lenders, respectively.  There shall be no amendment, modification or waiver of any provision in the Loan Documents with respect to Swing Loans without the consent of the Swing Loan Lender, nor any amendment, modification or waiver of any provision in the Loan Documents with respect to Letters of Credit without the consent of the Issuing Lender.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.  The Borrower agrees to enter into such modifications or amendments of this Agreement or the other Loan Documents as reasonably may be requested by KeyBank and the Arranger in connection with the syndication of the Loan, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower hereunder.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.  No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

Further notwithstanding anything to the contrary in this §27, if the Agent and the Borrower have jointly identified an ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or the other Loan Documents or an inconsistency between provisions of this Agreement and/or the other Loan Documents, the Agent and the Borrower shall be

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permitted to amend, modify or supplement such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interest of the Lenders.  Any such amendment, modification or supplement shall become effective without any further action or consent of any of other party to this Agreement.  Notwithstanding anything to the contrary in this Agreement, including this §27, this Agreement may be amended by Borrower and Agent to provide for any Commitment Increase in the manner contemplated by §2.11, the extension of the Revolving Credit Maturity Date as provided in §2.12(a) and/or the extension of the Term Loan Maturity Date as provided in §2.12(b).

§28.	SEVERABILITY

.

The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

§29.	TIME OF THE ESSENCE

.

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower and the Guarantors under this Agreement and the other Loan Documents.

§30.	NO UNWRITTEN AGREEMENTS

.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

§31.	REPLACEMENT NOTES

.

Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, the Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

§32.	NO THIRD PARTIES BENEFITED

.

This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower, the Guarantors, the Lenders, the Agent, the Arranger and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.  All conditions to the performance of the

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obligations of the Agent and the Lenders under this Agreement, including the obligation to make Loans and issue Letters of Credit, are imposed solely and exclusively for the benefit of the Agent and the Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Lenders will refuse to make Loans or issue Letters of Credit in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Lenders at any time if in their sole discretion they deem it desirable to do so.  In particular, the Agent and the Lenders make no representations and assume no obligations as to third parties concerning the quality of any construction by the Borrower or any of its Subsidiaries of any development or the absence therefrom of defects.

§33.	PATRIOT ACT

.

Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes names and addresses and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

§34.	ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF AFFECTED FINANCIAL INSTITUTIONS

.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

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§35.	ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCs

.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for  a Derivatives Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

§36.	WAIVER OF CLAIMS

.

Borrower for itself and the Guarantors acknowledges, represents and agrees that Borrower and Guarantors as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the “Loan Documents” (as defined in the Existing Credit Agreement and this Agreement), the administration or funding of the “Loans” or the “Letters of Credit” (as such terms are defined in the Existing Credit Agreement and this Agreement), or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender (whether under the Existing Credit Agreement, this Agreement or any of such “Loan Documents”), and each of Borrower and Guarantors does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any, that they may have as of the date hereof.

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§37.	CONSENT TO AMENDMENT AND RESTATEMENT; EFFECT OF AMENDMENT AND RESTATEMENT

.

Pursuant to §27 of the Existing Credit Agreement, KeyBank as the Agent under the Existing Credit Agreement and each Lender hereby consents to the amendment and restatement of the Existing Credit Agreement pursuant to the terms of this Agreement and the amendment or amendment and restatement of the other “Loan Documents” (as defined in the Existing Credit Agreement), and by execution hereof the Lenders authorize the Agent to enter into such agreements.  On the Closing Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement, except as specifically set forth herein, shall thereafter be of no further force and effect and shall be deemed replaced and superseded in all respects by this Agreement.  The parties hereto acknowledge and agree that this Agreement does not constitute a novation or termination of the “Obligations” under the Existing Credit Agreement, which remain outstanding as of the Closing Date.  All interest and fees accrued and unpaid under the Existing Credit Agreement as of the date of this Agreement shall be due and payable in the amount determined pursuant to the Existing Credit Agreement for periods prior to the Closing Date on the next payment date for such interest or fee set forth in this Agreement.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed by its duly authorized representatives as of the date first set forth above.

BORROWER:

GTJ REALTY, LP, a Delaware limited partnership

By:	GTJ GP, LLC, a Maryland limited liability company, its general partner

By:	GTJ REIT, Inc., a Maryland corporation, its sole member

By:
Name:
Title:

(SEAL)

[Signatures Continued on Next Page]

KeyBank / GTJ Realty Credit Agreement

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AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION,
individually as a Lender and as the Agent

By:
Name:  Tayven Hike
Title:  Senior Vice President

FIRST FINANCIAL BANK

By:
Name:  John Wilgus
Title:  Senior Vice President

KeyBank / GTJ Realty Credit Agreement

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Table of Contents

Page

§1.	DEFINITIONS AND RULES OF INTERPRETATION1
§1.1	Definitions1
§1.2	Rules of Interpretation40
§2.	THE CREDIT FACILITY42
§2.1	Revolving Credit Loans42
§2.2	Commitment to Lend Term Loan.44
§2.3	Unused Fee44
§2.4	Reduction and Termination of the Revolving Credit Commitments45
§2.5	Swing Loan Commitment45
§2.6	Interest on Loans48
§2.7	Requests for Revolving Credit Loans49
§2.8	Funds for Loans49
§2.9	Use of Proceeds50
§2.10	Letters of Credit50
§2.11	Increase in Total Commitment54
§2.12	Extension of Maturity Date57
§2.13	Defaulting Lenders60
§2.14	Evidence of Debt63
§3.	REPAYMENT OF THE LOANS64
§3.1	Stated Maturity64
§3.2	.64
§3.2	Mandatory Prepayments.64
§3.3	Optional Prepayments65
§3.4	Partial Prepayments65
§3.5	Effect of Prepayments65
§4.	CERTAIN GENERAL PROVISIONS65
§4.1	Conversion Options65
§4.2	Fees67
§4.3	Funds for Payments67
§4.4	Computations71
§4.5	Temporary Inability to Determine Rates71
§4.6	Illegality72
§4.7	Breakage Compensation73
§4.8	Additional Costs, Etc.73
§4.9	Capital Adequacy74
§4.10	Intentionally Omitted75
§4.11	Default Interest; Late Charge75
§4.12	Certificate75
§4.13	Limitation on Interest75
§4.14	Certain Provisions Relating to Increased Costs and Non-Funding Lenders76
§5.	COLLATERAL SECURITY; GUARANTORS78
§5.1	Collateral78
§5.2	Appraisal78

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§5.3	Additional Collateral.79
§5.4	Additional Guarantors; Release of Guarantors81
§5.5	Partial Release of Collateral82
§5.6	Release of Collateral84
§5.7	Non-Encumbrance84
§6.	REPRESENTATIONS AND WARRANTIES84
§6.1	Corporate Authority, Etc.84
§6.2	Governmental Approvals85
§6.3	Title to Properties86
§6.4	Financial Statements86
§6.5	No Material Changes86
§6.6	Franchises, Patents, Copyrights, Etc.87
§6.7	Litigation87
§6.8	No Material Adverse Contracts, Etc.87
§6.9	Compliance with Other Instruments, Laws, Etc.87
§6.10	Tax Status88
§6.11	No Event of Default88
§6.12	Investment Company Act88
§6.13	Setoff, Etc.88
§6.14	Certain Transactions88
§6.15	Employee Benefit Plans89
§6.16	Disclosure89
§6.17	Trade Name; Place of Business90
§6.18	Regulations T, U and X90
§6.19	Environmental Compliance90
§6.20	Subsidiaries; Organizational Structure91
§6.21	Intentionally Omitted92
§6.22	Property92
§6.23	Brokers93
§6.24	Other Debt93
§6.25	Solvency93
§6.26	No Bankruptcy Filing93
§6.27	No Fraudulent Intent93
§6.28	Transaction in Best Interests of the Borrower and Guarantors; Consideration94
§6.29	Contribution Agreement94
§6.30	Representations and Warranties of Guarantors94
§6.31	OFAC94
§6.32	Guaranty; Assignment of Interests95
§7.	AFFIRMATIVE COVENANTS95
§7.1	Punctual Payment95
§7.2	Maintenance of Office95
§7.3	Records and Accounts95
§7.4	Financial Statements, Certificates and Information96
§7.5	Notices99

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§7.6	Existence; Maintenance of Properties100
§7.7	Insurance; Condemnation101
§7.8	Taxes; Liens105
§7.9	Inspection of Properties and Books106
§7.10	Compliance with Laws, Contracts, Licenses, and Permits107
§7.11	Further Assurances107
§7.12	Management107
§7.13	Leases of the Property107
§7.14	Business Operations108
§7.15	Registered Service Mark108
§7.16	Ownership of Real Estate108
§7.17	Distributions of Income to the Borrower108
§7.18	Plan Assets109
§7.19	Intentionally Omitted.109
§7.20	Intentionally Omitted.109
§7.21	Sanctions Laws and Regulations; Anti-Bribery and Anti-Money Laundering109
§7.22	Assignment of Interest Rate Protection109
§7.23	Beneficial Ownership109
§8.	NEGATIVE COVENANTS110
§8.1	Restrictions on Indebtedness110
§8.2	Restrictions on Liens, Etc.111
§8.3	Restrictions on Investments112
§8.4	Merger, Consolidation114
§8.5	Sale and Leaseback114
§8.6	Compliance with Environmental Laws115
§8.7	Distributions116
§8.8	Asset Sales117
§8.9	Restriction on Prepayment of Indebtedness117
§8.10	Zoning and Contract Changes and Compliance117
§8.11	Derivatives Contracts117
§8.12	Transactions with Affiliates117
§8.13	[Intentionally Omitted.]118
§8.14	Equity Pledges118
§8.15	Management Fees118
§9.	FINANCIAL COVENANTS118
§9.1	Minimum Occupancy118
§9.2	Consolidated Total Indebtedness to Gross Asset Value118
§9.3	Adjusted Consolidated EBITDA to Consolidated Fixed Charges118
§9.4	Minimum Consolidated Tangible Net Worth118
§9.5	Liquidity118
§9.6	Unhedged Variable Rate Debt119
§9.7	Consolidated Debt Yield119
§10.	CLOSING CONDITIONS119
§10.1	Loan Documents119

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§10.2	Certified Copies of Organizational Documents119
§10.3	Resolutions119
§10.4	Incumbency Certificate; Authorized Signers119
§10.5	Opinion of Counsel119
§10.6	Payment of Fees120
§10.7	Performance; No Default120
§10.8	Representations and Warranties120
§10.9	Proceedings and Documents120
§10.10	KYC120
§10.11	Compliance Certificate120
§10.12	Appraisals120
§10.13	Consents120
§10.14	Contribution Agreement121
§10.15	Insurance121
§10.16	Other121
§11.	CONDITIONS TO ALL BORROWINGS121
§11.1	Prior Conditions Satisfied121
§11.2	Representations True; No Default121
§11.3	Borrowing Documents121
§11.4	Endorsement to Title Policy121
§11.5	Future Advances Tax Payment122
§12.	EVENTS OF DEFAULT; ACCELERATION; ETC.122
§12.1	Events of Default and Acceleration122
§12.2	Certain Cure Periods; Limitation of Cure Periods125
§12.3	Termination of Commitments126
§12.4	Remedies126
§12.5	Distribution of Collateral Proceeds126
§12.6	Collateral Account127
§13.	SETOFF128
§14.	the Agent129
§14.1	Authorization129
§14.2	Employees and Agents129
§14.3	No Liability129
§14.4	No Representations130
§14.5	Payments131
§14.6	Holders of Notes131
§14.7	Indemnity131
§14.8	The Agent as Lender131
§14.9	Resignation131
§14.10	Duties in the Case of Enforcement132
§14.11	Request for Agent Action133
§14.12	Bankruptcy133
§14.13	Reliance by the Agent134
§14.14	Approvals134
§14.15	The Borrower Not Beneficiary134

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§14.16	Reliance on Hedge Provider135
§14.17	Erroneous Payments135
§15.	EXPENSES138
§16.	INDEMNIFICATION139
§17.	SURVIVAL OF COVENANTS, ETC.140
§18.	ASSIGNMENT AND PARTICIPATION140
§18.1	Conditions to Assignment by Lenders140
§18.2	Register141
§18.3	New Notes142
§18.4	Participations142
§18.5	Pledge by Lender143
§18.6	No Assignment by the Borrower143
§18.7	Disclosure143
§18.8	Mandatory Assignment144
§18.9	Amendments to Loan Documents145
§18.10	Titled Agents145
§19.	NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATIONS145
§20.	RELATIONSHIP147
§21.	GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE148
§22.	HEADINGS148
§23.	COUNTERPARTS148
§24.	ENTIRE AGREEMENT, ETC.148
§25.	WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS149
§26.	DEALINGS WITH THE BORROWER149
§27.	CONSENTS, AMENDMENTS, WAIVERS, ETC.150
§28.	SEVERABILITY152
§29.	TIME OF THE ESSENCE152
§30.	NO UNWRITTEN AGREEMENTS152
§31.	REPLACEMENT NOTES152
§32.	NO THIRD PARTIES BENEFITED152
§33.	PATRIOT ACT153
§34.	ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF AFFECTED FINANCIAL INSTITUTIONS153
§35.	ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCs154
§36.	WAIVER OF CLAIMS154
§37.	CONSENT TO AMENDMENT AND RESTATEMENT; EFFECT OF AMENDMENT AND RESTATEMENT155

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EXHIBITS AND SCHEDULES

Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

Exhibit A	FORM OF JOINDER AGREEMENT
Exhibit B-1	FORM OF REVOLVING CREDIT NOTE
Exhibit B-2	FORM OF TERM LOAN NOTE
Exhibit C	FORM OF SWING LOAN NOTE
Exhibit D	FORM OF REQUEST FOR REVOLVING CREDIT LOAN
Exhibit E	FORM OF LETTER OF CREDIT REQUEST
Exhibit F	FORM OF LETTER OF CREDIT APPLICATION
Exhibit G	FORM OF COMPLIANCE CERTIFICATE
Exhibit H	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
Exhibits I	FORMS OF U.S. TAX COMPLIANCE CERTIFICATES
Exhibit J	FORM OF MORTGAGE
Exhibit K	FORM OF ASSIGNMENT OF LEASES AND RENTS
Exhibit L	FORM OF ASSIGNMENT OF INTERESTS
Schedule 1.1	LENDERS AND COMMITMENTS
Schedule 4.3	ACCOUNTS
Schedule 5.3A	GUARANTOR QUALIFICATION DOCUMENTS
Schedule 5.3B	ELIGIBLE REAL ESTATE QUALIFICATION DOCUMENTS
Schedule 6.3	TITLE TO PROPERTIES
Schedule 6.5	NO MATERIAL CHANGES
Schedule 6.6	TRADEMARKS, TRADENAMES
Schedule 6.7	PENDING LITIGATION
Schedule 6.10	TAX STATUS
Schedule 6.14	CERTAIN TRANSACTIONS
Schedule 6.19	ENVIRONMENTAL MATTERS
Schedule 6.20(a)	SUBSIDIARIES OF REIT
Schedule 6.20(b)	UNCONSOLIDATED AFFILIATES OF REIT AND ITS SUBSIDIARIES
Schedule 6.22	PROPERTY

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Schedule 6.24	OTHER DEBT

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Schedules to first amendment

Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

Schedule 1.1REVOLVING CREDIT COMMITMENTS

Schedule 2ASSIGNED MORTGAGES AND ASSIGNED NOTES

EXHIBIT “A”ADDITIONAL COMPANIES

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